                                                                    EXHIBIT 8.01



                               November 20, 1998


Crescent Real Estate Equities Company
777 Main Street
Suite 2100
Fort Worth, Texas 76102


Ladies and Gentlemen:

On October 16, 1997, Crescent Real Estate Equities Company ("Crescent Equities") filed a registration statement on Form S-3, No. 333-38071, with the Securities and Exchange Commission, which was declared effective on October 29, 1997. Such registration statement (the "Registration Statement") includes a prospectus supplement dated November 20, 1998 to the prospectus contained in the Registration Statement (together, the "Prospectus"). In connection with the filing of the prospectus supplement, you have asked us to render certain opinions regarding the application of the U.S. federal income tax laws to Crescent Equities,(1) Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") and certain partnerships and limited liability companies in which the Operating Partnership has a direct or indirect ownership
interest (the "Subsidiary Partnerships").   The Subsidiary Partnerships
currently include Crescent Real Estate Funding I, L.P. ("Funding I"), Crescent Real Estate Funding II, L.P. ("Funding II"), Crescent Real Estate Funding III, L.P. ("Funding III"), Crescent Real Estate Funding IV, L.P. ("Funding IV"), Crescent Real Estate Funding V, L.P. ("Funding V"), Crescent Real Estate Funding VI, L.P. ("Funding VI"), Crescent Real Estate Funding VII, L.P. ("Funding VII"), CresCal Properties, L.P. ("CresCal"), CresTex Development, L.L.C. ("CresTex"), Waterside Commons Limited Partnership ("Waterside"), G/C Waterside Associates LLC ("Associates"), Woodlands Office Equities - '95 Limited (the "Woodlands Partnership"), Woodlands Retail Equities - '96 Limited ("WRE"), 301 Congress Avenue, L.P. ("301 Congress"), Crescent/301, L.L.C. ("Crescent/301"), Spectrum Mortgage Associates, L.P. ("SMA"), Crescent Commercial Realty Holdings, L.P. ("CCRH"), CresWood Development, LLC, the Woodlands Commercial Properties Company, L.P. (the "Commercial Partnership"), Hudson Bay Partners II, L.P., and Hudson Bay Partners IV, L.P. Capitalized terms used hereunder but not defined have the meaning ascribed to them in the Prospectus, unless otherwise noted.

         Specifically, you have requested that we render opinions addressing the following:




----------------------------------


(1) Unless otherwise noted, all references to Crescent Equities herein refer to Crescent Equities and its wholly owned subsidiaries, Crescent Real Estate Equities, Ltd. ("CREE"), CRE Management I Corp., CRE Management II Corp., CRE Management III Corp., CRE Management IV Corp., CRE Management V Corp., CRE Management VI Corp., CRE Management VII Corp., CresCal Properties, Inc., and Crescent Commercial Realty Corp.

Crescent Real Estate Equities Company
November 20, 1998
Page 2


         1. Whether Crescent Equities qualified as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to its taxable years ending on or before December 31, 1997, whether Crescent Equities is organized in conformity with the requirements for qualification as a REIT, whether its manner of operation enabled it to meet the requirements for qualification as a REIT as of the date of the Registration Statement, and whether Crescent Equities' proposed manner of operation, as set forth in the Registration Statement, will enable it to meet the requirements for qualification as a REIT in the future;

         2. Whether the Mira Vista Residential Development Property, the Falcon Point Residential Development Property, the Spring Lakes Residential Development Property, The Highlands Residential Development Property, The Reserve at Frisco Residential Development Property, the Whitehawk Ranch Residential Development Property, the One Beaver Creek Residential Development Property, the Cresta Residential Development Property, the Market Square Residential Development Property, the Eagle Ranch Residential Development Property, the Villa Montane Residential Development Property, The Woodlands Residential Development Property and the Desert Mountain Residential Development Property (collectively, the "Residential Development Properties") will be treated for federal income tax purposes as owned by Crescent Development Management Corporation ("CDMC"), Houston Area Development Corp. ("HADC"), Mira Vista Development Corporation ("MVDC"), The Woodlands Land Company, Inc. ("Landevco"), and Desert Mountain Development Corporation ("DMDC") (collectively, the "Residential Development Corporations")(2)

         3. Whether amounts derived by the Operating Partnership with respect to the stock of the Residential Development Corporations will be treated as distributions on stock (i.e., as dividends, a return of capital, or capital gain, depending upon the circumstances) for purposes of the 75 percent and 95 percent gross income tests of section 856(c) of the Code;

         4. Whether the mortgages secured by the Residential Development Properties (the "Residential Development Property Mortgages") constitute debt for federal income tax purposes;(3)

         5. Whether contingent interest derived by the Operating Partnership from the Residential Development Corporations under the terms of certain of the Residential Development Property Mortgages will be treated as being based on a fixed percentage of sales, and therefore all interest derived therefrom will qualify as interest paid on mortgages on real property for purposes of the 75 percent and 95 percent gross income tests of section 856(c) of the Code;

         6. Whether the subordinate note secured by the Ritz-Carlton Hotel will constitute debt for federal income tax purposes and whether the Operating Partnership will be





----------------------------------


(2) For purposes of this letter, the term "Residential Development Properties" will be deemed to include any assets of HBCLP, Inc. ("HBCLP"), unless otherwise noted, and the term "Residential Development Corporations" will be deemed to include HBCLP, unless otherwise noted.

(3) For purposes of this letter, the term "Residential Development Property Mortgages" will be deemed to include the $25,000,000 line of credit secured by HBCLP, Inc.'s limited partner interest in Hudson Bay Partners, L.P. (the "HBCLP Note"), unless otherwise noted.

Crescent Real Estate Equities Company
November 20, 1998
Page 3

                 construed as owning at any time a partnership interest in Manalapan Hotel Partners for federal income tax purposes;

         7. Whether the leases of the Hyatt Regency Beaver Creek, the Denver Marriott City Center, the Hyatt Regency Albuquerque Plaza, Canyon Ranch-Tucson, Canyon Ranch-Lenox, the Sonoma Mission Inn & Spa, The Woodlands Executive Conference Center and Resort, the Four Seasons-Houston Center and the Omni Austin Hotel (collectively, the "Hotel Properties") will be treated as leases for federal income tax purposes and whether the rent payable thereunder will qualify as "rents from real property" for purposes of the 75 percent and 95 percent gross income tests of section 856(c) of the Code;

         8. Whether Crescent Equities will be considered to own any of the voting securities of the Residential Development Corporations or DBL Holdings, Inc. ("DBLH") for purposes of section 856(c)(5)(B) of the Code;

         9. Whether the Operating Partnership and each of the Subsidiary Partnerships will be classified for federal income tax purposes as partnerships and not as (a) associations taxable as corporations or (b) publicly traded partnerships;

         10. Whether the distribution of the stock of Crescent Operating, Inc. ("Crescent Operating") by Crescent Equities to its shareholders will be taxable to Crescent Equities as gain on the sale of stock or securities for purposes of section 856(c) of the Code;

         11. Whether Crescent Operating will be treated for federal income tax purposes as a corporate entity separate from and not an agent of either Crescent Equities or the Operating Partnership in light of Crescent Operating's relationship with Crescent Equities and the Operating Partnership;

         12. Whether Crescent Operating and Crescent Equities will be treated as a stapled entity for federal income tax purposes under section 269B(a)(3) of the Code;

         13. Whether the loan of approximately $35.9 million from the Operating Partnership to Crescent Operating will constitute debt for federal income tax purposes;

         14. Whether Crescent Equities will be considered to have met the requirements of section 856(c)(5) of the Code for the period beginning April 1, 1997 and ending June 26, 1997 during which it held Crescent Operating stock;

         15. Whether the rents received by Crescent Equities from Charter Behavioral Health Systems, LLC ("CBHS") and its affiliates will constitute "rents from real property" under section 856(d) of the Code;

Crescent Real Estate Equities Company
November 20, 1998
Page 4
         16. Whether the Commercial Partnership and the Development Partnership will be considered for federal income tax purposes as separate entities and not as partners of or with each other;

         17. Whether, assuming that the Commercial Partnership and The Woodlands Land Development Company, L.P. (the "Development Partnership") are considered to constitute one partnership for federal income tax purposes, the allocations of profit and loss from the Leased Properties to the partners of the Commercial Partnership and the allocations of profit and loss from the Development Properties (defined below) to the partners of the Development Partnership will be respected under section 704;

         18. Whether, assuming that the Commercial Partnership and the Development Partnership are considered to constitute one partnership for federal income tax purposes, the allocation to Crescent Equities under Treas. Reg. 1.856-3(g) of gross income derived from the sale of Development Properties to customers in the ordinary course of business would be taken into account for purposes of determining whether Crescent Equities meets the requirements of the 95 percent and 75 percent gross income tests set forth in sections 856(c)(2) and (3) (the "Gross Income Tests");

         19. With respect to the sale of Common Shares to an affiliate of Union Bank of Switzerland ("UBS") (the "UBS Transaction"), whether a payment, if any, to Crescent Equities will be excluded from its gross income under section 1032, and, if so, what effect it would have on the application to Crescent Equities of the gross income tests set forth in section 856(c); and

         20. Whether the material under the heading "Federal Income Tax Considerations" in the Prospectus is accurate and summarizes the material federal income tax considerations to a prospective holder of Common Shares.

         The opinions set forth herein are based upon the existing provisions of the Code, Treasury Regulations, and the reported interpretations thereof by the Internal Revenue Service ("IRS") and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. Because our opinions are not binding upon the IRS or the courts, however, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

I.       Documents and Representations

         For the purpose of rendering these opinions, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following: (1) the Restated Declaration of Trust of Crescent Real Estate Equities Company (the "Declaration of Trust"); (2) the Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, as amended (the "Operating Partnership Agreement"); (3) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding I, L.P. (the "Funding I Agreement"); (4) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding II, L.P., as amended (the "Funding II Agreement"); (5) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding III, L.P., as amended (the "Funding III Agreement"); (6) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding IV, L.P., as amended (the "Funding IV Agreement"); (7) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding V, L.P., as amended (the "Funding V Agreement"); (8) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding VI, L.P. (the "Funding VI Agreement"); (9) the Agreement of Limited Partnership of Crescent Real Estate Funding VII, L.P., as amended (the "Funding VII Agreement"); (10) the Agreement of Limited Partnership of CresCal Properties, L.P., as amended by the First Amendment to the Agreement of Limited Partnership of CresCal Properties, L.P. (the "CresCal Agreement"); (11) the Limited Liability Company Agreement of CresTex Development, L.L.C. (the "CresTex Agreement"); (12) the Limited Partnership Agreement of Waterside Commons Limited Partnership, as amended by the First Amendment to the Limited Partnership Agreement of Waterside Commons Limited Partnership, dated August 23, 1995 (the "Waterside Agreement"); (13) the Articles of Organization of G/C Waterside Associates LLC (the "Associates Articles"); (14) the Regulations of G/C Waterside Associates, LLC (the "Associates Regulations"); (15) the

Crescent Real Estate Equities Company
November 20, 1998
Page 5

Amended and Restated Agreement of Limited Partnership of Woodlands Office Equities - '95 Limited (the "Woodlands Partnership Agreement"); (16) the Amended and Restated Agreement of Limited Partnership of Woodlands Retail Equities - '96 Limited (the "WRE Agreement"); (17) the Limited Partnership Agreement of 301 Congress Avenue, L.P. (the "301 Congress Partnership Agreement"); (18) the Limited Liability Company Agreement of Crescent/301, L.L.C. (the "Crescent/301 Agreement"); (19) the Amended and Restated Agreement of Limited Partnership of Spectrum Mortgage Associates, L.P. (the "SMA Agreement"); (20) the Agreement of Limited Partnership of Crescent Realty Investments, LLP (the "CCRH Agreement");
(21) copies of all existing leases (including amendments) entered into as of the date hereof with respect to property owned by the Operating Partnership or the Subsidiary Partnerships; (22) copies of the Residential Development Property Mortgages; (23) the Intercompany Agreement between the Operating Partnership and Crescent Operating (the "Intercompany Agreement"); (23) the Registration Statement of Crescent Operating on Form S-1 dated April 15, 1997; (24) the First Restated Certificate of Incorporation of Crescent Operating (the "Restated Certificate"); (25) the Amended and Restated Bylaws of Crescent Operating; (26) the Real Estate Purchase and Sale Agreement between Magellan Health Services, Inc. and the Operating Partnership (the "Magellan Agreement"); (27) the Certificate of Incorporation of The Woodlands Land Company, Inc.; (28) the Agreement of WECCR General Partnership; (29) the Agreement of BOCH General Partnership; (30) the Agreement of Limited Partnership of The Woodlands Operating Company, L.P.; (31) the Agreement of Limited Partnership of The Woodlands Land Development Company, L.P.; (32) the Amended and Restated Agreement of Limited Partnership of the Woodlands Commercial Properties Company, L.P.; (33) the Certificate of Merger of The Woodlands Commercial Properties Company, L.P. and The Woodlands Land Development Company, L.P.; (34) the Management and Advisory Agreement between The Woodlands Commercial Properties Company, L.P. and The Woodlands Operating Company, L.P.; (35) the Management and Advisory Agreement dated July 31, 1997 between The Woodlands Land Development Company, L.P. and The Woodlands Operating Company, L.P.; (36) the Lease Agreement between The Woodlands Commercial Properties Company, L.P. and WECCR General Partnership; (37) the Registration Statement, as amended through the date hereof; (38) the Prospectus; and (39) such other documents or information as we have deemed necessary for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

In addition, these opinions are conditioned upon certain representations made by Crescent Equities and the Operating Partnership as to factual and other matters as set forth in a letter submitted to us and in the discussion of "Federal Income Tax Considerations" in the Prospectus. These opinions are also based on the assumptions that (i) the Operating Partnership will be operated in accordance with the terms and provisions of the Operating Partnership Agreement, (ii) each of the Subsidiary Partnerships will be operated in accordance with the terms and provisions of its organizational documents, (iii) Crescent Equities will be operated in accordance with the terms and provisions of its Restated Declaration of Trust, and (iv) the various elections, procedural steps, and other actions by Crescent Equities or the Operating Partnership described in the discussion of "Federal Income Tax Considerations" in the Prospectus will be completed in a timely fashion or otherwise carried out as so described.

         Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the

Crescent Real Estate Equities Company
November 20, 1998
Page 6

representations made by Crescent Equities and the Operating Partnership. We are not, however, aware of any facts or circumstances contrary to or inconsistent with the representations. To the extent the representations are with respect to matters set forth in the Code or Treasury Regulations, we have reviewed with the individuals making such representations the relevant provisions of the Code, the Treasury Regulations and published administrative interpretations.

II.      Opinions

         1.      Qualification of Crescent Real Estate Equities Company as a
REIT

         Based on the foregoing, it is our opinion that (i) Crescent Equities qualified as a REIT under sections 856 through 860 of the Code with respect to its taxable years ending on or before December 31, 1997, (ii) Crescent Equities is organized in conformity with the requirements for qualification as a REIT and its manner of operation has enabled it to meet the requirements for qualification as a REIT as of the date of the Prospectus Supplement, and (iii) Crescent Equities' proposed manner of operation will enable it to meet the requirements for qualification as a REIT in the future.

         2. Ownership of the Residential Development Properties and Treatment of Amounts Derived by the Operating Partnership with Respect to the Stock of the Residential Development Corporations

         If the Residential Development Corporations are not respected for tax purposes, then the Operating Partnership would be treated for tax purposes as directly owning certain of the Residential Development Properties. In such a case, the income from the sales of the Residential Development Properties treated as directly owned by the Operating Partnership would not qualify under the 75 percent and 95 percent gross income tests. In addition, such income would be considered "net income from prohibited transactions" and thus would be subject to a 100 percent tax. Moreover, to the extent that the Operating Partnership would be treated as directly owning HBCLP's limited partner interest in Hudson Bay Partners, L.P. ("HB Partners"), the Operating Partnership would be treated as owning any securities held by HB Partners, and such deemed ownership could cause Crescent Equities to be treated as owning more than 10 percent of the voting securities of one or more issuers in violation of section 856(c)(5)(B). As a general rule, however, corporations, as long as they have a business purpose or carry on any business activity, are not disregarded for federal income tax purposes. Moline Properties, Inc. v. Commissioner, 319 U.S. 436, 438-439 (1943).

Crescent Real Estate Equities Company
November 20, 1998
Page 7

         The Residential Development Corporations are not mere formalities created for tax purposes. Crescent Equities and the Operating Partnership have represented that each of the Residential Development Companies have their own employees (except HBCLP and DBLH, which have no employees), act independently in owning, developing, and selling the Residential Development Properties, and do not act as agents of the Operating Partnership or Crescent Equities. Moreover, MVDC, HADC, Landevco, and DMDC should shield the Operating Partnership against any liabilities generated by their respective property development businesses, while CDMC and HBCLP should shield the Operating Partnership from any liabilities generated by any future business conducted directly by CDMC and HBCLP, respectively.

         Therefore, it is our opinion that for federal income tax purposes the Operating Partnership will not be treated as owning the Residential Development Properties held directly by the Residential Development Corporations and, consequently, all amounts derived by the Operating Partnership with respect to the stock of the Residential Development Corporations will be characterized as distributions on stock (i.e., as dividends, a return of capital, or capital gain, depending on the circumstances) for purposes of the 75 percent and 95 percent gross income tests.

3. Characterization of the Residential Development Property Mortgages as Debt and Treatment of Amounts Paid Pursuant to Residential Development Property Mortgages

         a. Characterization as Debt. Debt instruments, especially instruments that are held by persons related to the debtor, may under certain circumstances be characterized for income tax purposes as equity, rather than as debt. The characterization of an instrument as debt or equity is a question of fact to be determined from all surrounding facts and circumstances, no one of which is conclusive. See Kingbay v. Commissioner, 46 T.C. 147 (1966); Hambuechen v. Commissioner, 43 T.C. 90 (1964). Among the criteria that have been found relevant in characterizing such instruments are: (1) the intent of the parties, (2) the extent of participation in management by the holder of the instrument, (3) the ability of the corporation to obtain funds from outside sources, (4) the "thinness" of the capital structure in relation to debt, (5) the risk involved, (6) the formal indicia of the arrangement, (7) the relative position of the obligees as to other creditors regarding payment of interest and principal, (8) the voting power of the holder of the instrument, (9) the provision of a fixed rate of interest, (10) the contingency of the obligation to repay, (11) the source of the interest payments, (12) the presence or absence of a fixed maturity date, (13) a provision for redemption by the corporation, (14) a provision for redemption at the option of the holder, and
(15) the timing of the advance with reference to the organization of the corporation. Fin Hay Realty Co. v. United States, 398 F.2d 694 (3d Cir. 1968).

Crescent Real Estate Equities Company
November 20, 1998
Page 8

         Although the Residential Development Property Mortgages are held by the Operating Partnership, which owns all of the nonvoting stock of the Residential Development Corporations, and an approximately 19 percent indirect equity interest in Whitehawk Development Group, LLC, these mortgages possess a number of attributes weighing in favor of debt treatment. For instance, each of the Residential Development Property Mortgages is clearly denominated as debt, has a fixed term of seven or more years (except the HBCLP Note which has a term of five years), provides for the return of a fixed principal amount plus interest, and is secured by the Residential Development Properties (or in the case of the CDMC Mortgage, secured by an interest in a limited partnership which holds indirect interests in several Residential Development Properties, or in the case of the HBCLP Note, secured by HBCLP's interest in HB Partners). The interest on the Residential Development Property Mortgages accrues at either a fixed rate or, in the case of the Whitehawk Note, at the prime rate plus one percent per annum (not including any additional interest based on gross sales proceeds). In addition, the Residential Development Property Mortgages are not subordinated to other indebtedness of the Residential Development Corporations. Crescent Equities and the Operating Partnership have represented that at the time that each of the Residential Development Property Mortgages were acquired by the Operating Partnership, the outstanding principal amount of such mortgages did not exceed approximately 80 percent of the fair market value of the Residential Development Properties (or in the case of the three notes secured by the Houston Area Properties, that the combined principal amount of the three loans did not exceed approximately 85 percent of the fair market value of the Houston Area Properties, or in the case of the HBCLP Note, Crescent Equities and the Operating Partnership have represented that at the time the HBCLP Note was acquired by the Operating Partnership the maximum amount that could be drawn under the line of credit under such note did not exceed 50 percent of the fair market value of HBCLP's interest in HB Partners) and that the interest to be charged, including any contingent interest, represents a commercially reasonable rate of interest. In addition, based on our experience and an examination of the Residential Development Property Mortgages, the interest appears to represent a commercially reasonable rate of interest.

         Based on the foregoing, it is our opinion that each of the Residential Development Property Mortgages constitutes debt for federal income tax purposes.

         b. Treatment of Amounts Paid Pursuant to Residential Development Property Mortgages. Section 856(f) of the Code defines "interest" for the purposes of section 856(c)'s gross income tests to include contingent interest that is based on a fixed percentage of any person's receipts or sales. On the other hand, contingent interest provisions that are based on a specified portion of the gain realized on the sale of the real property securing a mortgage (or any gain that would be realized if such property were sold on a specified date) may be characterized as "shared appreciation provisions" under section 856(j) of the Code. If the properties underlying such a provision are primarily held for sale to customers in the ordinary course of business, any

Crescent Real Estate Equities Company
November 20, 1998
Page 9

income derived from such a provision would be treated as income from prohibited transactions. Such income would not satisfy the 75 percent and 95 percent gross income tests and would be subject to a 100 percent tax on "net income from prohibited transactions."

         Any contingent interest payable under the terms of the mortgage in the principal amount of $14.4 million secured by the Mira Vista Residential Development Property (the "Mira Vista Mortgage") will qualify as interest on an obligation secured by a mortgage on real property, rather than income derived from a shared appreciation provision, because such contingent interest will be based on a percentage of the gross receipts derived from any sale of portions of the Mira Vista Residential Development Property, as opposed to a portion of the gain realized on such sales. Similarly, any contingent interest payable under the terms of the mortgages in the aggregate principal amount of $14.4 million secured by the Falcon Point Residential Development Property and the Spring Lakes Residential Development Property (the "Houston Area Development Properties") (the "Houston Area Mortgages") will qualify as interest on obligations secured by mortgages on real property, rather than income derived from shared appreciation provisions, because such contingent interest will be based on a percentage of the gross receipts derived from any sale of portions of the Houston Area Development Properties, as opposed to a portion of the gain realized on such sales.

         The fact that the contingent interest provided for by the Mira Vista Mortgage and the Houston Area Mortgages is based on gross receipts, rather than gain, could have economic significance with respect to the return received by a holder of such mortgages. For example, if the value of the Houston Area Development Properties were to increase, but few lots were sold, the Operating Partnership, as holder of the Houston Area Mortgages would not accrue any contingent interest. On the other hand, the Operating Partnership would accrue contingent interest if numerous lot sales were made at the Houston Area Development Properties, even if such sales were made at a loss.

         Based on the foregoing, it is our opinion that any contingent interest derived from the Mira Vista Mortgage and the Houston Area Mortgages will be treated as being based on a fixed percentage of sales and therefore such interest will constitute interest received from real estate mortgages for purposes of the 75 percent and 95 percent gross income tests, and that, consequently, all amounts derived by the Operating Partnership from the Residential Development Corporations under the terms of the Residential Development Property Mortgages (other than the HBCLP Note) will be characterized as interest or principal, as the case may be, paid on mortgages on real property for purposes of the 75 percent and 95 percent gross income tests. It is our opinion that all amounts derived by the Operating Partnership from the HBCLP Note will be characterized as interest or principal, as the case may be for purposes of the 95 percent gross income test.

Crescent Real Estate Equities Company
November 20, 1998
Page 10

         4. Characterization of Ritz-Carlton Mortgage as Debt and Treatment of Amounts Paid Pursuant to Ritz-Carlton Mortgage

                 a. Background. Manalapan Hotel Partners ("Manalapan") is a Florida general partnership. The three original partners of Manalapan were as follows: Siquille Developers, Inc., which held and still holds a 50 percent interest; SCP (Palm Beach) Inc., as successor to Shimizu Land Corporation ("SCP"), which held and still holds a 25 percent interest; and AIT Manalapan Limited Partnership ("AIT"), which also held a 25 percent interest. In 1989, in order to construct The Ritz-Carlton Hotel in Palm Beach, Florida, Manalapan entered into three different loan agreements with three different entities. Each note is secured by the Ritz-Carlton Hotel and the land thereunder (the "RC Property"). The senior note in the amount of $75 million is held by The Nippon Credit Bank, New York Branch ("Nippon"). The two subordinate notes, each in the initial principal amount of $9 million and due on June 22, 2004, were held by SCP and by State Street Bank and Trust Company, as trustee of Ameritech Pension Trust ("Ameritech"). As of February 28, 1997, the unpaid principal balance of the senior note was $71,428,757.91, together with accrued interest of $360,960.67; the unpaid principal balance of the note held by SCP was $8,849,244.17, plus accrued interest of $1,526,548.60; and the unpaid principal balance of Ameritech's note was $8,849,244.17, plus accrued interest of $1,527,677.71.

         On December 22, 1996, the Operating Partnership entered into an agreement to purchase Ameritech's subordinate note (the "RC Note") for $6,490,000 and an option to purchase AIT's interest in Manalapan (the "Option"). The purchase price of the Option was $10,000; its exercise price was $100,000. On February 27, 1997, the Operating Partnership transferred the Option to CDMC. The Operating Partnership closed on the Loan Purchase and Sale Agreement on March 5, 1997, purchasing the RC Note. On the same day, CDMC exercised the Option and purchased the partnership interest in Manalapan.(4) CDMC has the consent of the other Manalapan partners to transfer its interest to a corporation ("New Crescent") that would be formed and then spun off by the Operating Partnership and Crescent Equities.(5)

                 b. Characterization as Debt. Debt instruments, especially instruments that are held by persons related to the debtor, may under certain circumstances be characterized for income tax purposes as equity, rather than as debt. The characterization of an instrument as debt or equity is a question of fact to be determined from all surrounding facts and circumstances, no one of which is conclusive. See Kingbay v. Commissioner, 46 T.C. 147 (1966); Hambuechen v. Commissioner, 43 T.C. 90 (1964). Among the criteria that have been found relevant in characterizing such





----------------------------------

(4) This series of transactions discussed in this paragraph will hereinafter be referred to as the "Transactions."


(5)      This consent would apply to Crescent Operating.

Crescent Real Estate Equities Company
November 20, 1998
Page 11

instruments are the following: (1) the intent of the parties, (2) the extent of participation in management by the holder of the instrument, (3) the ability of the corporation to obtain funds from outside sources, (4) the "thinness" of the capital structure in relation to debt, (5) the risk involved, (6) the formal indicia of the arrangement, (7) the relative position of the obligees as to other creditors regarding payment of interest and principal, (8) the voting power of the holder of the instrument, (9) the provision of a fixed rate of interest, (10) the contingency of the obligation to repay, (11) the source of the interest payments, (12) the presence or absence of a fixed maturity date,
(13) a provision for redemption by the corporation, (14) a provision for redemption at the option of the holder, and (15) the timing of the advance with reference to the organization of the corporation. Fin Hay Realty Co. v. United States, 398 F.2d 694 (3d Cir. 1968).

         Although the purchase price of the RC Note reflects a significant discount from its outstanding balance, this price does not establish that the RC Property was in fact "under water." Rather, it indicates Ameritech's reluctance to continue to bear the financing risk associated with the loan. In addition, the RC Note possesses a number of attributes weighing in favor of debt treatment. For instance, the RC Note is clearly denominated as debt, has a fixed maturity date of June 22, 2004, provides for the return of interest on the principal amount at a rate of 12 percent per annum, some of which already has been paid, and is secured by the RC Property. As far as we are aware, the RC Note was issued at a time when the fair market value of the RC Property exceeded all debts that it secured, has never been in default, and has never been modified. In addition, neither of the two subordinate notes was pro rata among the owners of the partnership's equity; both were held only by two minority partners. Also, the purchase by CDMC of the joint venture interest indicates CDMC's belief that the equity interest had some value at the time of the purchase. Furthermore, Crescent Equities and the Operating Partnership have represented that the value of the RC Property exceeds the combined outstanding balance of the RC Note and the notes held by Nippon and SCP. Crescent Equities and the Operating Partnership have also represented that the interest provided for under the RC Note represents a commercially reasonable rate of interest. In addition, based on our experience and an examination of the RC Note, the interest appears to represent a commercially reasonable rate of interest.

         Based on the foregoing, it is our opinion that the RC Note constitutes debt for federal income tax purposes. Further, it is our opinion that amounts designated as interest by the RC Note will be treated as interest for purposes of the 75 percent and 95 percent gross income tests of section 856(c) of the Code.

         c.  Option to Purchase Partnership Interest

         The Operating Partnership's purchase of the Option and subsequent transfer of it to CDMC, as well as CDMC's exercise of the option, raises two issues of concern to the Operating

Crescent Real Estate Equities Company
November 20, 1998
Page 12

Partnership. The first issue is whether ownership of the Option by the Operating Partnership was tantamount to ownership of the joint venture interest. The second issue is whether CDMC will be treated as an agent of the Operating Partnership.

         The IRS, in Revenue Ruling 82-150, 1982-2 C.B. 110, held that where a taxpayer purchases an option to purchase an asset and the price paid for acquiring the option is relatively high compared to the fair market value of the asset, the doctrine of "substance over form" will be applied to the transaction, and the taxpayer will be considered to have assumed ownership of the asset through purchase of the option. The $10,000 price paid by the Operating Partnership to purchase the Option, however, was relatively insignificant compared to the exercise price and is not likely to be considered a purchase of the joint venture interest.

         Also relevant is the Tax Court's decision in Penn-Dixie Steel Corporation v. Commissioner, 69 T.C. 837 (1978). The court addressed the issue of whether a transaction between two parties that entered into a joint venture agreement providing for a put and a call should be construed as a sale of one company's interest with payment of a portion of the purchase price deferred until the put or the call was exercised. The court explained that, despite the likelihood of the companies exercising either the put or the call, the put and call arrangement did not legally, or as a practical matter, impose mutual obligations upon one company to sell and the other to buy. Id. at 844. Under the Penn-Dixie rationale, enough contingencies were present when the Operating Partnership purchased the Option to prevent the purchase of the Option from being construed as purchase of the joint venture interest. Based on the foregoing, it is our opinion that the Operating Partnership's purchase of the Option will not be construed as ownership of a partnership interest in Manalapan.

         The second issue that must be addressed is whether CDMC could be regarded as an agent for the Operating Partnership. In Commissioner v. Bollinger, the Supreme Court discussed the tax treatment of corporations purporting to be agents for their shareholders. 485 U.S. 340 (1988). The Court enumerated three factors that will lead to the finding of an agency relationship with respect to an asset: (1) the corporation acquires the asset with a written agency agreement in place; (2) the corporation functions as an agent and not as a principal; and (3) the corporation is held out to third parties as an agent. Id. at 349-50.

         CDMC has not and will not hold itself out as an agent for the Operating Partnership. In addition, there are no agreements between Crescent Equities and the CDMC Voting Shareholders (defined below), whether written or oral, that control the manner in which the CDMC Voting Shareholders exercise the voting rights inherent in the voting stock of CDMC or that restrict the ability of the CDMC Voting Shareholders to alienate such stock. There will be no such agreements between Crescent Equities

Crescent Real Estate Equities Company
November 20, 1998
Page 13

and the CDMC Voting Shareholders in the future. Moreover, the voting stock of CDMC owned by the CDMC Voting Shareholders is registered in the names of such shareholders, and all dividends accruing on stock are delivered to the addresses of such shareholders. No evidence exists to indicate that CDMC did not act independently and in the best interests of its shareholders when investing in the partnership interest in Manalapan, which has significant potential for appreciation.

         Although CDMC has the right to transfer its interest in Manalapan to New Crescent, it is under no legal obligation to complete such a transfer. No agreement, written or unwritten, to transfer the Manalapan interest to Crescent Operating or any other New Crescent exists between the Operating Partnership and CDMC. Crescent Equities has also represented that to the best of its knowledge the Board of Directors of CDMC has made no decision regarding the possible contribution to New Crescent, will continue to act independently with regard to this matter, and will take whatever actions it determines are in the best interest of CDMC at such time, if any, as there is an opportunity to transfer the partnership interest to New Crescent. In our view, an application of the Bollinger inquiry to these facts is unlikely to result in a characterization of the relationship between CDMC and the Operating Partnership as one between agent and principal, especially because CDMC and the Operating Partnership will not hold themselves out to the public as principal and agent.

         Finally, it is unlikely that the Operating Partnership will be considered the owner of the partnership interest because, should the value of the partnership interest depreciate, CDMC bears the risk of loss. CDMC also will be the entity that benefits should the interest appreciate.

         Based on the foregoing, it is our opinion that the Operating Partnership's purchase of the Option will not be construed as ownership of a partnership interest in Manalapan.

         5. Characterization of the Leases of the Hotel Properties and the Treatment of Amounts Paid Pursuant to Such Leases as "Rents From Real Property"

         On January 3, 1995, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Hyatt Regency Beaver Creek would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property." On April 1, 1996, we provided the Operating Partnership with a letter (a copy of which is attached hereto) in which we updated the facts relating to the lease of the Hyatt Regency Beaver Creek as expressed in our January 3, 1995 memorandum and affirmed the opinions expressed in that memorandum.

Crescent Real Estate Equities Company
November 20, 1998
Page 14

         On June 30, 1995, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Denver Marriott City Center would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property." On September 27, 1996, we provided the Operating Partnership with a letter (a copy of which is attached hereto) in which we affirmed the opinions expressed in our June 30, 1995 memorandum.

         On December 19, 1995, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Hyatt Regency Albuquerque Plaza would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property." On April 1, 1996, we provided the Operating Partnership with a letter (a copy of which is attached hereto) in which we updated the facts relating to the lease of the Hyatt Regency Albuquerque Plaza as expressed in our December 19, 1995 memorandum and affirmed the opinions expressed in that memorandum.

         On July 26, 1996, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Canyon Ranch Tucson resort would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property."

         On December 11, 1996, we provided the Operating Partnership with a letter (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Canyon Ranch Lenox resort would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property."

         We hereby affirm the opinions expressed in our January 3, 1995, June 30, 1995, December 19, 1995 and July 26, 1996 memoranda, as updated by our letters dated April 1, 1996, September 27, 1996 and December 11, 1996, and authorize you to rely upon those opinions in connection with the preparation of the Registration Statement.

         6. Ownership of DBL Holdings, Inc. and Residential Development Company Voting Stock

         Section 856(c)(5) restricts the types of assets that can be held by an entity seeking to qualify as a REIT. Specifically, section 856(c)(5)(B) provides that at the close of each quarter of the taxable year, a REIT must hold no more than 10 percent of the outstanding voting securities of any one issuer.

Crescent Real Estate Equities Company
November 20, 1998
Page 15

         The term "voting securities" as used in section 856(c)(5)(B) is not defined in the Code. However, section 856(c)(6)(F) provides that terms not defined in sections 856 through 859 shall have the same meaning as when used in the Investment Company Act of 1940, as amended (the "ICA"). Section 2(a)(42) of the ICA defines "voting security" as "any security presently entitling the owner or holder thereof to vote for the election of directors of a company."

         The IRS has not issued any revenue rulings discussing what constitutes "voting securities" for purposes of section 856(c)(5)(B). However, the IRS has issued one revenue ruling discussing what constitutes "voting securities" for the purposes of section 851(b), which provides rules for qualification as a regulated investment company (a "RIC"). (The RIC qualification provisions, like section 856(c)(5)(B), incorporate the definition of "voting securities" found in the ICA.) In Rev. Rul. 66-339, 1966-2 C.B. 274, the IRS held that a shareholders' voting agreement was not a voting security for purposes of section 851(b)(4). The taxpayer in the ruling was a small business investment company which had made a loan to a corporation. Under the terms of the loan agreement, a shareholders' agreement was executed, which required the election of one director designated by the taxpayer during the term of the loan and, thereafter, as long as the taxpayer owned or had the right to acquire at least 10 percent of the outstanding stock of the corporation. The IRS held that the shareholders' agreement was not a voting security because the enforceability the taxpayer's rights under the agreement depended upon the taxpayer's status as a party to the agreement, rather than as a shareholder.

         The IRS has not been entirely comfortable with Rev. Rul. 66-339, however. In G.C.M. 36823, 1976 IRS GCM Lexis 114 (Aug. 24, 1976), which dealt with the definition of "voting securities" for purposes of the REIT provisions, the IRS recommended that Rev. Rul. 66-339 be modified to reflect the interpretation of the term "voting security" as expressed in an opinion of the chief counsel of the Securities and Exchange Commission ("SEC"). This opinion held that "unless there are compelling considerations to the contrary in a particular case, the definition of 'voting security' in the ICA should generally be interpreted to include not only the formal legal right to vote for the election of directors pursuant to the provisions of the law of the state of incorporation and the corporation's charter and by-laws but also the de facto power, based on all the surrounding facts and circumstances, to determine, or influence the determination of, the identity of a corporation's directors." Id. Despite this recommendation of G.C.M. 36823, however, Rev. Rul. 66-339 has never been modified and would therefore continue to constitute good authority.

         Since the issuance of G.C.M. 36823, the IRS has issued several private letter rulings in which it has not treated a REIT as owning "voting securities" of other corporations for purposes of section 856(c)(5)(B), despite the fact that such securities were actually owned either by officers or shareholders of the REIT. P.L.R. 8825112 (Mar. 30, 1988); P.L.R. 9340056 (July 13, 1993);

Crescent Real Estate Equities Company
November 20, 1998
Page 16

P.L.R. 9428033 (April 20, 1994); P.L.R. 9436025 (June 8, 1994).  In each of these rulings, the REIT either directly or indirectly held substantial amounts of the other corporation's nonvoting stock. None of these rulings makes any mention of either Rev. Rul. 66-339 or the de facto voting power issue raised by the IRS in G.C.M. 36823.

         Although private letter rulings like those mentioned above were issued by the IRS until June 8, 1994, the IRS subsequently announced that, for the indefinite future, it would no longer issue private letter rulings with regard to fact situations involving corporations the voting stock of which is held by relatives of principal REIT shareholders and/or REIT employees. The IRS has not provided an explanation for this "no ruling" policy. Nonetheless, the policy could indicate that the IRS is reconsidering its position on the treatment of fact situations similar to those involving Crescent Equities and the Residential Development Corporations.

         Crescent Equities does not directly or indirectly own any of the voting stock of any of the Residential Development Corporations or DBLH. In the case of MVDC, the voting stock is owned by James Bartlett, Nick Hackstock, Tom Nezworski, John C. Goff and Gerald W. Haddock (together, the "MVDC Voting Shareholders"). In the case of HADC, the voting stock is owned by Sam Yager, John C. Goff and Gerald W. Haddock (together, the "HADC Voting Shareholders"). In the case of CDMC, the voting stock is owned by Harry Frampton, John C. Goff and Gerald W. Haddock (together, the "CDMC Voting Shareholders"). In the case of HBCLP, such stock is owned by K-Holdings Co. and David Lesser (together, the "HBCLP Voting Shareholders"). In the case of Landevco and DMDC, the voting stock is owned by Crescent Operating. In the case of DBLH, such stock is owned by Gerald W. Haddock and John C. Goff (together, the "DBLH Shareholders," and together with the MVDC Voting Shareholders, the HADC Voting Shareholders, the CDMC Voting Shareholders, the HBCLP Voting Shareholders, and Crescent Operating, the "Voting Shareholders"). Moreover, the voting stock of the Residential Development Corporations and DBLH owned by the Voting Shareholders is registered in the names of such Voting Shareholders, and all dividends accruing on stock are delivered to the addresses of such Voting Shareholders. Therefore, unless Crescent Equities is deemed to own some of the shares of voting stock of the Residential Development Corporations or DBLH actually held by the Voting Shareholders, Crescent Equities will not own more than 10 percent of the voting securities of any of the Residential Development Corporations or DBLH in violation of section 856(c)(5)(B).

         The IRS could argue that the ownership of some or all of the voting stock actually held by the Voting Shareholders should be attributed to Crescent Equities under two possible theories: (1) a "nominee" or "de facto ownership" theory or (2) a constructive ownership theory. There is no authority indicating that the IRS could successfully assert either of these theories in a fact situation similar to that involving Crescent Equities and the Residential Development Corporations or DBLH, however. Therefore, it is our opinion that Crescent Equities will not be

Crescent Real Estate Equities Company
November 20, 1998
Page 17

deemed to be the owner of the voting stock of the Residential Development Corporations or DBLH held by the Voting Shareholders for purposes of section 856(c)(5)(B). In connection with this opinion we note that both John C. Goff and Gerald W. Haddock are presently officers and trust managers of Crescent Equities and officers of some of Crescent Equities' subsidiaries, while David
H. Lesser was an employee of Crescent Equities prior to his acquiring voting stock in HBCLP.

                 a. "Nominee" or "De Facto Ownership" Theory. Under a "nominee" or "de facto ownership" theory, the IRS could attribute ownership of the Residential Development Company voting stock and the DBLH Voting Stock from the Voting Shareholders to Crescent Equities for tax purposes, based on the "effective control" that Crescent Equities exercises over the Voting Shareholders. The IRS has only applied a "nominee" or "de facto ownership" theory in situations where there was a written or oral agreement transferring "effective control" of the stock away from the record owner, however. No such agreement exists between Crescent Equities and the Voting Shareholders.

         For example, in G.C.M. 36823, discussed above, the IRS based its determination that a taxpayer was the "true owner" of another corporation's voting stock for purposes of section 856(c)(5)(B) on the fact that the actual owner of such stock had executed a written agreement giving the taxpayer a proxy to vote the stock in a number of key situations. Under the agreement, the taxpayer was given a proxy to vote all of the borrower's voting stock in the event the borrower proposed (1) a merger or reorganization, (2) a liquidation and dissolution, (3) any substantial change in business, (4) a sale or disposition of all or substantially all of its assets, (5) any amendment to the certificate of incorporation, (6) the organization of any significant subsidiary, or (7) any substantial investment in any other corporation, partnership, or joint venture. The proxy did not give the taxpayer the right to vote for the borrower's directors, however. Nonetheless, the IRS concluded that the taxpayer should be deemed to own the borrower's voting stock for purposes of section 856(c)(5)(B), because the agreement with the actual owner of the borrower's voting stock provided the taxpayer "with the type of control over directors' decisions that is usually reserved to those having the power to elect directors, that is, the owners of voting stock." 1976 IRS GCM Lexis 114.

         In contrast, the IRS has never attributed ownership of voting securities to a taxpayer for purposes of section 856(c)(5)(B) in situations where no agreement regarding how such securities were to be voted existed between the taxpayer and the actual owners of the securities. For example, in a series of private letter rulings issued after the issuance of G.C.M. 36823, the IRS ignored the "effective control" that taxpayers might exercise over voting stock in situations where such stock was held by the taxpayer's officers and shareholders. Id.

Crescent Real Estate Equities Company
November 20, 1998
Page 18

         Similarly, outside the context of section 856(c)(5)(B), the IRS has treated the actual owners of corporate stock as mere nominees only in situations where there was a written or oral agreement that provided another party with effective control over such stock. For example, in Rev. Rul. 84-79, 1984-1 C.B. 190, the IRS found that the grantor and sole beneficiary of a revocable voting trust "directly" owned stock for purposes of section 1504(a), despite the fact that it had transferred the stock to the voting trust. The IRS reached this conclusion because the voting trust agreement effectively allowed the grantor to retain control over the stock, permitting it to revoke the trust or replace the trustee without cause at any time. See also, Rev. Rul. 70-469, 1970-2 C.B. 179; Miami National Bank v. Commissioner, 67 T.C. 793
(1977). In contrast, the IRS has not found that corporations retained effective control of stock for purposes of section 1504(a)(4) in situations where they transferred such stock to their shareholders, in the absence of a voting trust agreement. See, e.g., T.A.M. 9206005 (Oct. 24, 1991); T.A.M. 9137003 (May 20, 1991).

         The IRS has also refused to treat purchasers of corporate stock as mere nominees when applying the "solely for voting stock" requirement for section 368(a)(1)(B) reorganizations. For example, in Rev. Rul. 68-562, 1968-2 C.B. 157, the IRS found that an acquisition of all the stock of one corporation ("Y") by another corporation ("X"), in exchange for X corporation voting stock qualified as a section 368(a)(1)(B) reorganization. The IRS reached this conclusion despite the fact that an individual who owned 90 percent of X's voting stock had purchased 50 percent of Y's stock for cash two months before such acquisition. The IRS did not attribute this purchase of Y stock to X, because the actual purchaser, even though he was X's principal shareholder, was under no obligation to surrender such stock to X. Id. See also, Rev. Rul. 72-354, 1972-2 C.B. 216 (Acquiring corporation satisfied "solely for voting stock" requirement for a section 368(a)(1)(B) reorganization when it sold stock in the target corporation that it had recently purchased for cash to a third party with no commitment on the part of the third party to surrender such stock in subsequent reorganization). In contrast, the IRS has attributed third-party purchases of corporate stock to the acquiring party in a 368(a)(1)(B) reorganization in situations where a third-party purchaser had previously agreed to transfer the purchased stock to the acquiring party. See, e.g., G.C.M. 36041, 1974 IRS GCM Lexis 73.

         Moreover, under the three-factor test for nominee status set forth by the Supreme Court in Commissioner v. Bollinger, none of the Voting Shareholders qualifies as a nominee of Crescent Equities with respect to the Residential Development Corporation voting stock or the DBLH voting stock. 485 U.S. 340
(1988). Bollinger involved partnerships that developed apartment complexes in Kentucky. In order to avoid Kentucky's usury laws, which limited the annual interest rate for noncorporate borrowers, the partnerships entered into agreements with a corporation wholly owned by an individual that was a partner in each of the partnerships. Pursuant to the agreements, the corporation was to hold title to the apartment complexes as the

Crescent Real Estate Equities Company
November 20, 1998
Page 19

partnerships' nominee and agent solely to secure financing. The agreements also provided that the partnerships were to have sole control of and responsibility for the complexes, and the partnerships were to be the principal and owner of the property during financing, construction, and operation. All parties who had contact with the complexes, if they were aware of the corporation at all, regarded the partnerships as the owners and knew the corporation was merely the partnerships' agent. Income and losses from the complexes were reported on the partnerships' tax returns, and the partners each reported their distributive share of such income and losses on their individual returns. The IRS challenged the inclusion of the complexes' losses on the partners' individual returns on the ground that the losses were attributable to the corporation as the record owner of the complexes. The IRS argued that in order for the partners to demonstrate that the corporation was acting merely as an agent or nominee, they must give evidence of arms-length dealing between the partnerships and the corporation and the payment of an agency fee. However, the Supreme Court held that only three factors needed to be present to assure the genuineness of an agency relationship: (1) the corporation must execute a written agreement at the time the asset is acquired setting forth the corporation's agency with respect to the asset, (2) the corporation must function as an agent and not as a principal with respect to the asset for all purposes, and (3) the corporation must be held out to be an agent and not a principal in all dealings with third parties relating to the asset. Id.

         Although Bollinger expressly dealt with situations where corporations were acting as nominees for their shareholders, its three-factor test appears to be relevant in determining the genuineness of all purported agency relationships for federal income tax purposes. Therefore, if the IRS were to assert that the Voting Shareholders are holding the voting stock of the Residential Development Corporations and DBLH as mere nominees of Crescent Equities, Bollinger's three-factor test should apply in evaluating the relationship between Crescent Equities and the Voting Shareholders.

         When Bollinger's three-factor test is applied to Crescent Equities' relationship to the Voting Shareholders, it becomes apparent that the Voting Shareholders are not acting as Crescent Equities' nominees with respect to their ownership of the voting stock of the Residential Development Corporations and DBLH. First, in contrast to the situation in Bollinger, where there was a written agreement between the corporation and the partnerships setting forth the corporation's rights and duties as agent, here there is and will be no written (or oral) agreement between Crescent Equities and the Voting Shareholders regarding the Voting Shareholders' rights and duties with respect to the voting stock of the Residential Development Corporations and DBLH. Crescent Equities has no control over the ability of the Voting Shareholders to alienate the voting stock and vote such stock as they choose. Second, unlike the situation in Bollinger, where the corporation functioned as an agent rather than a principal with respect to the apartment complexes, here the Voting Shareholders function as principals with respect to the voting stock.

Crescent Real Estate Equities Company
November 20, 1998
Page 20

As noted above, the Voting Shareholders make their own decisions about alienating the voting stock and how to exercise their voting power, and they are independently obligated to make their shares of any additional capital contributions. Third, unlike the situation in Bollinger, where the corporation was clearly held out to all third parties as a mere agent of the partnerships, here the Voting Shareholders have been and will be held out to third parties as the true owners of the voting stock in all respects. For example, the voting stock is registered in the name of the Voting Shareholders, and all corporate notices and dividends, if any, are delivered to the addresses of the Voting Shareholders.

                 b. Constructive Ownership Theory. Under a "constructive ownership theory," the IRS could attempt to attribute ownership of the voting stock of the Residential Development Corporations and DBLH from the Voting Shareholders to Crescent Equities for purposes of applying section 856(c)(5)(B). The absence of any relevant constructive ownership provision should defeat such a position, however.

         Although the Code contains several constructive ownership provisions, such as sections 267(c), 318(a), 544(a), 554(a) and 1563(e), section 318(a) is the only one that could possibly operate to attribute ownership of the voting stock of the Residential Development Corporations from the Voting Shareholders to Crescent Equities. This is because section 318(a) is the only constructive ownership provision that provides for attribution of stock ownership to corporations. All of the other constructive ownership provisions provide only for attribution of stock ownership away from corporations.

         The IRS should not be successful in attributing ownership of the voting stock of the Residential Development Corporations and DBLH to Crescent Equities under section 318(a), because that section applies only to other Code sections that expressly provide for its application. There is no indication in the Code or Treasury Regulations that taxpayers are to apply the constructive ownership rules of section 318(a) in determining ownership of voting securities for purposes of section 856(c)(5)(B).

         Furthermore, the IRS and the courts have rejected all attempts to apply section 318(a) to Code sections other than those to which it is expressly made applicable. Thus, for example, in Brams v. Commissioner, 734 F.2d 290 (6th Cir. 1984), the Sixth Circuit affirmed a decision of the Tax Court holding that a transfer of property by a taxpayer to a corporation did not qualify for nonrecognition treatment under section 351. Section 351 offers nonrecognition treatment to persons who transfer property to corporations in exchange for stock, only if such persons are in control of the corporation immediately after the exchange. Section 368(c) defines "control" for this purpose as ownership of 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

Crescent Real Estate Equities Company
November 20, 1998
Page 21

In Brams, the Sixth Circuit determined that the taxpayer directly owned only
31.6 percent of the outstanding stock of the corporation immediately after the transaction, and it refused to apply section 318(a) to attribute to the taxpayer the ownership of an additional 52.6 percent of the outstanding stock of the corporation held by the taxpayer's sons. Id. See also Yamamoto v. Commissioner, 51 T.C.M. 1560 (1986) (Section 351 does not apply to a transfer where the taxpayer owned part of the transferee's stock directly and owned 100% of the stock of a second corporation which owned the balance of the transferee corporation's stock).

         Similarly, the IRS has refused to apply any attribution rules in interpreting "control" for the purposes of interpreting the reorganization
provisions of section 368.   For example, in Rev. Rul. 56-613, 1956-2 C.B. 212,
the IRS did not treat a corporation as satisfying the control requirement of section 368(a)(1)(B) of the Code when it acquired 100 percent of one class of shares of a target corporation, despite the fact that all the other shares of the target corporation were owned by the acquiring corporation's wholly owned subsidiary. See also Berghash v. Commissioner, 43 T.C. 743 (1965), aff'd, 361 F.2d 257 (2d Cir. 1966) (the option attribution rules of section 318(a) do not apply in determining whether the control requirement of section 368(a)(1)(D) is satisfied); Rev. Rul. 76-36, 1976-1 C.B. 105 (section 318(a) has no application in determining "changes in ownership" under pre-1987 section 382).

         Moreover, even if section 318(a) of the Code were applicable to the determination of ownership of voting securities for purposes of section 856(c)(5)(B), it would not operate to attribute ownership of the voting stock of the Residential Development Corporations and DBLH from the Voting Shareholders to Crescent Equities. Section 318(a)(3)(C) provides that stock ownership is to be attributed from a shareholder to a corporation only if the shareholder owns, directly or indirectly, 50 percent or more of the value of the stock of such corporation. The Declaration of Trust currently contains limitations on stock ownership that will prevent any shareholder from owning, actually or constructively, more than 8.0 percent of the value of Crescent Equities common shares. Therefore, unless these ownership limitations are waived, no person can possibly own, actually or constructively, 50 percent of the value of Crescent Equities' common shares required for the application of section 318(a)(3)(C). Consequently, it is our opinion that Crescent Equities will not be treated for federal income tax purposes as owning any of the voting stock of any of the Residential Development Corporations or DBLH.

Crescent Real Estate Equities Company
November 20, 1998
Page 22

         7. Characterization of the Operating Partnership for U.S. Federal Income Tax Purposes

                 a.  Classification for Periods on or after January 1, 1997

         Section 301.7701-2(a) of the Treasury Regulations provides that a business entity formed on or after January 1, 1997 with two or more members will be classified for federal tax purposes as either a corporation or a partnership, unless it is otherwise subject to special treatment under the Code. Under sections 301.7701-2(b)(1), (3), (4), (5), (6), (7) and (8) of the
Treasury Regulations, a corporation includes business entities denominated as such under applicable law, as well as joint-stock companies, insurance companies, entities that conduct certain banking activities, entities wholly owned by a state or any political subdivision thereof, entities that are taxable as corporations under a provision of the Code other than section 7701(a)(3), and certain entities formed under the laws of a foreign jurisdiction. Section 301.7701-3(a) of the Treasury Regulations provides that a business entity with two or more members that is not classified as a corporation under section 301.7701-2(b)(1), (3), (4), (5), (6), (7) or (8) of the Treasury Regulations (an "Eligible Entity") can elect its classification for federal income tax purposes. Section 301.7701-3(b)(1) of the Treasury Regulations provides that a domestic Eligible Entity formed on or after January 1, 1997 will be classified as a partnership unless it elects otherwise. Under section 301.7701-3(b)(3) of the Treasury Regulations, a domestic Eligible Entity in existence prior to January 1, 1997 will have the same classification that the entity claimed under sections 301.7701-1 through 301.7701-3 of the Treasury Regulations as in effect prior to January 1, 1997 (the "Prior Regulations"), unless it elects otherwise.

         The Operating Partnership was duly organized as a limited partnership prior to January 1, 1997. The Operating Partnership is not a corporation as defined under section 301.7701-2(b)(1), (3), (4), (5), (6), (7) or (8) of the
Treasury Regulations. Accordingly, the Operating Partnership is an Eligible Entity that can elect its classification for federal income tax purposes for all periods on or after January 1, 1997. You have represented that the Operating Partnership will claim classification as a partnership under the Prior Regulations, as reflected on a federal income tax return to be filed by the Operating Partnership for the tax year ending December 31, 1996. You have also represented that the Operating Partnership will not file an election to be treated as a corporation. Based on the foregoing, it is our opinion that the Operating Partnership will be treated as a partnership for federal income tax purposes as defined in Code sections 7701(a)(2) and 761(a) and not as an association taxable as a corporation for all periods on or after January 1, 1997.

                 b.      Classification for Periods Prior to January 1, 1997.
Section 301.7701-3(f)(2) of the Treasury Regulations provides that the claimed classification of a business entity that is not described in section 301.7701-2(b)(1), (3), (4), (5), (6), (7) or (8) of the Treasury Regulations

Crescent Real Estate Equities Company
November 20, 1998
Page 23

and that was in existence prior to January 1, 1997 generally will be respected for all periods prior to January 1, 1997 if the entity had a reasonable basis for its claimed classification, and neither the entity nor any member thereof was notified in writing on or before May 8, 1996 that the classification of the entity was under examination.

         Section 301.7701-2(a) of the Prior Regulations provided that an entity that has associates and an objective to carry on a business for joint profit will be treated as a partnership, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management;
(iii) limited liability; and (iv) free transferability of interests. The entity must also have no other characteristics that are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics. See Rev. Rul. 79-106, 1979-1 C.B. 448.

         Revenue Procedure 89-12, 1989-1 C.B. 798, specified the conditions to be satisfied for an entity to receive a favorable advanced ruling that it would be classified as a partnership for federal income tax purposes. The Operating Partnership may not have met all of the requirements necessary to obtain such a ruling. Such requirements were applicable only in determining whether rulings will be issued, however, and were not intended as substantive rules for the determination of partnership status.

                 i. Limited Liability. Under section 301.7701-2(d) of the Prior Regulations, an entity lacks the corporate characteristic of limited liability if there is at least one member who is personally liable for the debts of or claims against the partnership. In the case of a limited partnership, a general partner of a limited partnership is personally liable under the Prior Regulations if (i) it has substantial assets other than its interest in the partnership or (ii) it is not a dummy acting as the agent of the limited partners. As general partner of the Operating Partnership, Crescent Real Estate Equities, Ltd. ("CREE") is personally liable for all the debts and obligations of the Operating Partnership and owns a general partnership interest therein of approximately one percent. However, section 856(i) of the Code provides that qualified REIT subsidiaries are treated as the same entity as their REIT parent for federal income tax purposes. Therefore, Crescent Equities will be treated as directly owning CREE's one percent general partnership interest in the Operating Partnership. Furthermore, Crescent Equities and the Operating Partnership have represented that CREE will act independently of the Operating Partnership's limited partners. Therefore, the Operating Partnership may have lacked the corporate characteristic of limited liability.

                 ii. Continuity of Life. Section 301.7701-2(b) of the Prior Regulations provided that if the bankruptcy, retirement, resignation, expulsion, or other event of withdrawal of

Crescent Real Estate Equities Company
November 20, 1998
Page 24

a general partner of a limited partnership causes a dissolution of the partnership, continuity of life does not exist, even if dissolution may be avoided by the remaining general partners or by at least a majority in interest of all remaining partners agreeing to continue the partnership. Under Section 13.1.B of the Operating Partnership Agreement, the withdrawal of CREE and the bankruptcy of Crescent Equities cause the Operating Partnership to terminate, unless a majority in interest of the remaining partners consent to continue the Partnership and appoint a new general partner. Accordingly, the Operating Partnership lacked the corporate characteristic of continuity of life.

                 iii. Centralization of Management. Section 301.7701-2(c)(4) of the Prior Regulations provided that centralization of management ordinarily will be found to exist in a limited partnership in which substantially all of the partnership interests are held by the limited partners, and that it may exist where the limited partners have a substantially unrestricted right to remove the general partner. As noted above, under section 856(i) of the Code, Crescent Equities will be treated as owning a one percent general partner interest and an approximately 84 percent limited partnership interest in the Operating Partnership. Furthermore, Section 7.1.A of the Operating Partnership Agreement provides that the limited partners may not remove CREE as general partner. Therefore, the Operating Partnership lacked the corporate characteristic of centralization of management.

                 iv. Free Transferability of Interests. Section 301.7701-2(e) of the Prior Regulations provided that free transferability of interests exists if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization. Section 11.4.A of the Operating Partnership Agreement provides that if a limited partner transfers its interest in the Operating Partnership, the transferee (unless it falls within certain enumerated categories of transferees) will not become a substituted limited partner without the prior consent of CREE. Accordingly, the Operating Partnership may have lacked the corporate characteristic of free transferability of interests.

                 v. Summary. In sum, because the Operating Partnership did not have the corporate characteristics of continuity of life and centralization of management and may have lacked limited liability and free transferability, it is our opinion that the Operating Partnership had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that the Operating Partnership will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

Crescent Real Estate Equities Company
November 20, 1998
Page 25

                 c.  Publicly Traded Partnership Status.

         Section 7704 of the Code provides that certain publicly traded partnerships may be taxed as corporations even though they otherwise meet all of the relevant tests for treatment as partnerships for federal income tax purposes. A partnership is considered to be a publicly traded partnership if interests in the partnership are (or become) (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations issued under section 7704(b) of the Code provide that interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction that was not registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during its taxable year. For purposes of determining the number of partners in the partnership, persons owning an interest through a flow-through entity are treated as partners in the partnership only if (i) substantially all of the value of the flow-through entity is attributable to the lower-tier partnership interest, and (ii) a principal purpose for the tiered arrangement is to permit the partnership to satisfy the 100 partner requirement.

         Based upon the structure and capitalization of the Operating Partnership and representations of the Operating Partnership regarding its current ownership, it is our opinion that the Operating Partnership will not constitute a publicly traded partnership for purposes of section 7704 of the Code.

         8. Characterization of the Subsidiary Partnerships for U.S. Federal Income Tax Purposes

                 a. Classification of Periods on or After January 1, 1997. As previously discussed, under section 301.7701-3(b)(3) of the Treasury Regulations, a domestic Eligible Entity in existence prior to January 1, 1997 will have the same classification that the entity claimed under sections 301.7701-1 through 301.7701-3 of the Prior Regulations, unless it elects otherwise. The Subsidiary Partnerships, other than Funding VII which was duly organized as a limited Partnership on April 29, 1997, were duly organized as limited partnerships prior to January 1, 1997. Such Subsidiary Partnerships are not corporations as defined under section 301.7701-2(b)(1), (3), (4), (5),
(6), (7) or (8) of the Treasury Regulations. Accordingly, each of the Subsidiary Partnerships formed prior to January 1, 1997 is an Eligible Entity that can elect its classification for federal income tax purposes for all periods after January 1, 1997. Crescent Equities has represented to us that each of the Subsidiary Partnerships formed prior to January 1, 1997 will claim classification as a partnership under the Prior Regulations, as reflected on federal income tax returns to be filed by each Subsidiary Partnership for the tax year ending December 31, 1996. Crescent Equities has also represented that none of the Subsidiary Partnerships will file an election to be treated as a corporation. Based on the foregoing, it is our opinion that the

Crescent Real Estate Equities Company
November 20, 1998
Page 26

Subsidiary Partnerships will be treated as partnerships for federal income tax purposes as defined in sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations for all periods on or after January 1, 1997.

                 b.      Classification for Periods Prior to January 1, 1997

                         i.       Funding I.  The Operating Partnership owns a
99.6 percent interest in Funding I as a limited partner, while the remaining
0.4 percent general partner's interest is owned by CRE Management I Corp., a wholly owned subsidiary of CREE. (However, with respect to the Waterside Commons property, which is held by Funding I, Waterside Commons Limited Partnership owns a 99 percent interest in Funding I as a limited partner, while the remaining 1 percent general partner's interest is owned by CRE Management I Corp.)

         The Funding I Agreement provides in Sections 13.1.B and 13.1.D that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause the partnership to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, Funding I lacked the corporate characteristic of continuity of life.

         The Funding I Agreement provides in Section 11.1.B that no partner may transfer all or any portion of its interest in the partnership. Accordingly, Funding I lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of Funding I in accordance with its partnership agreement and the Delaware Revised Uniform Limited Partnership Act (the "Act"), Funding I lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that Funding I had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Funding I will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Funding I and representations of the Operating Partnership regarding Funding I's current ownership, it is our opinion that Funding I will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(6)




----------------------------------

(6) For purposes of this opinion, we have assumed that Funding I will not be treated as having more than three partners (Management I, the Operating Partnership, and CW #1 Limited Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership and CW #1 Limited Partnership are flow-through entities for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership and CW #1 Limited Partnership will not be treated as partners in Funding I for purposes of the 100 partner requirement, based upon your representation that Funding I will not represent substantially all of the assets of the Operating Partnership, and assuming that Funding I will not represent substantially all of the assets of CW #1 Limited Partnership.

Crescent Real Estate Equities Company
November 20, 1998
Page 27

                        ii.      Funding II.  The Operating Partnership owns a
99.8 percent interest in Funding II as a limited partner, while the remaining
0.2 percent general partner's interest is owned by CRE Management II Corp., a wholly owned subsidiary of CREE.

         The Funding II Agreement provides in Sections 13.1.B and 13.1.D that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause Funding II to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, Funding II lacked the corporate characteristic of continuity of life.

         In addition, the Funding II Agreement provides in Section 11.1.B that no partner may transfer all or any portion of its interest in the partnership. Accordingly, Funding II lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of Funding II in accordance with its partnership agreement and the Act, Funding II lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that Funding II had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Funding II will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Funding II and representations of the Operating Partnership regarding Funding II's current ownership, it is our opinion that Funding II will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(7)





----------------------------------

(7) For purposes of this opinion, we have assumed that Funding II will not be treated as having more than two partners (Management II and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in Funding II for purposes of the 100 partner requirement, based upon your representation that Funding II will not represent substantially all of the assets of the Operating Partnership.

Crescent Real Estate Equities Company
November 20, 1998
Page 28

                 iii. Funding III, Funding IV and Funding V. The Operating Partnership owns an approximately 99 percent interest in each of Funding III, Funding IV and Funding V as a limited partner. Nine Greenway, Ltd. owns a 0.1 percent limited partnership interest in each of Funding III, Funding IV and Funding V. The remaining approximately 0.9 percent general partner's interest in Funding III is owned by CRE Management III Corp., CRE Management IV Corp. owns an approximately 0.9 percent general partner interest in Funding IV, and CRE Management V Corp. owns an approximately 0.9 percent general partner interest in Funding V. CRE Management III Corp., CRE Management IV Corp. and CRE Management V Corp. are each wholly owned subsidiaries of CREE. The Funding III Agreement, the Funding IV Agreement and the Funding V Agreement (together, the "Funding Agreements") are substantially identical with respect to the terms discussed herein.

         Each of the Funding Agreements provides in Paragraph 18 that the partnership shall dissolve and be wound up upon the occurrence of any of the following events: (i) the expiration of the term of the partnership on December 31, 2096 (unless terminated earlier); (ii) the sale or disposition of substantially all of the assets of the partnership; (iii) the written election of all of the partners to dissolve the partnership; and (iv) unless, the limited partner elects within ninety days to continue the partnership, upon the dissolution of the general partner or if the general partner (a) makes a general assignment for the benefit of creditors, (b) is adjudicated bankrupt or insolvent, or (c) files a voluntary petition in bankruptcy or in the event there is an order for relief entered against the general partner under the Federal Bankruptcy Code of 1978, as amended (or a similar order under a successor statute). Accordingly, Funding III, Funding IV and Funding V each lacked the corporate characteristic of continuity of life.

         In addition, each of the Funding Agreements provides in Paragraph 14 that no partner may transfer all or any portion of its interest in the partnership and that any purported transfer of a partnership interest will be null and void. Accordingly, Funding III, Funding IV and Funding V each lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of each of Funding III, Funding IV and Funding V in accordance with its partnership agreement and the Act, Funding III, Funding IV and Funding V each lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that Funding III, Funding IV and Funding V each had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that each will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Funding III, Funding IV and Funding V and representations of the Operating Partnership regarding the current ownership of

Crescent Real Estate Equities Company
November 20, 1998
Page 29

Funding III, Funding IV and Funding V, it is our opinion that neither Funding III, Funding IV nor Funding V will constitute a publicly traded partnership for purposes of section 7704 of the Code.(8)

                 iv.     Funding VI.

         The Operating Partnership owns a 99 percent interest in Funding VI as a limited partner, while the remaining one percent general partner's interest is owned by CRE Management VI Corp., a wholly owned subsidiary of CREE.

         The Funding VI Agreement provides in Section 13.1 that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause Funding VI to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, Funding VI lacked the corporate characteristic of continuity of life.

         In addition, the Funding VI Agreement provides in Section 11.1 that no partner may transfer all or any portion of its interest in the partnership. Accordingly, Funding VI lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of Funding VI in accordance with its partnership agreement and the Act, Funding VI lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that Funding VI had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Funding VI will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Funding VI and representations of the Operating Partnership regarding Funding VI's current ownership, it is our opinion that Funding VI will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(9)





----------------------------------

(8) For purposes of this opinion, we have assumed that each of Funding III, Funding IV and Funding V will be treated as having no more than three partners for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in Funding III, Funding IV or Funding V for purposes of the 100 partner requirement, based upon your representation that neither Funding III, Funding IV nor Funding V will represent substantially all of the assets of the Operating Partnership.


(9) For purposes of this opinion, we have assumed that Funding VI will not be treated as having more than two partners (Management VI and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in Funding VI for purposes of the 100 partner requirement, based upon your representation that Funding VI will not represent substantially all of the assets of the Operating Partnership.

Crescent Real Estate Equities Company
November 20, 1998
Page 30

                v. CresCal. The Operating Partnership owns a 99 percent interest in CresCal as a limited partner, while the remaining one percent general partner's interest is owned by CresCal Properties, Inc., a wholly owned subsidiary of CREE.

         The CresCal Agreement provides in Section 15(a) that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause CresCal to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, CresCal lacked the corporate characteristic of continuity of life. In addition, the CresCal Agreement provides in Section 14 that no partner may transfer all or any portion of its interest in the partnership. Accordingly, CresCal lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of CresCal in accordance with its partnership agreement and the Act, CresCal lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that CresCal had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that CresCal will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of CresCal and representations of the Operating Partnership regarding CresCal's current ownership, it is our opinion that CresCal will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(10)





----------------------------------

(10) For the purposes of this opinion we have assumed that CresCal will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulation (CresCal Properties, Inc. and Crescent Real Estate Equities Limited Partnership (the "Operating Partnership")). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(2), we have assumed that the partners in the Operating Partnership will not be treated as partners in CresCal for purposes of the 100 partner requirement, based upon your representation that CresCal will not represent substantially all of the assets of the Operating Partnership.

Crescent Real Estate Equities Company
November 20, 1998
Page 31

                 vi. CresTex. The Operating Partnership owns a 99 percent interest in CresTex, while the remaining one percent interest is owned by CresCal Properties, Inc. The IRS has applied the same four-factor test, described above, in determining whether limited liability companies, like CresTex, which have been formed under the Delaware Limited Liability Company Act, are treated as partnerships for federal income tax purposes.(11)

         As noted above, under section 301.7701-2(b)(3) of the Prior Regulations, an organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time. Section 18-801 of the Delaware Limited Liability Company Act provides that a limited liability company dissolves upon the first to occur of the following: (1) at the time specified in an LLC agreement or 30 years from the date of formation of the LLC if no time is set forth in the LLC agreement, (2) upon the happening of events specified in an LLC agreement, (3) by the written consent of all members, (4) by the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the LLC, unless the business of the LLC is continued by the consent of all the remaining members within 90 days following the occurrence of any terminating event or pursuant to a right to continue stated in the LLC agreement, or (5) by the entry of a decree of judicial dissolution under the Delaware Limited Liability Company Act. Section
1.04 of the CresTex Agreement provides that the duration of CresTex is until the close of business on December 31, 2050, or until its earlier dissolution upon an "Event of Dissolution" in accordance with Section 12.01 of the CresTex Agreement. Section 12.01 of the CresTex Agreement provides that CresTex shall be dissolved prior to December 31, 2050 upon the following "Events of Dissolution": (1) the mutual consent of all members, (2) the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, (3) a sale by CresTex of its assets, or (4) a decree of judicial dissolution. Section 12.05 of the CresTex Agreement, however, provides that if any Event of Dissolution occurs with respect to CresCal Properties, Inc., the business of CresTex will be continued if, within ninety days, the remaining members unanimously decide to continue the business and to approve the admission of a new member, effective immediately before the dissolution event. Accordingly, CresTex lacked the corporate characteristic of continuity of life.

         Section 18-702(a) of the Delaware Limited Liability Company Act provides, in part, that unless otherwise provided by the company's LLC agreement, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to participate in the management of the business and affairs of the LLC. Section 18-704(a) of the





----------------------------------

(11)     See, e.g., Rev. Rul. 93-38, 1993-21 I.R.B. 4, P.L.R. 9602012
         (October 6, 1995) and P.L.R. 9507004 (November 8, 1994).

Crescent Real Estate Equities Company
November 20, 1998
Page 32

Delaware Limited Liability Company Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's LLC agreement so provides, or all members consent. Section 10.02 of the CresTex Agreement provides that no member may withdraw from CresTex or transfer all or any part of its interest in CresTex and that any purported transfer of an interest in CresTex shall be null and void. Accordingly, CresTex lacked the corporate characteristic of free transferability of interests.

         In sum, because CresTex lacked the corporate characteristics of continuity of life and free transferability of interests, it is our opinion that CresTex had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that CresTex will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of CresTex and representations of the Operating Partnership regarding the current ownership of CresTex, it is our opinion that CresTex will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(12)

                 vii. Waterside. The Operating Partnership owns an 89 percent interest in Waterside as a general partner, while the remaining 11 percent limited partner's interest is owned by Associates (1 percent) and CW #1 Limited Partnership (10 percent).

         The Waterside Agreement provides in Section 7.1(c) that the bankruptcy or other event of withdrawal of the general partnos will cause the partnership to terminate. Accordingly, Waterside lacked the corporate characteristic of continuity of life.

         As the general partner of Waterside, the Operating Partnership will be personally liable for all the debts and obligations of Waterside and, as noted above, the Operating Partnership will own an 89 percent interest in Waterside. In addition, the Operating Partnership has represented that it will act independently of CW #1 Limited Partnership in managing Waterside. Therefore, Waterside lacked the corporate characteristics of limited liability and centralization of management.





----------------------------------

(12) For purposes of this opinion, we have assumed that CresTex will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulations (CresCal Properties, Inc. and the Operating Partnership). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as members of CresTex for purposes of the 100 partner requirement, based upon your representation that CresTex will not represent substantially all of the assets of the Operating Partnership.

Crescent Real Estate Equities Company
November 20, 1998
Page 33

         Based on the continued organization and operation of Waterside in accordance with its partnership agreement and the Act, Waterside lacked the corporate characteristics of continuity of life, limited liability and centralization of management. Accordingly, it is our opinion that Waterside had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Waterside will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Waterside and representations of the Operating Partnership regarding Waterside's current ownership, it is our opinion that Waterside will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(13)

                 viii. Associates. The Operating Partnership owns a 90 percent interest in Associates, while the remaining 10 percent interest is owned by CREE, Ltd.. The IRS has applied the same four-factor test, described above, in determining whether limited liability companies, like Associates, which have been formed under the Texas Limited Liability Company Act, are treated as partnerships for federal income tax purposes.(14)

         Article 6.01 of the Texas Limited Liability Company Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members. Article 2 of the Associates Articles provides that the duration of Associates is until the close of business on December 31, 2014, or until its earlier dissolution in





-------------------------------

(13) For purposes of this opinion, we have assumed that Waterside will not be treated as having more than three partners (CW #1 Limited Partnership, CREE, Ltd. and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership and CW #1 Limited Partnership are flow-through entities for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership and CW #1 Limited Partnership will not be treated as partners in Waterside for purposes of the 100 partner requirement, based upon your representation that Waterside will not represent substantially all of the assets of the Operating Partnership and assuming that Waterside will not represent substantially all of the assets of CW #1 Limited Partnership.


(14)     See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January
         31, 1992).

Crescent Real Estate Equities Company
November 20, 1998
Page 34

accordance with the provisions of the Act or the Associates Regulations.
Article 10.2(a)(iii) of the Associates Regulations provides, in part, that Associates shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of Associates is continued by the consent of all the remaining members within ninety days. Accordingly, Associates lacked the corporate characteristic of continuity of life.

         Article 4.05 of the Texas Limited Liability Company Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned.
Article 4.07 of the Texas Limited Liability Company Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.1 of the Associates Regulations, as amended by the First Amendment to the Associates Regulations, provides that no member shall have the right to withdraw from Associates or transfer all or any portion of its interest in Associates. Accordingly, Associates lacked the corporate characteristic of free transferability of interests.

         In sum, because Associates lacked the corporate characteristics of continuity of life and free transferability of interests, it is our opinion that Associates had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Associates will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Associates and representations of the Operating Partnership regarding Associates current ownership, it is our opinion that Associates will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(15)





----------------------------------

(15) For purposes of this opinion, we have assumed that Associates will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulations (CREE, Ltd. and the Operating Partnership). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in Associates for purposes of the 100 partner requirement, based upon your representation that Associates will not represent substantially all of the assets of the Operating Partnership.

Crescent Real Estate Equities Company
November 20, 1998
Page 35

                 ix. Woodlands Partnership. The Operating Partnership owns a 75 percent interest in the Woodlands Partnership as a limited partner, while the remaining 25 percent general partner's interest is owned by The Woodlands Office Equities, Inc., a wholly owned subsidiary of The Woodlands Corporation ("TWC Sub").

         The Woodlands Partnership Agreement provides in Articles 10.1 and 10.2 that the Woodlands Partnership will terminate upon any event affecting the general partner that would cause the dissolution of a limited partnership under the Texas Revised Limited Partnership Act, unless the limited partner consents to continue the partnership and appoint a new general partner. Accordingly, the Woodlands Partnership lacked the corporate characteristic of continuity of life.

         Article 7.2.1 of the Woodlands Partnership Agreement provides for certain circumstances in which a partner may transfer its interest in the Woodlands Partnership beginning after the eighth anniversary of the Contribution Date. Article 7.2.2 of the Woodlands Partnership Agreement, however, provides that a person to whom an interest in the Woodlands Partnership is transferred shall not be admitted to the Woodlands Partnership without the prior written consent of the other partner, which consent may be granted or withheld at the sole discretion of the other partner. Accordingly, the Woodlands Partnership lacked the corporate characteristic of free transferability of interests.

         As noted above, the general partner of the Woodlands Partnership, TWC Sub, owns a 25 percent interest in the Woodlands Partnership. Furthermore,
Article 9.3 of the Woodlands Partnership Agreement provides that the limited partner may not remove TWC Sub as general partner, except upon the occurrence of specified events of default. Accordingly, the Woodlands Partnership lacked the corporate characteristic of centralization of management.

         In sum, because the Woodlands Partnership lacked the corporate characteristics of continuity of life, free transferability of interests and centralization of management, it is our opinion that the Woodlands Partnership had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that the Woodlands Partnership will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of the Woodlands Partnership and representations of the Operating Partnership regarding the current ownership of the Woodlands Partnership, it is our opinion that the Woodlands Partnership will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(16)





----------------------------------

(16) For purposes of this opinion, we have assumed that the Woodlands Partnership will not be treated as having more than two partners (TWC Sub and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in the Woodlands Partnership for purposes of the 100 partner requirement, based upon your representation that the Woodlands Partnership will not represent substantially all of the assets of the Operating Partnership.

Crescent Real Estate Equities Company
November 20, 1998
Page 36

                 x. WRE. The Operating Partnership owns a 75 percent interest in WRE as a limited partner, while the remaining 25 percent general partner's interest is owned by The Woodlands Office Equities, Inc., a wholly owned subsidiary of The Woodlands Corporation ("TWC Sub").

         The WRE Agreement provides in Articles 10.1 and 10.2 that WRE will terminate upon any event affecting the general partner that would cause the dissolution of a limited partnership under the Texas Revised Limited Partnership Act, unless the limited partner consents to continue the partnership and appoint a new general partner. Accordingly, WRE lacked the corporate characteristic of continuity of life.

         Article 7.2.1 of the WRE Agreement provides for certain circumstances in which a partner may transfer its interest in WRE beginning after the eighth anniversary of the Contribution Date. Article 7.2.2 of the WRE Agreement, however, provides that a person to whom an interest in WRE is transferred shall not be admitted to WRE without the prior written consent of the other partner, which consent may be granted or withheld at the sole discretion of the other partner. Accordingly, WRE lacked the corporate characteristic of free transferability of interests.

         As noted above, the general partner of WRE, TWC Sub, owns a 25 percent interest WRE. Furthermore, Article 9.3 of the WRE Agreement provides that the limited partner may not remove TWC Sub as general partner, except upon the occurrence of specified events of default. Accordingly, WRE lacked the corporate characteristic of centralization of management.

         In sum, because WRE lacked the corporate characteristics of continuity of life, free transferability of interests and centralization of management, it is our opinion that WRE had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that WRE will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

Crescent Real Estate Equities Company
November 20, 1998
Page 37

         In addition, based upon the structure and capitalization of WRE and representations of the Operating Partnership regarding the current ownership of WRE, it is our opinion that WRE will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(17)

                 xi. 301 Congress. The Operating Partnership owns a 49 percent limited partner interest in 301 Congress, a Delaware limited partnership. The one percent general partner interest in 301 Congress is owned by Crescent/301, a Delaware limited liability company that is wholly owned by Operating Partnership and CREE, Ltd., and the remaining 50 percent limited partner interest in 301 Congress is owned by Aetna Life Insurance Company ("Aetna").

         The 301 Congress Partnership Agreement provides in Section 2.6 that 301 Congress will terminate seven years from the effective date of the 301 Congress Partnership Agreement, unless dissolved earlier under Article X of such agreement. Article X of the 301 Congress Partnership Agreement provides that 301 Congress will be dissolved upon the first to occur of the following:
(1) the expiration of seven years from the effective date of the 301 Congress Partnership Agreement; (2) the sale, transfer or other disposition of the 301 Congress assets; (3) the acquisition by one partner of all of the interests in 301 Congress; (4) the occurrence of any "Event of Withdrawal" with respect to the general partner under the Delaware Limited Partnership Act, unless a majority of the remaining partners consent within 90 days to continue the partnership and appoint a new general partner, effective as of the date of the Event of Withdrawal; (5) the decision of all partners to dissolve 301 Congress;
(6) the election of a non-defaulting partner to dissolve 301 Congress upon a default of another partner under Section 9.5 of the 301 Congress Partnership Agreement; or (7) the entry of a judicial decree of dissolution. Accordingly, 301 Congress lacked the corporate characteristic of continuity of life.

         Section 9.2 of the 301 Congress Partnership Agreement provides that no partner shall have the right, without the express written consent of each other partner, to transfer an interest in 301 Congress Avenue, with the exception of certain transfers between Aetna, Crescent/301 and the Operating Partnership and their respective affiliates. However, in the case of transfers between Aetna, Crescent/301 and the Operating Partnership and their respective affiliates,
Section 9.2 of the 301 Congress Partnership Agreement provides that the transferee shall not be admitted




----------------------------------

(17) For purposes of this opinion, we have assumed that WRE will not be treated as having more than two partners (TWC Sub and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in WRE for purposes of the 100 partner requirement, based upon your representation that WRE will not represent substantially all of the assets of the Operating Partnership.

Crescent Real Estate Equities Company
November 20, 1998
Page 38

as a substitute partner without the consent of all other partners. Accordingly, 301 Congress lacked the corporate characteristic of free transferability of interests.

         In sum, because 301 Congress lacked the corporate characteristics of continuity of life and free transferability of interests, it is our opinion that 301 Congress had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that 301 Congress will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of 301 Congress and representations of the Operating Partnership regarding the current ownership of 301 Congress, it is our opinion that 301 Congress will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(18)

                 xii. Crescent/301. As noted above, the Operating Partnership owns its general partner interest in 301 Congress through Crescent/301, a Delaware limited liability company that is wholly owned by Operating Partnership and CREE, Ltd. The IRS has applied the same four-factor test, described above, in determining whether limited liability companies, like Crescent/301, which have been formed under the Delaware Limited Liability Company Act, are treated as partnerships for federal income tax purposes.(19)

         As noted above, under section 301.7701-2(b)(3) of the Prior Regulations, an organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time. Section 18-801 of the Delaware Limited Liability Company Act provides that a limited liability company dissolves upon




----------------------------------

(18) For purposes of this opinion, we have assumed that 301 Congress will not be treated as having more than three partners (CREE, Ltd., the Operating Partnership and Aetna) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although Crescent/301 is a flow-through entity for purposes of section 1.7704-1(h)(3), we have treated Crescent/301 as having only two members, CREE, Ltd. and the Operating Partnership. The partners in the Operating Partnership will not be treated as members of Crescent/301 for purposes of the 100 partner requirement, based upon your representation that the Operating Partnership's investment in 301 Congress, through Crescent/301, will not represent substantially all of the assets of the Operating Partnership.


(19)     See, e.g., Rev. Rul. 93-38, 1993-21 I.R.B. 4, P.L.R. 9602012 (October
         6, 1995) and P.L.R. 9507004 (November 8, 1994).

Crescent Real Estate Equities Company
November 20, 1998
Page 39

the first to occur of the following: (1) at the time specified in an LLC agreement or 30 years from the date of formation of the LLC if no time is set forth in the LLC agreement, (2) upon the happening of events specified in an LLC agreement, (3) by the written consent of all members, (4) by the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the LLC, unless the business of the LLC is continued by the consent of all the remaining members within 90 days following the occurrence of any terminating event or pursuant to a right to continue stated in the LLC agreement, or (5) by the entry of a decree of judicial dissolution under the Delaware Limited Liability Company Act. Section 1.04 of the Crescent/301 Agreement provides that the duration of Crescent/301 is until the close of business on December 31, 2050, or until its earlier dissolution upon an "Event of Dissolution" in accordance with Section 12.01 of the Crescent/301 Agreement.
Section 12.01 of the Crescent/301 Agreement provides that Crescent/301 shall be dissolved prior to December 31, 2050 upon the following "Events of Dissolution": (1) the mutual consent of all members, (2) the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, (3) a sale by Crescent/301 of its assets, or (4) a decree of judicial dissolution. However, Section 12.05 of the Crescent/301 Agreement provides that if any Event of Dissolution occurs with respect to CREE, Ltd., the business of Crescent/301 will be continued if, within ninety days, the remaining members unanimously decide to continue the business and to approve the admission of a new member, effective immediately before the dissolution event. Accordingly, Crescent/301 lacked the corporate characteristic of continuity of life.

         Section 18-702(a) of the Delaware Limited Liability Company Act provides, in part, that unless otherwise provided by the company's LLC agreement, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to participate in the management of the business and affairs of the LLC. Section 18-704(a) of the Delaware Limited Liability Company Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's LLC agreement so provides, or all members consent. Section 10.02 of the Crescent/301 Agreement provides that no member may withdraw from Crescent/301 or transfer all or any part of its interest in Crescent/301 and that any purported transfer of an interest in Crescent/301 shall be null and void. Accordingly, Crescent/301 lacked the corporate characteristic of free transferability of interests.

         In sum, because Crescent/301 lacked the corporate characteristics of continuity of life and free transferability of interests, it is our opinion that Crescent/301 had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Crescent/301 will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

Crescent Real Estate Equities Company
November 20, 1998
Page 40

         In addition, based upon the structure and capitalization of Crescent/301 and representations of the Operating Partnership regarding the current ownership of Crescent/301, it is our opinion that Crescent/301 will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(20)
                 xiii. SMA. The Operating Partnership owns an interest in SMA as a general partner. Section 9.1 of the SMA Agreement provides that the dissolution or adjudication of bankruptcy or any other occurrence which would constitute an event of withdrawal by the Operating Partnership as general partner (or, if there is more than one general partner, by the last remaining general partner) causes a dissolution of SMA. Section 9.2 of the SMA Agreement provides that in the event of a dissolution under section 9.1, SMA may be reconstituted and its business continued only if Spectrum Dallas Associates, L.P. ("SDA") and other limited partners with partnership interests totaling more than 50% of the partnership interests of all limited partners affirmatively elect to reconstitute SMA, agree on the identity of a new general partner and execute an instrument affirming such facts. Accordingly, SMA lacked the corporate characteristic of continuity of life.

         The Operating Partnership, as general partner of SMA, owns a large majority of the partnership interests in SMA and therefore should be viewed as managing SMA on its own behalf. Moreover, section 7.1 of the SMA Agreement provides that the limited partners have no power or authority with respect to SMA except as specifically provided in the SMA Agreement, which does not provide the limited partners with the power to remove the general partner of SMA. Therefore, SMA lacked the corporate characteristic of centralization of management.

         As the general partner of SMA, the Operating Partnership will be personally liable for all the debts and obligations of SMA. Moreover, the Operating Partnership has substantial assets other than its general partner interest in SMA. Furthermore, Crescent Equities has represented that the Operating Partnership will act independently of the limited partners in SMA. Therefore, SMA lacked the corporate characteristic of limited liability.

         In sum, because SMA lacked the corporate characteristics of continuity of life, centralization of management, and limited liability, it is our opinion that SMA had a reasonable





----------------------------------

(20) For purposes of this opinion, we have assumed that Crescent/301 will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulations (CREE, Ltd. and the Operating Partnership). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as members of Crescent/301 for purposes of the 100 partner requirement, based upon your representation that Crescent/301 will not represent substantially all of the assets of the Operating Partnership.

Crescent Real Estate Equities Company
November 20, 1998
Page 41

basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that SMA will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of SMA and representations of the Operating Partnership regarding SMA's current ownership, it is our opinion that SMA will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(21)

                 xiv. CCRH. The Operating Partnership owns a 99.9 percent interest in CCRH as a limited partner, while the remaining 0.1 percent general partner's interest is owned by Crescent Commercial Realty Corp., a wholly owned subsidiary of CREE.

         The CCRH Agreement provides in section 15(a) that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause CCRH to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, CCRH lacked the corporate characteristic of continuity of life.

         In addition, the CCRH Agreement provides in Section 14 that no partner may transfer all or any portion of its interest in the partnership. Accordingly, CCRH lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of CCRH in accordance with its partnership agreement and the Act, CCRH lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that CCRH had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that CCRH will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.





----------------------------------

(21) For purposes of this opinion, we have assumed that SMA will not be treated as having more than eighty partners for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as members of SMA for purposes of the 100 partner requirement, based upon your representation that SMA will not represent substantially all of the assets of the Operating Partnership.

Crescent Real Estate Equities Company
November 20, 1998
Page 42

         In addition, based upon the structure and capitalization of CCRH and representations of the Operating Partnership regarding CCRH's current ownership, it is our opinion that CCRH will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(22)

         9. Crescent Operating

                 a. Taxability to Crescent Equities of Distribution of Crescent Operating Stock by Crescent Equities to Its Shareholders

         The contribution of cash and assets by the Operating Partnership into Crescent Operating was tax-free if it qualified under section 351, which provides that a transfer to a corporation in exchange for its stock will be tax-free provided that the transferor is in control of the corporation following the transfer. For this purpose "control" is defined in section 368(c) as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote. Because, however, the stock of Crescent Operating was distributed, first by the Operating Partnership to its partners, and then by Crescent Equities to its shareholders, it is necessary to take into account such distributions.

         Although not directly on point, section 351(c) provides that for purposes of determining control, a distribution by any corporate transferor of part or all of the stock which it receives in the exchange to its shareholders shall not be taken into account. Furthermore, the IRS has ruled that, in the context of a complete liquidation of a partnership, the distribution by the partnership of stock received in an exchange otherwise complying with section 351 did not violate the control requirement. Rev. Rul. 84-111, 1984-2 C.B. 88. We also note that in the instant situation, the parties could have had the Operating Partnership distribute the assets and cash to its partners and then have had them contribute the cash and assets directly into Crescent Operating, and so the situation does not suggest that the redistribution of the stock in Crescent Operating was in any way abusive. Based upon the foregoing, it is our opinion that the transfer of cash and assets into Crescent Operating satisfied the requirements of section 351.

         Nevertheless, under section 311, the distribution of the Crescent Operating stock by Crescent Equities to its shareholders caused Crescent Equities to recognize taxable income corresponding to the difference, if any, between its basis in such Crescent Operating stock and the fair market value thereof at the time of the distribution. Assuming, as we do, that the transfer of cash and assets into Crescent Operating satisfied section 351, the gain so recognized would have




-----------------------------------

(22) For the purposes of this opinion we have assumed that CCRH will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulation (Crescent Commercial Realty Corp., Inc. and the Operating Partnership). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(2), we have assumed that the partners in the Operating Partnership will not be treated as partners in CCRH for purposes of the 100 partner requirement, based upon your representation that CCRH will not represent substantially all of the assets of the Operating Partnership.

Crescent Real Estate Equities Company
November 20, 1998
Page 43

constituted gain on stock or securities. The basis of Crescent Equities in the stock was equal to its pro rata share of the basis of the Operating Partnership in the cash and assets transferred into Crescent Operating.

         It is our opinion that the amount of gain recognized by Crescent Equities in connection with the distribution constituted gain on the sale of stock or securities for purposes of the gross income tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources; thus, gain on the sale of stock or securities does not qualify under the 75% gross income test. Even though the gain recognized in connection with the distribution does not qualify under the 75% gross income test, Crescent Equities believes and has represented that the amount of such gain, along with any other income that does not qualify under the 75% gross income test, did not exceed 25% of the gross income of Crescent Equities for 1997. Because of the factual nature of valuation, we are unable to render an opinion on the amount of such gain, but we have no reason to believe that this is incorrect. Based on the foregoing, it is our opinion that the gain recognized by Crescent Equities on the distribution of Crescent Operating stock did not cause Crescent Equities to violate the 75% gross income test.

         In addition to the 75% gross income test, for years before 1998, a REIT must have derived less than 30% of its gross income from the sale or other disposition of (i) real property held for less than four years; (ii) stock or securities held for less than one year; and (iii) property sold or otherwise disposed of in a prohibited transaction. Crescent Equities has represented that the amount of gain that should be recognized by Crescent Equities on the distribution of Crescent Operating stock, along with any other income that must be included under the 30% gross income test, did not exceed 30% of the gross income of Crescent Equities for 1997. Because of the factual nature of valuation, we are unable to render an opinion on the amount of such gain, but we have no reason to believe that this is incorrect. Based upon the foregoing, it is our opinion that the gain recognized by Crescent Equities on the distribution of Crescent Operating stock did not cause Crescent Equities to violate the 30% gross income test.

                b. Separate Corporate Entities

         Because many, if not all, of the activities that Crescent Operating will undertake would have an adverse impact on the status of Crescent Equities as a REIT for federal income tax purposes were such activities to be engaged in by the Operating Partnership, it is necessary to address the question of whether Crescent Operating will be treated as a corporate entity separate from and not an agent of either Crescent Equities or the Operating Partnership for federal income tax purposes. The Operating Partnership and Crescent Operating intend to establish a long-term business relationship. The facts as we understand them to be are discussed below.

Crescent Real Estate Equities Company
November 20, 1998
Page 44

         According to the Restated Certificate, Crescent Operating will serve the purpose of acting as lessee and/or operator of properties owned or to be owned by Crescent Equities, the Operating Partnership, and other property owners. The Restated Certificate also provides that one of Crescent Operating's corporate purposes is to perform the Intercompany Agreement, pursuant to which Crescent Operating and the Operating Partnership have agreed to provide each other with rights of first opportunity and notification with respect to certain transactions and investments. In addition, the Restated Certificate and Intercompany Agreement prohibit Crescent Operating from engaging in activities or making investments that a REIT could make, unless the Operating Partnership was first given the opportunity but elected not to pursue such activities or investments.

         Some similarities in the day-to-day operations of the entities exist. For instance, Crescent Operating's senior management is the same as that of Crescent Equities. Five members of the Crescent Operating board are the same as members of the Crescent Equities board, but the Crescent Operating board includes two members unaffiliated with Crescent Equities. In addition, both entities may have some or all of the same employees, especially at the inception of Crescent Operating. Furthermore, Crescent Operating's ownership was, at least initially, the same as the ownership of Crescent Equities and the Operating Partnership. The Operating Partnership and Crescent Operating hold themselves out to the public as separate entities, however, and do not characterize their relationship as one between principal and agent. In addition, it is contemplated that each corporation will be responsible for its own contractual obligations, although certain payment obligations of Crescent Operating related to its CBHS investment have been guaranteed by the Operating Partnership. Furthermore, the Securities and Exchange Commission required that Crescent Operating file a registration statement on Form S-1 because its securities were distributed to the public. Finally, and perhaps most important, the stock of Crescent Operating is being traded separately from that of Crescent Equities.

         The general principle of separate corporate entities was advanced by the Supreme Court in Moline Properties v. Commissioner, 319 U.S. 436 (1943), where a taxpayer sought to have the gain on sales of its real property treated as the gain of its sole shareholder and have its corporate existence ignored as merely fictitious. In Moline, the Court stated that "so long as [its] purpose is the equivalent of a business activity or is followed by the carrying on of business by the corporation, the corporation remains a separate taxable entity." Id. at 439. The Tax Court has described the degree of corporate purpose and activity requiring recognition of the corporation as a separate entity as "extremely low" and has held that mortgaging corporate property is a sufficient business activity to avoid classification as a dummy corporation. Strong v. Commissioner, 66 T.C. 12, 24 (1976). Upholding the independent existence of a one-person personal service corporation, the Tax Court concluded that "[t]he policy favoring the recognition of corporations as entities independent of their shareholders requires that we not ignore the

Crescent Real Estate Equities Company
November 20, 1998
Page 45

corporate form so long as the corporation actually conducts business."  Keller
v. Commissioner, 77 T.C. 1014, 1031 (1981), aff'd, 723 F.2d 58 (10th Cir.
1983).

         Some of the activities leading courts to conclude that two entities constitute separate corporations have included having separate checking accounts, contracting in their own names, and holding themselves out to the public as separate corporate businesses. See, e.g., Schuerholz v. Commissioner, 35 T.C.M. (CCH) 726 (1976) (refusing to ignore the existence separate from a partnership of an incorporated entity that engaged in such activities, despite the absence of any annual meetings, failure to issue stock, and lack of election of directors). Other business activities leading to recognition of a company as a corporate entity have included the hiring and contracting with employees, the keeping of its own books, and paying taxes. See, e.g., Silvano Achiro v. Commissioner, 77 T.C. 881 (1981) (finding a landfill management company that engaged in such activities to be a corporate entity entitled to recognition). The Tenth Circuit found a business purpose to be lacking and disregarded corporations that "paid no dividends, had no employees, maintained no telephones, telephone listings, or separate business addresses, and engaged in no substantive business activities." Lloyd F. Noonan
v. Commissioner, 451 F.2d 992 (9th Cir. 1971) (ignoring four corporations that lacked a business purpose and concluding that partnership income attributed to the corporations was properly attributable to the sole shareholders of such corporations). Similarly, the Tax Court found bookkeeping entries and bank accounts insufficient indicators of corporate existence where a corporation owned no property, had no contracts except with a shareholder-employee, and did not enter into its own arrangements with customers to whom its shareholder-employee rendered services. Roubik v. Commissioner, 53 T.C. 365
(1969).

         Applying these indicia of corporate existence to the proposed activities of Crescent Operating and its relationship with Crescent Equities and the Operating Partnership supports the conclusion that Crescent Operating will be considered a corporate entity separate from Crescent Equities and the Operating Partnership. Crescent Operating will enter into contracts, hire at least some of its own employees, and, most important, hold itself out to the public as a separate corporate entity. In fact, its stock is being publicly traded separately from the stock of Crescent Equities. As the court stated in Love v. United States, "[t]he decision to recognize or not to recognize the tax identity of a corporation depends upon what the corporation does, not what it is called, how many or how few own it, or how they regard it." 96 F. Supp. 919, 922 (Ct. Cl. 1951).

         Even if Crescent Equities and Crescent Operating are treated as separate entities, the non-REIT-qualified activities of Crescent Operating could be attributed to Crescent Equities if Crescent Operating were regarded as an agent for the Operating Partnership. In Commissioner v. Bollinger, the Supreme Court discussed the tax treatment of corporations purporting to be agents

Crescent Real Estate Equities Company
November 20, 1998
Page 46

for their shareholders. 485 U.S. 340 (1988). The Court enumerated three factors that will lead to the finding of an agency relationship with respect to an asset: (1) the corporation acquires the asset with a written agency agreement in place; (2) the corporation functions as an agent and not as a principal; and (3) the corporation is held out to third parties as an agent. Id. at 349-50.

         According to the Restated Certificate, Crescent Operating will serve the purpose of acting as lessee and/or operator of properties owned or to be owned by Crescent Equities, the Operating Partnership, and other property owners unaffiliated with Crescent Equities. An application of the Bollinger factors to this broad language should not result in a characterization of the relationship between Crescent Operating and the Operating Partnership as one between agent and principal, especially because the Operating Partnership and Crescent Operating will not hold themselves out to the public as principal and agent.

         Based upon the foregoing, it is our opinion that Crescent Operating will be treated as a corporate entity separate from and not an agent of Crescent Equities and the Operating Partnership for federal income tax purposes.

                c.     Paired Share Issue

         Section 269B(a)(3) of the Code requires that all entities that are stapled entities be treated as a single entity for purposes of determining whether any stapled entity is a REIT. A "stapled entity" is defined as any group of two or more entities if more than 50 percent of the beneficial ownership in each of the entities consists of stapled interests, which are interests that, by reason of form of ownership, restrictions on transfer, or other terms or conditions, are transferred or required to be transferred in connection with the transfer of the other such interests.

         If shares of Crescent Operating were characterized as "stapled" to shares of Crescent Equities, then the REIT status of Crescent Equities could be in jeopardy because the two entities would be treated as a single entity for tax purposes. Shares of Crescent Operating have been issued independently of Crescent Equities shares and are being publicly traded separately as well, however. Furthermore, in a ruling in which the shareholders of a REIT were identical to the shareholders of its lessee, the IRS stated in dicta that having the same shareholders was not a sufficient condition to characterize the entities as stapled. P.L.R. 8705084 (Oct. 31, 1986).(23)

         Based on the foregoing, it is our opinion that the shares of Crescent Operating and Crescent Equities are not stapled interests, and that Crescent Operating and Crescent Equities will not be treated as stapled entities under section 269B(a)(3) of the Code.




----------------------------------

(23) Private letter rulings do not have precedential effect, but do shed light on the thinking of the Internal Revenue Service and do constitute substantial authority under section 6662.

Crescent Real Estate Equities Company
November 20, 1998
Page 47


                d.     Characterization of the Crescent Operating Note

         Debt instruments, especially instruments that are held by persons related to the debtor, may under certain circumstances be characterized for income tax purposes as equity, rather than as debt. The characterization of an instrument as debt or equity is a question of fact to be determined from all surrounding facts and circumstances, no one of which is conclusive. See Kingbay v. Commissioner, 46 T.C. 147 (1966); Hambuechen v. Commissioner, 43 T.C. 90 (1964). Among the criteria that have been found relevant in characterizing such instruments are the following: (1) the intent of the parties, (2) the extent of participation in management by the holder of the instrument, (3) the ability of the corporation to obtain funds from outside sources, (4) the "thinness" of the capital structure in relation to debt, (5) the risk involved, (6) the formal indicia of the arrangement, (7) the relative position of the obligees as to other creditors regarding payment of interest and principal, (8) the voting power of the holder of the instrument, (9) the provision of a fixed rate of interest, (10) the contingency of the obligation to repay, (11) the source of the interest payments, (12) the presence or absence of a fixed maturity date, (13) a provision for redemption by the corporation, (14) a provision for redemption at the option of the holder, and
(15) the timing of the advance with reference to the organization of the corporation. Fin Hay Realty Co. v. United States, 398 F.2d 694 (3d Cir. 1968).

         The Crescent Operating Note possesses a number of attributes weighing in favor of debt treatment. For instance, the Crescent Operating Note is clearly denominated as debt, has a fixed maturity date of five years, provides for the return of interest on the principal amount at a rate of 12 percent per annum, and is secured by the Assets. In addition, Crescent Equities and the Operating Partnership have represented that the value of the assets securing the Crescent Operating Note exceeds the outstanding balance of the Crescent Operating Note and that, based upon internal projections, they anticipate that the Crescent Operating Note will be repaid in accordance with its terms. Crescent Equities and the Operating Partnership have also represented that the interest provided for under the Crescent Operating Note represents a commercially reasonable rate of interest. In addition, based on our experience and an examination of the Note, the interest appears to represent a commercially reasonable rate of interest.

         Based on the foregoing, it is our opinion that the Crescent Operating Note constitutes debt for federal income tax purposes. Accordingly, it will not constitute an ownership interest which could cause Crescent Equities to be considered an owner of the Tenants under the section 318 attribution rules. Further, it is our opinion that amounts designated as interest by the Crescent Operating Note will be treated as interest for purposes of the 95 percent gross income test of section 856(c).

Crescent Real Estate Equities Company
November 20, 1998
Page 48

                e.     Related Party Tenant Issue

         In signing the Magellan Agreement, the Operating Partnership entered into an agreement involving the purchase of an entity that may pose a problem under the related party rent provision of section 856(d)(2)(B) of the Code. Although there is a possibility that a binding contract is not subject to the application of the section rules,(25) we are not relying on that position. The purpose of section 318 is to indicate in what circumstances taxpayers will be deemed to have ownership interests that they do not actually have. We believe that, whether a binding contract constitutes an option, or, arguably, actual current ownership, a court would be likely to determine that there is no attribution where there are significant contingencies that must be satisfied prior to closing, but that there is attribution where any contingencies are viewed as temporary or minor.(26)

         The Magellan Agreement states that the formation of Crescent Operating is a condition precedent to closing and that the failure of Crescent Equities to cause the formation and distribution of Crescent Operating will not be considered a breach entitling Magellan Health Services, Inc. to specific performance. The requirement of the formation of a new corporate entity, which must be independently approved by the Securities and Exchange Commission, is clearly a significant contingency. In addition, acknowledging that ownership by Crescent Equities of an ownership interest in CBHS or entities owned by CBHS might lead to a violation of the REIT requirements of section 856 of the Code,
Section 8.4 of the Agreement states that neither Crescent Equities nor any entity the assets of which would be attributed to Crescent Equities has the right, option or obligation to enter into the Contribution Agreement or to own any entities owned by CBHS and that any attempt to do so would be null and void.

         Based on the foregoing, it is our opinion that execution of the Magellan Agreement will not be subject to the section 318 attribution rules causing Crescent Equities to be considered the owner of the Tenants and that, therefore, the rents from the Tenants should constitute rents from real property under section 856(d).

        10. Acquisition of Certain Assets from The Woodlands Corporation

                a.      Background

        The Woodlands Corporation ("TWC") had significant real estate holdings, directly, through wholly owned corporations, and through various partnerships in which either TWC or a subsidiary were partners. The real estate included office buildings, retail properties, rental housing, golf courses, a hotel, conference centers, and residential land development projects. After merging certain of the subsidiaries into itself, TWC merged its assets into The Woodlands Commercial Properties Company, L.P.(the "Commercial Partnership") in exchange for cash. The Commercial Partnership immediately divided into two partnerships, one bearing its name and the other called The Woodlands Land Development Company, L.P.(the "Development Partnership"), as a result of which the commercial office buildings, the retail properties, the rental housing, the hotel, the conference centers and the golf courses (the "Leased Properties") were retained by the Commercial Partnership and the residential land development projects and certain other assets (the "Development Properties") became the assets of the Development Partnership. The partners of the Commercial Partnership are the Operating Partnership, CresWood Development,
LLC (which is owned 100 percent by the Operating Partnership), and a group comprised of affiliates of Morgan Stanley and various investors (the "MS Group"). The partners of the Development Partnership are (i) Landevco, a corporation all of the nonvoting common stock of which is currently owned by the Operating Partnership and all of the voting common stock of which is owned by Crescent Operating and (ii) the MS Group. A third partnership, The
Woodlands Operating Company (the "Management Company"), (a) employs the employees previously employed by TWC and will furnish advisory and other services to the Commercial Partnership and the Development Partnership and (b) through a general partnership between itself and a wholly owned corporation, WECCR General Partnership (the "Tenant Partnership"), has leased the hotel and golf courses from the Commercial Partnership. The Partners of the Management Partnership are WOCOI Investment Company, a Texas corporation, and the MS Group.

                b. Characterization of Commercial Partnership and Development Partnership as Separate Entities

        The income of the Commercial Partnership will in general consist of items which meet the requirements of the Gross Income Tests, and the income of the Development Partnership will consist generally of items which either do not meet such requirements or are subject to the tax imposed by section 857 on prohibited transactions. In light of certain linkages of these two partnerships, discussed below, it is necessary to consider whether they would be considered as separate entities and not as partners of or with each other, because if they were aggregated, the effect could be to cause Crescent Equities to be treated as realizing gross income of a nature that could jeopardize its status as a REIT or to subject it to the tax on prohibited transactions.(24)


------------------------------------
(24)    The succeeding opinion addresses the allocation of income under section 704 in the event of such an aggregation.

(25) Revenue Ruling 89-64, 1989-1 C.B. 91, (Jan. 1, 1989), distinguished between an option and a binding contract for attribution rule purposes. The ruling held that a taxpayer whose option was not exercisable for a stated period of time was nevertheless considered to have an option that resulted in tax attribution. Consequently, the language distinguishing bilateral contracts was dictum. We believe, therefore, that reliance on this ruling would present significant tax risks.

(26) While the Code and Treasury Regulations do not indicate the likely effect on the attribution rules of restrictions on the exercise of an option, some authority does exist. In Rev. Rul. 89-64, for instance, the IRS held that the requirement that a certain period of time pass before an option would be exercisable was not a sufficient contingency to prevent attribution. 1989-1 C.B. 91. In contrast, in a private letter ruling, the IRS ruled that a right of first refusal would not trigger attribution because the right to purchase was subject to a contingency (i.e., the obligor's decision to sell). P.L.R. 8106008 (Oct. 21, 1980).

Crescent Real Estate Equities Company
November 20, 1998
Page 49

        There are four principal links between the two partnerships. First, in both partnerships, the timing of the shift in allocations which will occur as a result of the economic performance of the partnerships is determined on an aggregate basis. Second, the failure of the Operating Partnership to make certain capital contributions to the Commercial Partnership can result in not only a dilution of its interest in the Commercial Partnership, but also a dilution of Landevco in the Development Partnership, and vice versa; and the failure of the MS Group to make certain capital contributions in one of the partnerships can similarly lead to the increase of the Operating Partnership's interest in the Commercial Partnership and the increase of Landevco's interest in the Development Partnership. Third, the occurrence of an event that triggers the operation of the buy-sell provisions in one partnership will trigger the buy-sell provisions in the other, as well.(27) Finally, the senior debt of each partnership provides for cross-collateralization and cross-default.

        Two of these links are significantly attenuated, however, by side agreements. The Cross Reimbursement and Indemnity Agreement provides that the Commercial Partnership and the Development Partnership must indemnify the other against loss occasioned by a failure of the partnership to perform under its loan agreement. Furthermore, because of the relatively low level of leverage being employed (approximately 60 percent for the Commercial Partnership and approximately 72 percent for the Development Partnership), no such failure is anticipated. Under the Cross Indemnity Agreement, the Operating Partnership and Landevco agree to indemnify each other against any loss as a result of failure of each to comply with the terms of its respective partnership agreement.
Again, no such failure is anticipated. It should also be noted that while a third link, regarding the buy-sell provisions, involves a commonality of timing, it does not result in any sharing whatsoever of profits and losses between the two partnerships, because each partnership's buy-sell provisions take into account only that partnership's assets.

        There are, moreover, significant respects in which the two partnerships are clearly different. As a matter of state law, the creditors of one partnership (other than the senior lender) will have no rights against the assets or the partners of the other partnership. Furthermore, there is no sharing of profits and losses between the two partnerships. That is, the partners of one partnership have absolutely no right to receive any of the income of the other partnership and are similarly not responsible for any losses it might realize. While the internal sharing arrangements of each partnership base a shift in allocations upon the partnerships' performance on a joint basis, it is nevertheless true that the partners of each partnership share only the income of that partnership.

        Whether persons are considered partners of each other for federal income tax purposes depends on a consideration of a number of factors. Commissioner v. Culbertson, 337 U.S. 733 (1949); Luna v. Commissioner, 42 T.C. 1067 (1964). A representative statement of these factors appears in Luna:

          The following factors, none of which is conclusive, bear on the issue:
          The agreement of the parties and their conduct in executing its terms; the contributions, if any, which each party has made to the venture; the parties' control over


-------------------------
(27) The buy-sell provisions of the Management Company would similarly be triggered.

Crescent Real Estate Equities Company
November 20, 1998
Page 50

         income and capital and the right of each to make withdrawals; whether each party was a principal and coproprietor, sharing a mutual proprietary interest in the net profits and having an obligation to share losses, or whether one party was the agent or employee of the other . . .; whether business was conducted in the joint names of the parties; whether the parties filed Federal partnership returns or otherwise represented to [the IRS] or to persons with whom they dealt that they were joint venturers; whether separate books of account were maintained for the venture; and whether the parties exercised mutual control over and assumed mutual responsibilities for the enterprise. (citations omitted) Id. at 1077-78.

     In the present case, all the formal expressions of intent indicate that the Commercial Partnership and the Development Partnership are separate. In addition, neither partnership (nor its partners) has any interest in the profits of the other partnership, and the only fact that could be construed as obligation to share losses is the cross-collateralization of the senior debt. Accordingly, in our opinion the Commercial Partnership and the Development Partnership will be considered for federal income tax purposes as separate entities and not as partners of or with each other.

         c.     Validity of Profit and Loss Allocations in Event of Aggregation

     For purposes of the following discussion it is assumed that, contrary to our opinion, the Commercial Partnership and the Development Partnership are aggregated and considered to constitute a single partnership.

     We note that, for purposes of applying the Gross Income Tests, each partner of a partnership is considered to share in partnership gross income and other items in proportion to the relative size of the partner's capital interest in the partnership. Accordingly, if the partnerships are considered a single partnership, Crescent Equities, through its ownership interests in the Operating Partnership and CresWood Development, LLC, would be treated as realizing a share of the Development Partnership's gross income corresponding to Crescent Equities' share of the total capital interest of the joint entity.

     By contrast, whether Crescent Equities would be subject to the prohibited transactions tax of section 857(b)(6) would depend on whether Crescent Equities would be (indirectly) allocated under the rules set forth in section 704 and the regulations thereunder any income arising from the sale of property held for sale to customers in the ordinary course of the entity's trade or business. Given that the allocation and capital account maintenance provisions of both partnerships meet the requirements of Treas.Reg. Section 1.704-1(b)(2)(ii) as to having economic effect, the issue here is whether the allocation to Crescent Equities of the income from the Leasing Properties and the allocation to the other partners, including Landevco, of the income from the Development Properties would have substantial economic effect with the meaning of Treas. Reg. Section 1.704-1(b)(2)(iii). Under this provision, the economic effect of an allocation is not substantial if (a) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement and (b) there is a strong likelihood that the after-tax economic consequences of no

Crescent Real Estate Equities Company
November 20, 1998
Page 51

partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement.

        In the present case the test is whether the allocation to Crescent Equities of its stated share of the income from the Leased Properties, as opposed to some lesser percentage of the income from both the Leased Properties and the Development Properties, (a) would provide an after-tax benefit to Crescent Equities and (b) would not have a strong likelihood of substantially diminishing the after-tax economic return to any partner. Given the applicability to Crescent Equities of the prohibited transactions tax, the first half of this test appears to be met. The facts suggest, however, that the second half is not. That is, there is no strong likelihood that, in either the short or the long run, the economic results of the Leased Properties will be comparable to the economic results of the Development Properties, so that a share of the income from the Development Properties would offset the loss of a portion of the income from the Leased Properties. Crescent Equities and the Operating Partnership have represented this to be the case, and it is consistent with our experience. Cf. Treas. Reg. Section 1.704-1(b)(5), Example(10) (allocation to a foreign partner of 90 percent of all the income and other items from the partner's operations within that country had substantial economic effect, where the amount of such income could not predicted with any reasonable certainty).

        Based upon the foregoing, it is our opinion that if, contrary to our opinion, the Commercial Partnership and the Development Partnership are considered to constitute one partnership for federal income tax purposes, the allocations of profit and loss from the leased Properties to the partners of the Commercial Partnership and the allocations of profit and loss from the Development Properties to the partners of the Development Partnership will be respected under section 704.

                d. The Treatment under Gross Income Tests of Gross Income from the Sale of Properties to Customers in the Ordinary Course


        As noted above, if, contrary to our opinion, the Commercial Partnership and the Development Partnership are considered to constitute a single partnership for federal income tax purposes, Crescent Equities would be considered to realize that portion of the income of the Development Partnership from the sale of properties to customers in the ordinary course which corresponds to the capital of Crescent Equities in the combined entity. However, the language of section 856(c) clearly indicates that the Gross Income Tests are applied by first excluding gross income from prohibited transactions. This result has also been acknowledged by the IRS in a private letter ruling. See P.L.R.9308013 (Nov. 24, 1992) ("P3 derives income from the sale of oil and gas . . . . The Internal Revenue Service has previously ruled that Taxpayer's share of such income (less appropriate deductions) is net income derived from prohibited transactions within the meaning of Code section 857(b)(6). As a result, Taxpayer's share of gross income, if any, from such sales is subject to the 100 percent prohibited transaction tax and does not affect Taxpayer's ability to meet the 95 percent and 75 percent income tests.")

        In our opinion, if, contrary to our opinion, the Commercial Partnership and the Development Partnership are considered to constitute one partnership for federal income tax purposes,

Crescent Real Estate Equities Company
November 20, 1998
Page 52

the allocation to Crescent Equities under Treas. Reg. Section 1.856-3(g) of gross income derived from the sale of Development Properties to customers in the ordinary course of business would not be taken into account for purposes of determining whether Crescent Equities meets the requirements of the "Gross Income Tests."

                e.      The TWC Partnerships

                        (i)  Classification for Periods on or after January 1,
                             1997

                Section 301.7701-2(a) of the Treasury Regulations provides that a business entity formed on or after January 1, 1997 with two or more members will be classified for federal tax purposes as either a corporation or a partnership, unless it is otherwise subject to special treatment under the Code. Under sections 301.7701-2(b)(1), (3), (4), (5), (6), (7) and (8) of the
Treasury Regulations, a corporation includes business entities denominated as such under applicable law, as well as joint-stock companies, insurance companies, entities that conduct certain banking activities, entities wholly owned by a state or any political subdivision thereof, entities that are taxable as corporations under a provision of the Code other than section 7701(a)(3), and certain entities formed under the laws of a foreign jurisdiction. Section 301.7701-3(a) of the Treasury Regulations provides that a business entity with two or more members that is not classified as a corporation under section 301.7701-2(b)(1), (3), (4), (5), (6), (7) or (8) of the Treasury Regulations (an "Eligible Entity") can elect its classification for federal income tax purposes. Section 301.7701-3(b)(1) of the Treasury Regulations provides that a domestic Eligible Entity formed on or after January 1, 1997 will be classified as a partnership unless it elects otherwise. Under section 301.7701-3(b)(3) of the Treasury Regulations, a domestic Eligible Entity in existence prior to January 1, 1997 will have the same classification that the entity claimed under sections 301.7701-1 through 301.7701-3 of the Treasury Regulations as in effect prior to January 1, 1997 (the "Prior Regulations"), unless it elects otherwise.

        Wood Glen Venture, Limited, Woodlands Equity Partnership-89, Southwood Limited I, PC Retail - 93 Limited Partnership, Medical Manufacturing Partners, Cochran's Crossing - 94 Limited, Holly Creek Apartments I Limited, Holly Creek Apartments II Limited, Timbermill - 94 Limited, Woodlands-Sarofim #1, Ltd., Parkside Phase I - TWC Limited Partnership, Parkside Phase II - TWC Limited Partnership, Village Square - TWC Limited Partnership, Grogan's Landing - TWC Limited Partnership, Panther Creek Limited Partnership, Tamarac Pines Ltd., Tamarac Pines II, Ltd., and The Woodlands Mall Associates (collectively, the "TWC Partnerships") were duly organized as limited partnership pursuant to the Texas Uniform Limited Partnership Act (except Woodlands Equity Partnership-89, Medical Manufacturing Partners, and The Woodlands Mall Associates, which were formed pursuant to the Texas Uniform Partnership Act). None of the TWC Partnerships is a corporation as defined under section 301.7701-2(b)(1), (3),
(4), (5), (6), (7) or (8) of the Treasury Regulations. Accordingly, each of the TWC Partnerships is an Eligible Entity that can elect its classification for federal income tax purposes for all periods on or after January 1, 1997. You have represented that each of the TWC Partnerships claimed classification as a partnership under the Prior Regulations. Based on the foregoing, and assuming that none of the TWC Partnerships will file an election to be treated as a corporation, it is our opinion that each of the TWC Partnerships will be treated as a partnership for federal income tax purposes as defined in Code sections 7701(a)(2) and 761(a) and not as an association taxable as a corporation for all periods on or after January 1, 1997.

                        (ii) Publicly Traded Partnership Status

        Section 7704 of the Code provides that certain publicly traded partnerships may be taxed as corporations even though they otherwise meet all of the relevant tests for treatment as partnerships for federal income tax purposes. A partnership is considered to be a publicly traded partnership if interests in the partnership are (or become) (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations issued under section 7704(b) of the Code provide that interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction that was not registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during its taxable year. For purposes of determining the number of partners in the partnership, persons owning an interest through a flow-through entity are treated as partners in the partnership only if (i) substantially all of the value of the flow-through entity is attributable to the lower-tier partnership interest, and (ii) a principal purpose for the tiered arrangement is to permit the partnership to satisfy the 100 partner requirement.

        Based upon the structure and capitalization of each of the TWC Partnerships, its current ownership, and the provisions limiting the transfer of partnership interests included in the partnership agreements cited above, it is our opinion that none of the TWC Partnerships will constitute a publicly traded partnership for purposes of section 7704 of the Code.

        11.   The UBS Transactions

                a.      Background

        Pursuant to the UBS Transaction documents, Crescent Equities (1) sold 4,700,000 shares of Crescent Equities to UBS for approximately $150,000,000, less certain fees, and (ii) entered into a forward purchase contract, at a higher price, with respect to an equivalent number of shares. The forward purchase contract can be settled either in Crescent Equities shares or, in certain circumstances at the election of Crescent Equities, in cash.

                b.      Opinions

        Under section 1032(a), a corporation does not recognize gain or loss
(a) upon the receipt of money or other property in exchange for its stock or
(b) with respect to any lapse or acquisition of an option to buy or sell its stock. In Revenue Ruling 88-31, 1988-1 C.B. 30, the Internal Revenue Service ("IRS") applied this provision in a situation where a corporation issued an investment unit consisting of its stock and a right which the IRS characterized as a cash settlement put option (because its holder had the right to receive a payment which increased as the value of the stock declined). Noting that, under section 1234, gain or loss from any closing transaction with respect to, and gain on lapse of, an option in property is generally treated as a gain or loss from the sale or exchange of the underlying property, and that a cash settlement option in fact settled in cash is treated as a sale or exchange of the option, the IRS concluded that any gain resulting from the cash settlement put option (whether settlement was in cash or via the issuance of additional stock) covered by section 1032.

        In the UBS Transaction, the effect of the forward contract is economically equivalent to the issuance of a put option and the purchase of a call option on Crescent Equities shares. The issuance of the put option is the precise subject of Rev. Rul. 88-31. There is no logical reason to treat the purchase of a call option differently, and it is within the rationale of Rev. Rul. 88-31. Furthermore, the purchase of a call option is within the literal language of section 1032(a). Accordingly, it is our opinion that any payment to Crescent Equities under the UBS Transaction documents will be gain that is not recognized under section 1032(a).

        The treatment of this type of item as gross income is specifically addressed in the regulations under section 61, which define what is gross income. Gains or losses which are not recognized are not included or deducted from gross income, and section 1032 is specifically mentioned among the examples of situations involving nonrecognition. Treas. Reg. Section 1.61-7(b). It therefore follows that items of this nature cannot be taken into account under section 856(c), which looks to gross income. In our opinion, payments to Crescent Equities under the UBS Transaction documents will not be taken into account under section 856(c).

Crescent Real Estate Equities Company
November 20, 19988
Page 53

         12. Accuracy of the Matters Described under the Heading "Federal Income Tax Considerations" in the Prospectus.

         It is our opinion that the description of the federal income tax considerations discussed under the heading "Federal Income Tax Considerations" in the Prospectus is accurate and fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Shares.

III.     Additional Limitations

         The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. Moreover, Crescent Equities' ability to achieve and maintain qualification and taxation as a REIT depends upon Crescent Equities' ability to meet certain diversity of stock ownership requirements and, through actual annual operating results, certain requirements under the Code regarding its income, assets and distribution levels. No assurance can be given that the actual ownership of Crescent Equities' shares and its actual operating results and distributions for any taxable year will satisfy the tests necessary to achieve and maintain its status as a REIT.

IV.      Consent to Filing

These opinions are furnished to you solely for use in connection with the Registration Statement. We hereby consent to the incorporation by reference of this letter as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Federal Income Tax Considerations" in the Prospectus.


                                           Very truly yours,

                                           SHAW, PITTMAN, POTTS & TROWBRIDGE

                                       By: /s/ CHARLES B. TEMKIN
                                           -----------------------------------
                                           Charles B. Temkin, P.C.

                                   MEMORANDUM

TO:              David Dean

FROM:            Charles B. Temkin
                 Michael A. Jacobs

DATE:            January  3, 1995

RE:              Characterization of Income Derived from Hyatt Regency Beaver
Creek

I.        OVERVIEW

          Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") is about to purchase the Hyatt Regency Beaver Creek (the "Hotel Property") from East West Properties (the "Current Owner"). Crescent Real Estate Equities, Inc. (the "Company") is currently the sole shareholder of two corporations, one of which is the sole general partner of and one of which is a limited partner of the Operating Partnership. These two corporations constitute qualified REIT subsidiaries within the meaning of section 856(i).(1)

          This memorandum analyzes the impact that a purchase of the Hotel Property will have on the ability of the Company to continue to qualify as a
real estate investment trust (a "REIT") under section 856(c).   More
specifically, it analyzes whether the income the Operating Partnership will derive from the Hotel Property will be treated as "qualifying income" for purposes of the 75 percent and 95 percent gross income tests for REIT qualification. This memorandum concludes that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership derives from the Hotel Property will be treated as "qualifying income" for purposes of the 95 percent test and (ii) all of the income the Operating Partnership derives from the Hotel Property, with the exception of certain interest income, will be treated as "qualifying income" for purposes of the 75 percent test.

II.       FACTS AND ASSUMPTIONS





----------------------------------
(1) All section references herein are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

          The Current Owner has contracted with Hyatt Corporation ("Hyatt") to operate the Hotel Property. Under the terms of the agreement between the Current Owner and Hyatt dated December 11, 1987, as amended on September 12, 1988, February 15, 1990 and October 1, 1994 (the "Management Agreement"), Hyatt is obligated to provide all services in relation to the operation of the Hotel Property and collect all hotel receipts. In exchange for these services, Hyatt is reimbursed for the costs of operating the Hotel Property and paid a management fee. This fee is paid out of hotel receipts; it is based in part on the gross hotel receipts and in part on the profits, if any, from operation of the Hotel Property.

          Section 15.2 of the Management Agreement requires that all assignments of the Management Agreement be approved by Hyatt and that any assignees expressly assume the obligations of the Current Owner under the Management Agreement. Therefore, in connection with its purchase of the Hotel Property, the Operating Partnership will assume all of the obligations of the Current Owner under the Management Agreement.

         When the Operating Partnership purchases the Hotel Property, it will immediately lease it to Mogul Management LLC ("Mogul") pursuant to a Lease Agreement dated January 3, 1995 (the "Lease"). Pursuant to Article 2 of the Lease, the Operating Partnership will assign its interest in the Management Agreement to Mogul; and pursuant to Section 15.2 of the Management Agreement, Mogul will assume all of the Operating Partnership's obligations thereunder. However, as a condition of its approval of the Lease, Hyatt will require that the Operating Partnership remain liable for all obligations of the Operating Partnership under the Management Agreement assumed by Mogul.

         Currently, Walter P. Sprunt and Richard W. Adkisson each own a 45.5 percent interest in the assets and net profits of Mogul, while Gerald W. Haddock and John C. Goff, the managers of Mogul, each own a 4.5 percent interest in its assets and net profits.

         For purposes of this memorandum, we have examined and relied upon (1) the Management Agreement, (2) the Lease, (3) the Articles of Organization of Mogul Management LLC (the "Mogul Articles"), (4) the Regulations of Mogul Management LLC (the "Mogul Regulations"), (5) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"), (6) the Contract of Sale between the Current Owner and the Operating Partnership, (7) the Consent and Assumption Agreement between Hyatt and the Operating Partnership, and (8) such other documents or information as we deemed necessary for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         This memorandum is based upon existing provisions of the Code, Treasury regulations, and the reported interpretations thereof by the Internal Revenue Service ("IRS") and by the courts in effect (or, in the case of certain proposed regulations, proposed) as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this memorandum. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

         In addition, this memorandum is based on various assumptions and is conditioned upon certain representations made by the Operating Partnership and its sole general partner, Crescent Real Estate Equities, Ltd., as to factual and other matters as set forth in the attached letter.

III.     LEGAL BACKGROUND

         A.      75 Percent and 95 Percent Tests

         In order to qualify as a REIT for tax purposes, the Company must satisfy certain tests with respect to the composition of its gross income on an annual basis. First, at least 75 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must consist of temporary investment income or of certain defined categories of income derived directly or indirectly from investments relating to real property or mortgages on real property. These categories include, subject to various limitations, rents from real property, interest on mortgages on real property, gains from the sale or other disposition of real property (including interests in real property and mortgages on real property) not primarily held for sale to customers in the ordinary course of business, income from foreclosure property, and amounts received as consideration for entering into either loans secured by real property or purchases or leases of real property.(2) Second, at least 95 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must be derived from income qualifying under the 75 percent test and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.(3)

         In applying these income tests, REITs that are partners in a partnership are required to include in their gross income their proportionate share of the partnership's gross income. In addition, such REITs are to treat this partnership gross income as retaining the same character as the items of gross income of the partnership for purposes of section 856.(4) Thus, the character of any





----------------------------------
(2) Section 856(c)(3).

(3) Section 856(c)(2).

(4) Treas. Reg. Section 1.856-3(g).

income derived by the Operating Partnership from the Hotel Property will affect the ability of the Company to qualify as a REIT.

         B.      Rents from Real Property

         Rents from real property satisfy both the 75 percent and 95 percent tests for REIT qualification only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.(5) Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10 percent or more of the REIT, directly or constructively, owns 10 percent or more of such tenant (a "Related Party Tenant").(6) Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15 percent of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."(7) Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. However, rents will be qualified as "rents from real property" if a REIT directly performs services in connection with the lease of the property, if those services are "usually or customarily rendered" in connection with the rental of space for occupancy, and such services are not considered to be rendered to the occupant of the property.(8)

         C.      Income from Foreclosure Property

         Income from foreclosure property is treated as "qualifying income" for purposes of the 75 percent and 95 percent tests (although any net income from foreclosure property is taxed at the maximum corporate rate). Foreclosure property is any real property, and any personal property incident to such real property, acquired by a REIT through default under a mortgage or a lease. A REIT may elect to treat such property as foreclosure property for a grace period of up to two years.(9) However, such property will cease to qualify as foreclosure property if it is used by the REIT in a trade or business more than 90 days after it is acquired and it is not operated through





----------------------------------
(5) Section 856(d)(2)(A).

(6) Section 856(d)(2)(B).

(7) Section 856(d)(1)(C).

(8) Sections 856(d)(1)(B), 856(d)(2)(C).

(9) Section 856(e).

an independent contractor from whom the REIT does not derive or receive any income.(10) Moreover, property is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(11)

I.       DISCUSSION

        A.      Lease Will be Treated as a Lease for Federal Income Tax Purposes

         In order for any income derived by the Operating Partnership from the Hotel Property to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties,
(ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted as the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(12)

         In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant





----------------------------------
(10) Section 856(e)(4).

(11) Treas. Reg. Section 1.856-6(b)(3).

(12) See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div.
1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

services to entities unrelated to the service recipient and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(13)

         We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) the Operating Partnership and Mogul intend their relationship to be that of lessor and lessee (as evidenced by the terms of the Lease), (ii) Mogul will have the right to exclusive possession, use and quiet enjoyment of the Hotel Property during the term of the Lease and the right to uninterrupted control in the operation of and business conducted at the Hotel Property (subject to its assumption of the Management Agreement), (iii) Mogul will bear the cost of, and be responsible for, capital expenditures, including maintenance and repair of the Hotel Property, and will dictate how the Hotel Property is maintained and improved, (iv) Mogul will bear all the costs and expenses of operating the Hotel Property, (v) Mogul will benefit from any savings in the costs of operating the Hotel Property during the term of the Lease, (vi) in the event of damage or destruction to the Hotel Property, Mogul will be at economic risk because its obligation to make rental payments will not abate, (vii) Mogul will indemnify the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Lease by reason of injury to persons or damage to property occurring at the Hotel Property or Mogul's use, management, maintenance or repair of the Hotel Property, (viii) Mogul is obligated to pay substantial fixed rent for the period of use of the Hotel Property, regardless of whether its revenues exceed its costs and expenses, and (ix) Mogul stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates the Hotel Property.

         We do not believe that our conclusion that the Lease of the Hotel Property will be treated as a lease for Federal income tax purposes is affected by the fact that Mogul will enter the Lease subject to its assumption of the Operating Partnership's obligations under the preexisting Management Agreement. The Management Agreement gives Hyatt control over the day-to-day operation of the Hotel Property and will allow Hyatt to share with Mogul in the benefits of any increases in revenues or cost savings in the operation of the Hotel Property. However, Hyatt's operation of the Hotel Property will not be controlled by the Operating Partnership, and the Management Agreement does not affect the fact that Mogul bears most of the risk of loss if the Hotel Property is not successful. Moreover, the IRS has issued a private letter ruling in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the day-to-day operations of the hotels.(14) This ruling





----------------------------------
(13) P.L.R. 8918012 (January 24, 1989).

(14) See, P.L.R. 8117036 (January 27, 1981).

suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

         B.      Percentage Rent Provision is not Profit-Based

         Pursuant to the Lease, Mogul will be obligated to pay the Operating Partnership base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(15)

         Under the terms of Article 4.2 of the Lease, Mogul will pay percentage rent equal on an annual basis to the sum of (i) 17.5 percent of the excess of annual gross receipts from room rentals over $9,300,000 and (ii) 2.5 percent of the excess of annual gross receipts from the food and beverage facilities at the Hotel Property over $3,000,000. This formula will effectively reward Mogul for any increases in gross receipts from rooms and from other sources over the threshold amounts. This type of formula does not base the percentage rent on Mogul's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(16) Moreover, the Operating Partnership has represented that (i) the floor amounts used to compute the percentage rent under the Lease will not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and the Hotel Property projections, the Lease appears to conform with normal business practice.





-----------------------------------
(15) Treas. Reg. Section 1.866-4(b)(3).

(16) See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

         C.      Mogul is not a "Related Party Tenant"

         Rents received from Mogul will not qualify as "rents from real property" if Mogul is a "related party tenant." Mogul will be a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of the assets or net profits of Mogul.(17) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5).
Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person.

         Mogul will not be treated as a "related party tenant" because two individuals, Walter P. Sprunt and Richard W. Adkisson, currently each own a
45.5 percent interest in its assets and net profits. In reaching this conclusion we recognize that Mr. Sprunt and Mr. Adkisson are the owners of Greenbriar Associates, Inc., which is a 10 percent member of G/C Waterside Associates, LLC, which is a 1 percent partner of Waterside Commons Limited Partnership, a partnership whose 89 percent partner is the Operating Partnership.(18) The Operating Partnership has represented that (i) neither Mr. Sprunt nor Mr. Adkisson owns more than 10 percent of the value of the Company's stock, (ii) neither Mr. Sprunt nor Mr. Adkisson is expected to own more than 10 percent of the value of the Company's stock in the future and
(iii) neither the Operating Partnership nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of Mogul at any time in the future. Moreover, Article 37.5 of the Lease limits the ability of Mogul and its members and managers to acquire, directly or constructively, a 10 percent stock interest in the Company, and
Section 6.4 of the First Amended and Restated Articles of Incorporation of the Company prevents Mogul and its members and managers from acquiring more than 8 percent of the Company's stock.

         The conclusion that Mogul will not be treated as a "related party tenant" is based on the assumption that Mogul will be treated as a partnership for federal income tax purposes. If Mogul is not treated as a partnership for federal income tax purposes, but is instead treated as an association taxable as a corporation, then it is likely that Mogul will be treated as a "related party tenant" and the rents derived under the terms of the Lease will not be treated as "rents from real property." This is because, if Mogul were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff would likely be deemed to own all of its voting stock, because of the extensive powers that they are granted as managers under the Mogul





----------------------------------
(17) Section 856(d)(2)(B)(ii).

(18) See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

Regulations. If this were the case, the ownership of such voting stock would be attributed to the Company under the constructive ownership rules described above.(19)

         An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(20) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(21) The IRS has applied this four-factor test in determining whether limited liability companies formed under the Texas Limited Liability Company Act (the "Act") are partnerships for federal income tax purposes.(22)

         The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(23) Mogul should satisfy these conditions. However, such conditions are applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

         An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(24)
Article 6.01 of the Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion,





----------------------------------
(19) Richard Rainwater, Gerald Haddock and John Goff are each partners in FW-Irving Partners, Ltd. (and apparently they are partners in other partnerships as well). Richard Rainwater also owns more than 10 percent of the value of the stock of the Company. Thus, assuming that the ownership interests in Mogul held by Gerald Haddock and John Goff constitute stock, such interests, along with Richard Rainwater's stock interest in the Company, will be attributed to FW-Irving Partners, Ltd. pursuant to section 318(a)(3)(A), which provides that stock owned, directly or indirectly, by or for a partners shall be considered as owned by the partnership. Then, FW-Irving Partners, Ltd.'s deemed interest in Mogul would be attributed to the Company pursuant to section 318(a)(3)(C) (as modified by section 856(d)(5)), which provides that stock owned by any person that owns 10 percent or more of the value of the stock in a corporation shall be considered owned by the corporation.

(20) Treas. Reg. Section 301.7701-2(a).

(21) See Rev. Rul. 79-106, 1979-1 C.B. 448.

(22) See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January 31,
1992).

(23) 1995-3 I.R.B [  ] .

(24) Treas. Reg. Section 301.7701-2(b)(3).

bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members.
Article 2 of the Mogul Articles provides that the duration of Mogul is until the close of business on December 31, 2015, or until its earlier dissolution in accordance with the provisions of the Act or the Regulations. Article 10.2 of the Mogul Regulations provides, in part, that Mogul shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of Mogul is continued by the consent of all the remaining members within ninety days. Accordingly, Mogul will lack the corporate characteristic of continuity of life.

         An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(25) Article 4.05 of the Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned.
Article 4.07 of the Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.3 of the Mogul Regulations provides, in part, that no member shall have the right to substitute in its place a transferee unless consent is given by the Managers and a majority of the other members, which consent may be withheld in the discretion of the Managers or the other members. Accordingly, Mogul will lack the corporate characteristic of free transferability of interests. Because Mogul will lack the corporate characteristics of continuity of life and free transferability of interests, it will be treated as partnership for federal income tax purposes.

         D.      Incidental Personal Property

         1. Rents Attributable to Personal Property Will Be Treated as "Rents from Real Property"

         As noted above, the rents attributable to the Operating Partnership's personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable





----------------------------------
(25) Treas. Reg. Section 301.7701-2(e).

year as (i) the average of the adjusted bases of the personal property leased under or in connection with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(26) The Operating Partnership has represented that the adjusted tax basis of the personal property leased under or in connection with the Lease will not represent more than 15 percent of the aggregate adjusted tax basis of the Hotel Property at any time.

         2. Payments Attributable to Mogul's Acquisition of Certain Personal Property Will Not Be Treated as "Rents from Real Property"

         Article 4.7 of the Lease provides that Mogul will be deemed to have acquired all of the furniture, fixtures and operating equipment associated with the Hotel Property (the "FF & E") with the proceeds of a loan from the Operating Partnership. It further provides that Mogul is to make payments of principal and interest on this deemed loan.

         The payments that the Operating Partnership receives with regard to the FF & E under the terms of Article 4.7 of the Lease will not qualify as "rents from real property." Instead, such payments will be treated for federal income tax purposes as payments of principal and interest resulting from the Operating Partnership's deemed financing of Mogul's purchase of the FF & E. In reaching this conclusion we have relied on the representations of the Operating Partnership that (i) the useful life of the FF & E will be less than the term of the Lease, (ii) the residual value of the FF & E at the end of the term of the Lease will generally be less than 20 percent of the value of the FF & E at the beginning of the term of the Lease, and (iii) the Operating Partnership and Mogul will treat Mogul as the owner of the FF & E for federal income tax purposes.

         The payments pursuant to this "deemed financing," to the extent they constitute interest, will be "qualifying income" for purposes of the 75 percent test. However, because the deemed financing will be secured by personal, rather than real property, such interest will not be qualifying income for purposes of the 95 percent test.

         E.      Provision of Services by the Operating Partnership

         1.      Income Derived under the Terms of the Lease

         Although the Operating Partnership may treat charges for services customarily furnished or rendered in connection with the rental of the Hotel Property as "rents from real property," any services rendered to the occupants of the Hotel Property must be furnished or rendered by an





----------------------------------
(26) Section 856(d)(1)(C).

independent contractor from whom the Company does not derive or receive any income.(27) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of the Hotel Property, the cost of such services must not be borne by the Operating Partnership.(28)

         Under the terms of the Lease, the Operating Partnership will not be required to provide any services, customary or noncustomary, in connection with
the rental of the Hotel Property.   Instead, all services relating to the
operation of the Hotel Property will be provided by Hyatt under the terms of the Management Agreement. The Operating Partnership has represented that Hyatt is an independent contractor within the meaning of section 856(d)(3), from which the Company and the Operating Partnership will not derive or receive any income. The Operating Partnership will not bear the cost of any of the services provided by Hyatt. Instead, such costs will be borne by Mogul when it assumes the Operating Partnership's Obligations under the Management Agreement.

         Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of the Hotel Property by Hyatt will have no effect on the qualification of the income derived from the Hotel Property as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day to day operations of the hotels.(29) Our conclusion is not altered by the fact that the Operating Partnership will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by the Tenant. The Operating Partnership should not be treated as bearing the cost of the services provided by Hyatt merely because it is liable for Mogul's obligations under the Management Agreement. The Operating Partnership is not retaining this liability in an attempt to provide services to Mogul. Instead, it is retaining this liability only as an accommodation, in order to gain Hyatt's consent to its
purchase of the Hotel Property.   Moreover, the Operating Partnership believes
that it is highly unlikely that it will ever be required to reimburse Hyatt for the costs and expenses of operating the Hotel Property. This is because (i) the Hotel Property is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in connection with the Lease, Mogul will represent that it has a net worth of at least $400,000 , and
(iii) in the view of the Operating Partnership, Mogul's capitalization is adequate to allow Mogul to assume Mogul's obligations under the Lease.





----------------------------------
(27) Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(28) Treas. Reg. Section 1.856-4(b)(5).

(29) See, P.L.R. 8117036 (January 27, 1981).

         2.      Income Derived in the Case of a Default under the Lease

         If the Operating Partnership were required to reimburse Hyatt for the costs of operating the Hotel Property because of a default by Mogul under the terms of the Management Agreement, we have concluded that the income derived by the Operating Partnership from the Hotel Property would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests. This is because, if the Operating Partnership were required to reimburse Hyatt for the cost of operating the Hotel Property, this would constitute an event of default under Article 16.1(c) of the Lease, allowing the Operating Partnership to terminate Mogul's leasehold interest in the Hotel Property. As a result of such a termination of the Lease, any income derived by the Operating Partnership from the Hotel Property after the default would be treated as income from foreclosure property.

         The Operating Partnership would be able to continue to operate the Hotel Property after any default under the Lease, without affecting its status as foreclosure property, because Hyatt, an independent contractor, from whom the Company will not derive any income, will provide all services relating to its operation. As noted above, a REIT can use foreclosure property in the conduct of an active trade or business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(30)

         As noted above, real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(31) This is not the case in the present situation because (i) the Hotel Property is projected to generate enough gross income to produce a profit for Mogul, (ii) in connection with the Lease, Mogul will represent that it has a net worth of at $400,000, and (iii) in the view of the Operating Partnership, Mogul's capitalization is adequate to allow Mogul to assume Mogul's obligations under the Lease.

         The Hotel Property would in any event qualify as foreclosure property only for a period of up to two years, beginning of the date of its acquisition by the Operating Partnership, unless the Operating Partnership obtains an extension of the grace period from the IRS.(32) Therefore, in the event the Operating Partnership takes possession of the Hotel Property as a result of a default under the lease, presumably the Operating Partnership will sell the Hotel Property or within two years rent it to another tenant under a lease that will produce "rents from real property."





----------------------------------
(30) Section 856(e)(4)(C). (The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third party managers. P.L.R. 9420013 (2/15/94).)

(31) Treas. Reg. Section 1.856-6(b)(3).

(32) Section 856(e)(2).

         CONCLUSION

         Based on the assumptions stated above, it is our opinion that (i) all of the income that the Operating Partnership derives from the Hotel Property will be treated as "qualifying income" for purposes of the 95 percent test and
(ii) all of the income the Operating Partnership derives from the Hotel Property, with the exception of the interest income attributable to the deemed financing of Mogul's acquisition of the FF & E, will be treated as "qualifying income" for purposes of the 75 percent test.

                                 April 1, 1996

Crescent Real Estate Equities, Inc.
900 Third Avenue, Suite 1800
New York New York  10022

Ladies and Gentlemen:

         On January 3, 1995 we provided you with a memorandum analyzing the impact of the purchase of the Hyatt Regency Beaver Creek (the "Hotel Property") by Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") would have on the ability of Crescent Real Estate Equities, Inc. (the "Company") to continue to qualify as a real estate investment trust (a "REIT") under section 856(c).(1) That memorandum concluded that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership derived from the Hotel Property would be treated as "qualifying income" for purposes of the 95 percent gross income test for REIT qualification under section 856(c)(2) (the "95 percent test") and (ii) all of the income that the Operating Partnership derived from the Hotel Property, with the exception of certain interest income, would be treated as "qualifying income" for purposes of the 75 percent gross income test for REIT qualification under section 856(c)(3) (the "75 percent test"). The January 3, 1995 memorandum was based upon, among other items, our review of a Lease Agreement between dated January 3, 1995 between the Operating Partnership, as lessor, and Mogul Management LLC ("Mogul"), as lessee, dated January 3, 1995 (the "Original Lease").

         On October 6, 1995, the Original Lease was amended to provide for the subordination of the leasehold estate created by the Original Lease to any lien or encumbrance placed against all or any part of the Hotel Property and to provide for the approval by the Operating Partnership of a proposed merger of Mogul into RoseStar Management, LLC, a Texas limited liability company ("RoseStar"). Currently, Sanjay Varma owns a 91 percent interest in the assets and net profits of RoseStar, while Gerald W. Haddock and John C. Goff, the managers of RoseStar, each own a 4.5 percent interest in its assets and net profits.

         Also on October 6, 1995, the Operating Partnership conveyed all of its interest as lessor under the Original Lease to Crescent Real Estate Funding II, L.P., a Delaware limited





----------------------------------
(1) All section references are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 2

Partnership ("Funding II"). Funding II assumed all of the Operating Partnership's liabilities and obligations under the Original Lease.

         On January 1, 1996, the Funding II, Mogul and Rose Star executed an Amended and Restated Lease Agreement for the Hotel Property (hereinafter the Original Lease as amended and restated is referred to as the "Lease").

         On February 9, 1996, Mogul was merged with and into RoseStar and RoseStar succeeded Mogul as lessee under the Lease.

         On March 29, 1996, pursuant to an Assignment and Assumption of Leasehold Estate, RoseStar sold and assigned all of its interest and estate as lessee under the Lease to RoseStar Southwest, LLC, a Delaware limited liability company ("Southwest"). RoseStar owns a 99 percent interest in Southwest, while the remaining one percent interest is owned by RSSW Corp., a Delaware corporation.

         On April 1, 1996, the Lease was amended to provide that, among other things, (1) at all times during the term of the Lease, Southwest and RoseStar would maintain a cumulative net worth equal to $200,000; and (2) Southwest would retain all of the income it earned with respect to the Hotel Property (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on the income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest (or any affiliated entities) and Funding II or an affiliate of Funding II.

         This letter is intended to update the opinions expressed in our January 3, 1995 memorandum to reflect the changes in the Lease Agreement and the substitution of new parties as lessor and lessee of the Hotel Property.
The opinions set forth herein are based upon the existing provisions of the Code, and the reported interpretations thereof by the IRS and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 3


   I.    Documents and Representations

         For the purpose of rendering this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following: (1) the Original Lease; (2) the Amendment to Lease Agreement between the Operating Partnership and Mogul dated October 6, 1995; (3) the Lease; (4) the Assignment and Assumption of Leasehold Estate by and between RoseStar and Southwest dated March 29, 1996; (5) the First Amendment to the Lease dated April 1, 1996; (6) the Limited Guaranty Agreement by Gerald Haddock, John Goff and Sanjay Varma, as guarantors in favor of Funding II (the "Guaranty); (7) the Articles of Organization of RoseStar Management, LLC (the "RoseStar Articles"); (8) the Regulations of RoseStar Management, LLC (the "RoseStar Regulations"); (9) the Operating Agreement of RoseStar Southwest, LLC; (10) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"); and (11) such other documents or information as we have deemed necessary for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         For the purpose of rendering this opinion, we have also assumed that all statements of facts and assumptions described in our January 3, 1995 memorandum remain correct, unless otherwise noted.

   II.   Opinions

         A.     Lease Will be Treated as a Lease for Federal Income Tax Purposes

         In order for any income derived by Funding II from the Hotel Property to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted as the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 4

the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(2)

         In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(3)

         We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) Funding II and Southwest intend their relationship to be that of lessor and lessee (as evidenced by the terms of the Lease), (ii) Southwest has the right to exclusive possession, use and quiet enjoyment of the Hotel Property during the term of the Lease and the right to uninterrupted control in the operation of and business conducted at the Hotel Property (subject to its assumption of the Management Agreement), (iii) Southwest will bear the cost of, and be responsible for, capital expenditures, including maintenance and repair of the Hotel Property, and will dictate how the Hotel Property is maintained and improved (with the exception that Funding II, as lessor, is responsible for the cost of certain capital expenditures in situations where the funds available to Southwest are insufficient for such expenditures), (iv) Southwest will bear all the costs and expenses of operating the Hotel Property (with the exception of the costs of replacing certain





----------------------------------
(2) See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div. 1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

(3)      P.L.R. 8918012 (January 24, 1989).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 5

FF & E associated with the Hotel Property, which is to be funded by Funding
II), (v) Southwest will benefit from any savings in the costs of operating the Hotel Property during the term of the Lease, (vi) in the event of damage or destruction to the Hotel Property, Southwest will be at economic risk because its obligation to make rental payments will not abate, (vii) Southwest will indemnify Funding II against all liabilities imposed on Funding II during the term of the Lease by reason of injury to persons or damage to property occurring at the Hotel Property or Southwest's use, management, maintenance or repair of the Hotel Property, (viii) Southwest is obligated to pay substantial fixed rent for the period of use of the Hotel Property, regardless of whether its revenues exceed its costs and expenses, and (ix) Southwest stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates the Hotel Property.

         We do not believe that our conclusion that the Lease of the Hotel Property will be treated as a lease for Federal income tax purposes is affected by the fact that Southwest assumed RoseStar's rights and obligations as lessor under the Lease subject to its assumption of Funding II's obligations under the preexisting Management Agreement. The Management Agreement gives Hyatt control over the day-to-day operation of the Hotel Property and will allow Hyatt to share with Southwest in the benefits of any increases in revenues or cost savings in the operation of the Hotel Property. However, Hyatt's operation of the Hotel Property is not controlled by Funding II, and the Management Agreement does not affect the fact that Southwest bears most of the risk of loss if the Hotel Property is not successful. Moreover, the IRS has issued a private letter ruling in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the day-to-day operations of the hotels.(4) This ruling suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

         The Lease is currently structured in form so that Funding II retains ownership of all the personal property leased to Southwest in connection with Southwest's lease of the Hotel Property (the "FF&E"). However, if the term of the Lease equals or exceeds the useful life of some or all of the FF&E, it is possible that the Lease could be treated for federal income tax purposes as a financing arrangement. In such a case, Southwest would be treated as having acquired ownership of the FF&E for federal income tax purposes in exchange for an obligation to make future payments of principal and interest to Funding II. Nonetheless, we do not believe that the recharacterization of the Lease as a financing arrangement with respect to the FF&E would have a material effect on the ability of the Company to satisfy the requirements for taxation as a REIT. We reach this conclusion on the basis that, if a portion of the payments made by Southwest under the Lease were characterized as interest on





------------------------------------
(4)      See, P.L.R. 8117036 (January 27, 1981).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 6

indebtedness secured by the FF&E, rather than rents from real property, that portion would still satisfy the 95 percent gross income test (although it would not satisfy the 75% gross income test).(5)

         B.      Percentage Rent Provision is not Profit-Based

         Pursuant to the Lease, Southwest will be obligated to pay Funding II base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(6)

         Under the terms of Article 4.2 of the Lease, Southwest will pay percentage rent equal on an annual basis to the sum of (i) 17.5 percent of the excess of annual gross receipts from room rentals over $9,300,000 and (ii) 2.5 percent of the excess of annual gross receipts from the food and beverage facilities at the Hotel Property over $3,000,000. This formula is unchanged from the formula in the Original Lease between the Operating Partnership and Mogul. It will effectively reward Southwest for any increases in gross receipts from rooms and from other sources over the threshold amounts. This type of formula does not base the percentage rent on Southwest's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(7) Moreover, Funding II has represented that (i) the floor amounts used to compute the percentage rent under the Lease do not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease has not been and will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent





-----------------------------------
(5) If the Lease were recharacterized as a financing arrangement with respect to the FF&E, it also might result in some minor timing differences with respect to the Company's recognition of income. These differences would result from (a) the recharacterization of a portion Soutwest's payments under the Lease as a return of principal and (b) the Company's loss of any depreciation deductions attributable to the FF&E.

(6)      Treas. Reg. Section 1.866-4(b)(3).

(7) See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 7

on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and the Hotel Property projections, the Lease appears to conform with normal business practice.

         C.      Southwest is not a "Related Party Tenant"

         Rents received from Southwest will not qualify as "rents from real property" if Southwest is a "related party tenant." Southwest will be a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of the assets or net profits of Southwest.(8) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5). Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person.

         Southwest will not be treated as a "related party tenant" because a 99 percent interest in Southwest's assets and net profits will be owned by RoseStar, with the remaining one percent interest owned by RSSW Corp. An individual, Sanjay Varma, currently owns a 91 percent interest in the assets and net profits of RoseStar and RSSW Corp. In reaching this conclusion, we recognize that Sanjay Varma owns certain Units of the Operating Partnership.(9) Funding II has represented that (i) Sanjay Varma does not own more than 10 percent of the value of the Company's stock, (ii) Sanjay Varma is not expected to own more than 10 percent of the value of the Company's stock in the future, and (iii) neither the Funding II nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of RoseStar at any time in the future. Moreover, Article 7.8 of the Lease limits the ability of Southwest or any person owning an interest in Southwest (including RoseStar) to acquire, directly or constructively, a 6 percent stock interest in the Company, and Section 6.4 of the First Amended and Restated Articles of Incorporation of the Company prevents RoseStar and its members and managers from acquiring more than 8 percent of the Company's stock.

         The conclusion that Southwest will not be treated as a "related party tenant" is based on the assumption that its member RoseStar will be treated as a partnership for federal income tax purposes. If RoseStar is not treated as a partnership for federal income tax purposes, but





----------------------------------
(8)      Section 856(d)(2)(B)(ii).

(9) See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 8

is instead treated as an association taxable as a corporation, then it is possible that Southwest would be treated as a "related party tenant" and the rents derived under the terms of the Lease would not be treated as "rents from real property." This is because, if RoseStar were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff would likely be deemed to own all of its voting stock, because of the extensive powers that they are granted as managers under the RoseStar Regulations. If this were the case, the ownership of such voting stock (and ownership of Southwest) might be attributed to the Company under a literal reading of the constructive ownership rules described above.(10)

         An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(11) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(12) The IRS has applied this four-factor test in determining whether limited liability companies formed under the Texas Limited Liability Company Act (the "Act") are partnerships for federal income tax purposes.(13) The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(14) RoseStar should satisfy these conditions. However, such conditions are


----------------------------------
(10) Richard Rainwater, Gerald Haddock and John Goff are each partners in FW-Irving Partners, Ltd. (and apparently they are partners in other partnerships as well). Richard Rainwater also owns more than 10 percent of the value of the stock of the Company. Thus, assuming that the ownership interests in RoseStar held by Gerald Haddock and John Goff constitute stock, such interests, along with Richard Rainwater's stock interest in the Company, will be attributed to FW-Irving Partners, Ltd. pursuant to section 318(a)(3)(A), which provides that stock owned, directly or indirectly, by or for a partners shall be considered as owned by the partnership. Then, FW-Irving Partners, Ltd.'s deemed interest in RoseStar would be attributed to the Company pursuant to section 318(a)(3)(C) (as modified by section 856(d)(5)), which provides that stock owned by any person that owns 10 percent or more of the value of the stock in a corporation shall be considered owned by the corporation. As you are aware, however, we have opined to you in a similar context that we do not believe that these attribution rules should be read literally.

(11)     Treas. Reg. Section 301.7701-2(a).

(12)     See Rev. Rul. 79-106, 1979-1 C.B. 448.

(13)     See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January
         31, 1992).

(14)     1995-3 I.R.B. 20.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 9

applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

         An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(15)
Article 6.01 of the Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members. Article 2 of the RoseStar Articles provides that the duration of RoseStar is until the close of business on December 31, 2015, or until its earlier dissolution in accordance with the provisions of the Act or the Regulations. Article 10.2 of the RoseStar Regulations provides, in part, that RoseStar shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of RoseStar is continued by the consent of all the remaining members within ninety days. Accordingly, RoseStar will lack the corporate characteristic of continuity of life.

         An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(16) Article 4.05 of the Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned.
Article 4.07 of the Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.3 of the RoseStar Regulations provides, in part, that no member shall have the right to substitute in its place a transferee unless consent is given by the Managers and a majority of the other members, which consent may be withheld in the discretion of the Managers or the





----------------------------------
(15)     Treas. Reg. Section 301.7701-2(b)(3).

(16)     Treas. Reg. Section 301.7701-2(e).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 10

other members. Accordingly, RoseStar will lack the corporate characteristic of free transferability of interests. Because RoseStar will lack the corporate characteristics of continuity of life and free transferability of interests, in our opinion it will be treated as partnership for federal income tax purposes.

         D.      Incidental Personal Property

         1. Rents Attributable to Personal Property Will Be Treated as "Rents from Real Property"

         The rents attributable to Funding II's personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable year as (i) the average of the adjusted bases of the personal property leased under or in connection with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(17) Funding II has represented that the adjusted tax basis of the personal property leased under or in connection with the Lease (including, for the period beginning on January 1, 1996, any furniture, fixtures or equipment formerly treated as owned by Mogul, as described below) has not represented and will not represent more than 15 percent of the aggregate adjusted tax basis of the Hotel Property at any time.

         2. Payments Attributable to Mogul's Deemed Acquisition of Certain Personal Property Will Not Be Treated as "Rents from Real Property"

         Article 4.7 of the Original Lease provided that Mogul was to be deemed to have acquired all of the furniture, fixtures and operating equipment associated with the Hotel Property (the "FF & E") with the proceeds of a loan from the Operating Partnership. It further provided that Mogul was to make payments of principal and interest on this deemed loan. Pursuant to Funding II's assumption of all of the Operating Partnership's liabilities and obligations under the Original Lease, after October 6, 1995, all payments of principal and interest on this deemed loan were accrued by Funding II. On January 1, 1996, in connection with the execution of the Lease, Article 4.7 of the Original Lease ceased to be effective and the parties ceased to treat the FF & E as owned by Mogul. Instead, beginning on January 1, 1996, the FF & E has been treated by all parties as if it had been conveyed by Mogul to





----------------------------------
(17)     Section 856(d)(1)(C).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 11

Funding II in exchange for the cancellation the balance owed by Mogul under the deemed financing arrangement established under the Original Lease.

         The payments that the Operating Partnership and Funding II received with regard to the FF & E under the terms of Article 4.7 of the Original Lease prior to January 1, 1996 did not qualify as "rents from real property." Instead, such payments were treated for federal income tax purposes as payments of principal and interest resulting from a deemed financing of Mogul's purchase of the FF & E.

         The payments pursuant to this "deemed financing," to the extent they constituted interest, were "qualifying income" for purposes of the 75 percent test. However, because the deemed financing was secured by personal, rather than real property, such interest was not qualifying income for purposes of the 95 percent test.

         E.      Provision of Services by the Funding II

         1.      Income Derived under the Terms of the Lease

         Although Funding II may treat charges for services customarily furnished or rendered in connection with the rental of the Hotel Property as "rents from real property," any services rendered to the occupants of the Hotel Property must be furnished or rendered by an independent contractor from whom the Company does not derive or receive any income.(18) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of the Hotel Property, the cost of such services must not be borne by Funding II.(19)

         Under the terms of the Lease, Funding II will not be required to provide any services, customary or noncustomary, in connection with the rental of the Hotel Property. Instead, all services relating to the operation of the Hotel Property will be provided by Hyatt under the terms of the Management Agreement. Funding II has represented that Hyatt is an independent contractor within the meaning of section 856(d)(3), from which the Company and Funding II will not derive or receive any income. Funding II will not bear the cost of any of the services provided by Hyatt. Instead, such costs are borne by Southwest, because it has assumed Funding II's obligations, as owner, under the Management Agreement.





----------------------------------
(18)     Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(19)     Treas. Reg. Section 1.856-4(b)(5).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 12


                 Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of the Hotel Property by Hyatt will have no effect on the qualification of the income derived from the Hotel Property as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day to day operations of the hotels.(20) Our conclusion is not altered by the fact that Funding II will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by Southwest. Funding II should not be treated as bearing the cost of the services provided by Hyatt merely because it is liable for Southwest's obligations under the Management Agreement. Funding II is not retaining this liability in an attempt to provide services to Southwest. Instead, it is retaining this liability only as an accommodation to
Hyatt.   Moreover, Funding II believes that it is highly unlikely that it will ever be required to reimburse Hyatt for the costs and expenses of operating the Hotel Property. This is because (i) the Hotel Property is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in connection with Section 7.7 the Lease, as amended, Southwest has represented that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, as amended, Southwest has agreed to retain all of the income it earns from the Hotel Property (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on such income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest and any such affiliated entities and Funding II or an affiliate of Funding II, (iv) pursuant to the Guaranty, RoseStar's individual members have guaranteed RoseStar's obligations under the Lease, and (v) in the view of Funding II, Southwest's capitalization is adequate to allow Southwest to assume its obligations as lessee under the Lease.

         2.      Income Derived in the Case of a Default under the Lease

         If Funding II were required to reimburse Hyatt for the costs of operating the Hotel Property because of a default by Southwest under the terms of the Management Agreement, we have concluded that the income derived by Funding II from the Hotel Property would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests. This is because, if Funding II were required to reimburse Hyatt for the cost of operating the Hotel Property, this would constitute an event of default under Article 16.1(c) of the Lease, allowing Funding II to terminate Southwest's leasehold interest in the Hotel Property. As a





----------------------------------
(20)     See, P.L.R. 8117036 (January 27, 1981).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 13

result of such a termination of the Lease, any income derived by Funding II from the Hotel Property after the default would be treated as income from foreclosure property.

         Funding II would be able to continue to operate the Hotel Property after any default under the Lease, without affecting its status as foreclosure property, because Hyatt, an independent contractor, from whom the Company will not derive any income, will provide all services relating to its operation. A REIT can use foreclosure property in the conduct of an active trade or business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(21)

         Real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(22) This is not the case in the present situation because (i) the Hotel Property is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in connection with
Section 7.7 the Lease, as amended, Southwest has represented that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, as amended, Southwest has agreed to retain all of the income it earns from the Hotel Property (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on such income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest and any such affiliated entities and Funding II or an affiliate of Funding II, (iv) pursuant to the Guaranty, RoseStar's individual members have guaranteed RoseStar's obligations under the Lease, and (v) in the view of Funding II, Southwest's capitalization is adequate to allow Southwest to assume its obligations as lessee under the Lease.

         The Hotel Property would in any event qualify as foreclosure property only for a period of up to two years, beginning of the date of its acquisition by Funding II, unless





----------------------------------
(21) Section 856(e)(4)(C). (The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third party managers. P.L.R. 9420013 (2/15/94).)

(22)     Treas. Reg. Section 1.856-6(b)(3).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 14

Funding II obtains an extension of the grace period from the IRS.(23) Therefore, in the event Funding II takes possession of the Hotel Property as a result of a default under the Lease, presumably Funding II will sell the Hotel Property or, within two years, rent it to another tenant under a lease that will produce "rents from real property."

         F.      Conclusions

         Based on the assumptions and representations stated above, it is our opinion that (i) all of the income that Funding II derives from the Hotel Property will be treated as "qualifying income" for purposes of the 95 percent test and (ii) all of the income that Funding II derives from the Hotel Property, will be treated as "qualifying income" for purposes of the 75 percent test. However, we note that certain interest income accrued prior to January 1, 1996 and attributable to the deemed financing of Mogul's acquisition of the FF & E under Section 4.7 of the Original Lease has properly been treated by the Operating Partnership and Funding II as qualifying income for purposes of the 95 percent test, but not for purposes of the 75 percent test.

  III.   Additional Limitations

         The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter.

                                        Very truly yours,



                                        SHAW, PITTMAN, POTTS & TROWBRIDGE



                                        By: /s/ CHARLES B. TEMKIN
                                            --------------------------------
                                                Charles B. Temkin, P.C.





--------------------------------
(23)     Section 856(e)(2).

                                   MEMORANDUM
TO:              David Dean

FROM:            Charles B. Temkin
                 Michael A. Jacobs

DATE:            June 30, 1995

RE:              Characterization of Income Derived from Denver Marriott City
                 Center

I.        OVERVIEW

          Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") is scheduled to purchase the Denver Marriott City Center (the "Denver Marriott") from the Prudential Insurance Company of America ("Prudential"), the successor to the Denver Energy Center Hotel Partnership (the "Original Owner"), on June 30, 1995. Crescent Real Estate Equities, Inc. (the "Company") is currently the sole shareholder of two corporations, one of which is the sole general partner of and one of which is a limited partner of the Operating Partnership. These two corporations constitute qualified REIT subsidiaries within the meaning of section 856(i).(1)

          This memorandum analyzes the impact that the purchase of the Denver Marriott will have on the ability of the Company to continue to qualify as a
real estate investment trust (a "REIT") under section 856(c).   More
specifically, it analyzes whether the income the Operating Partnership will derive from the Denver Marriott will be "qualifying income" for purposes of the 75 percent and 95 percent gross income tests for REIT qualification. This memorandum concludes that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership will derive from the Denver Marriott will be treated as "qualifying income" for purposes of the 95 percent test and (ii) all of the income the Operating Partnership will derive from the Denver Marriott, with the exception of certain interest income, will be treated as "qualifying income" for purposes of the 75 percent test.


-------------------

(1)All section references herein are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

II.       FACTS AND ASSUMPTIONS

          The Original Owner contracted with Marriott Corporation to operate the Denver Marriott. Under the terms of the agreement between the Original Owner and Marriott Corporation dated January 10, 1979, as amended on January 10, 1979, February 16, 1979, May 11, 1979, July 27, 1979, March 25, 1980,
December 18, 1980, July 15, 1981, January 4, 1982, and November 19, 1993. (the "Management Agreement"), Marriott Corporation is obligated to provide all services in relation to the operation of the Denver Marriott and collect all hotel receipts. In exchange for these services, Marriott Corporation is to be reimbursed for the costs of operating the Denver Marriott and paid a management fee. This fee is paid out of hotel receipts; it is based on the profits, if any, from operation of the Denver Marriott. Marriott International, Inc. ("Marriott") is currently operating the Denver Marriott as the successor to Marriott Corporation.

          Article 18.01 of the Management Agreement requires that all assignments of the Management Agreement be approved by Marriott and that any assignees expressly assume the obligations of the owner under the Management Agreement. Therefore, in connection with its purchase of the Denver Marriott, the Operating Partnership will assume all of the obligations of Prudential under the Management Agreement.

         When the Operating Partnership purchases the Denver Marriott, it will lease it to RoseStar Management, LLC ("RoseStar") pursuant to a Lease Agreement dated June 30, 1995, as amended and restated by an Amended and Restated Lease Agreement dated June 30, 1995 (as amended and restated, the "Lease"). Pursuant to Article 2 of the Lease, the Operating Partnership will assign its interest in the Management Agreement to RoseStar; and pursuant to Article 18.01 of the Management Agreement, RoseStar will assume all of the Operating Partnership's obligations thereunder. However, as a condition of its approval of the Lease, Marriott will require that the Operating Partnership remain liable for all obligations of the Operating Partnership under the Management Agreement that will be assumed by RoseStar.

         Currently, Sanjay Varma owns a 91 percent interest in the assets and net profits of RoseStar, while Gerald W. Haddock and John C. Goff, the managers of RoseStar, each own a 4.5 percent interest in its assets and net profits.

         For purposes of this memorandum, we have examined and relied upon (1) the Management Agreement, (2) the Lease, (3) the Articles of Organization of RoseStar Management, LLC (the "RoseStar Articles"), (4) the Regulations of RoseStar Management, LLC (the "RoseStar Regulations"), (5) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"), (6) the Purchase and Sale Agreement between Prudential and the Operating Partnership, (7) the Consent Agreement between Marriott and the Operating Partnership, and (8) such other documents or information as we deemed necessary for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         This memorandum is based upon existing provisions of the Code, Treasury regulations, and the reported interpretations thereof by the Internal Revenue Service ("IRS") and by the courts in effect (or, in the case of certain proposed regulations, proposed) as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this memorandum. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

         In addition, this memorandum is based on various assumptions and is conditioned upon certain representations made by the Operating Partnership and its sole general partner, Crescent Real Estate Equities, Ltd., as to factual and other matters as set forth in the attached letter.

III.     LEGAL BACKGROUND

         A.      75 Percent and 95 Percent Tests

         In order to qualify as a REIT for tax purposes, the Company must satisfy certain tests with respect to the composition of its gross income on an annual basis. First, at least 75 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must consist of temporary investment income or of certain defined categories of income derived directly or indirectly from investments relating to real property or mortgages on real property. These categories include, subject to various limitations, rents from real property, interest on mortgages on real property, gains from the sale or other disposition of real property (including interests in real property and mortgages on real property) not primarily held for sale to customers in the ordinary course of business, income from foreclosure property, and amounts received as consideration for entering into either loans secured by real property or purchases or leases of real property.(2) Second, at least 95 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must be derived from income qualifying under the 75 percent test and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.(3)

         In applying these income tests, REITs that are partners in a partnership are required to include in their gross income their proportionate share of the partnership's gross income. In





--------------------

(2)Section 856(c)(3).

(3)Section 856(c)(2).

addition, such REITs are to treat this partnership gross income as retaining the same character as the items of gross income of the partnership for purposes of section 856.(4) Thus, the character of any income derived by the Operating Partnership from the Denver Marriott will affect the ability of the Company to qualify as a REIT.

         B.      Rents from Real Property

         Rents from real property satisfy both the 75 percent and 95 percent tests for REIT qualification only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.(5) Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10 percent or more of the REIT, directly or constructively, owns 10 percent or more of such tenant (a "Related Party Tenant").(6) Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15 percent of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."(7) Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. However, rents will be qualified as "rents from real property" if a REIT directly performs services in connection with the lease of the property, if those services are "usually or customarily rendered" in connection with the rental of space for occupancy, and such services are not considered to be rendered to the occupant of the property.(8)

         C.      Income from Foreclosure Property

         Income from foreclosure property is treated as "qualifying income" for purposes of the 75 percent and 95 percent tests (although any net income from foreclosure property is taxed at the maximum corporate rate). Foreclosure property is any real property, and any personal property incident to such real property, acquired by a REIT through default under a mortgage or a lease. A REIT may elect to treat such property as foreclosure property for a grace period of up to two





--------------------

(4)Treas. Reg. Section 1.856-3(g).

(5)Section 856(d)(2)(A).

(6)Section 856(d)(2)(B).

(7)Section 856(d)(1)(C).

(8)Sections 856(d)(1)(B), 856(d)(2)(C).

years.(9) However, such property will cease to qualify as foreclosure property if it is used by the REIT in a trade or business more than 90 days after it is acquired and it is not operated through an independent contractor from whom the REIT does not derive or receive any income.(10) Moreover, property is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(11)

IV.      DISCUSSION

        A.      Lease Will be Treated as a Lease for Federal Income Tax Purposes

         In order for any income derived by the Operating Partnership from the Denver Marriott to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties,
(ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted as the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(12)

         In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the




--------------------

(9)Section 856(e).

(10)Section 856(e)(4).

(11)Treas. Reg. Section 1.856-6(b)(3).

(12)See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div.
1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient and
(vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(13)

         We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) the Operating Partnership and RoseStar intend their relationship to be that of lessor and lessee (as evidenced by the terms of the Lease), (ii) RoseStar will have the right to exclusive possession, use and quiet enjoyment of the Denver Marriott during the term of the Lease and the right to uninterrupted control in the operation of the business conducted at the Denver Marriott (subject to its assumption of the Management Agreement),
(iii) RoseStar will dictate how the Denver Marriott is maintained and improved,
(iv) Rose-Star will bear all the costs and expenses of operating the Denver Marriott (with the exception of the cost of replacing certain FF & E, which is to be funded by the Operating Partnership pursuant to Article 7.5 of the Lease), (v) RoseStar will benefit from any savings in the costs of operating the Denver Marriott during the term of the Lease, (vi) in the event of damage or destruction to the Denver Marriott, RoseStar will be at economic risk because its obligation to make rental payments will not abate, (vii) RoseStar will indemnify the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Lease by reason of injury to persons or damage to property occurring at the Denver Marriott or RoseStar's use, management, maintenance or repair of the Denver Marriott, (viii) RoseStar is obligated to pay substantial fixed rent for the period of use of the Denver Marriott, regardless of whether its revenues exceed its costs and expenses, and
(ix) RoseStar stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates the Denver Marriott.

         We do not believe that our conclusion that the Lease of the Denver Marriott will be treated as a lease for Federal income tax purposes is affected by the fact that RoseStar entered the Lease subject to its assumption of the Operating Partnership's obligations under the preexisting Management Agreement. The Management Agreement gives Marriott control over the d ay-to-day operation of the Denver Marriott and allows Marriott to share with RoseStar in the benefits of any increases in revenues or cost savings in the operation of the Denver Marriott. However, Marriott's operation of the Denver Marriott will not be controlled by the Operating Partnership, and the Management Agreement does not affect the fact that RoseStar bears most of the risk of loss if the Denver Marriott is not successful. Moreover, the IRS has issued a private letter ruling





--------------------

(13)P.L.R. 8918012 (January 24, 1989).

in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the d ay-to-day operations of the hotels.(14) This ruling suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

         The Lease is structured in form so that the Operating Partnership retains ownership of all the personal property leased to RoseStar in connection with RoseStar's lease of the Denver Marriott (the "FF&E"). However, if the term of the Lease equals or exceeds the useful life of some or all of the FF&E, it is possible that the Lease could be treated for federal income tax purposes as a financing arrangement. In such a case, RoseStar would be treated as having acquired ownership of the FF&E for federal income tax purposes in exchange for an obligation to make future payments of principal and interest to the Operating Partnership. Nonetheless, we do not believe that the recharacterization of the Lease as a financing arrangement with respect to the FF&E would have a material effect on the ability of the Company to satisfy the requirements for taxation as a REIT. This is because, if a portion the of the payments made by RoseStar under the Lease were characterized as interest on indebtedness secured by the FF&E, rather than rents from real property, that portion would still satisfy the 95 percent gross income test (although it would not satisfy the 75% gross income test).(15)

         B.      Percentage Rent Provision is not Profit-Based

         Pursuant to the Lease, RoseStar will be obligated to pay the Operating Partnership base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(16)

         Under the terms of Article 4.2 of the Lease, RoseStar will pay percentage rent equal on an annual basis to the sum of (i) 22.5 percent of the excess of annual gross receipts from room rentals over $9,800,000 and (ii) 4.0 percent of the excess of annual gross receipts from the food and





--------------------

(14)See, P.L.R. 8117036 (January 27, 1981).

(15)If the Lease were recharacterized as a financing arrangement with respect to the FF&E, it also might result in some minor timing differences with respect to the Company's recognition of income. These differences would result from
(a) the recharacterization of a portion RoseStar's payments under the Lease as a return of principal and (b) the Company's loss of any depreciation deductions attributable to the FF&E.

(16)Treas. Reg. Section 1.856-4(b)(3).

beverage facilities at the Denver Marriott over $4,000,000. This formula effectively rewards RoseStar for any increases in gross receipts from rooms and from other sources over the threshold amounts. This type of formula does not base the percentage rent on RoseStar's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(17) Moreover, the Operating Partnership has represented that (i) the floor amounts used to compute the percentage rent under the Lease do not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and the Denver Marriott projections, the Lease appears to conform with normal business practice.

         C.      RoseStar is not a "Related Party Tenant"

         Rents received from RoseStar will not qualify as "rents from real property" if RoseStar is a "related party tenant." RoseStar will be a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of the assets or net profits of RoseStar.(18) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5).
Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person.

         RoseStar will not be treated as a "related party tenant" because an individual, Sanjay Varma, currently owns a 91 percent interest in its assets and net profits. In reaching this conclusion, we recognize that Sanjay Varma owns certain Units of the Operating Partnership.(19) The Operating Partnership has represented that (i) Sanjay Varma does not own more than 10 percent of the value of the Company's stock, (ii) Sanjay Varma is not expected to own more than 10 percent of the value of the Company's stock in the future, and (iii) neither the Operating Partnership nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of RoseStar at any time in the future. Moreover, Article 7.8 of the Lease limits the ability of RoseStar and its members and managers to acquire, directly or constructively, a 6 percent stock interest in the Company, and
Section 6.4 of the First Amended and





--------------------

(17)See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

(18)Section 856(d)(2)(B)(ii).

(19)See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

Restated Articles of Incorporation of the Company prevents RoseStar and its members and managers from acquiring more than 8 percent of the Company's stock.

         In concluding that RoseStar will not be treated as a "related party tenant," we have applied the definition of related party tenant set forth in section 856(d)(2)(B)(ii), which applies to tenants which are not corporations. If RoseStar is not treated as a partnership for federal income tax purposes, but is instead treated as an association taxable as a corporation, then the applicable definition of related party tenant is the one set forth in section 856(d)(2)(B)(i), which looks to control over voting securities. If RoseStar were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff would likely be deemed to own all of its voting stock, because of the extensive powers that they are granted as managers under the RoseStar Regulations. If this were the case, it would be necessary to consider whether the ownership of such voting stock could possibly be attributed to the Company under the constructive ownership rules described above or otherwise.

         An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(20) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(21) The IRS has applied this four-factor test in determining whether limited liability companies formed under the Texas Limited Liability Company Act (the "Act") are partnerships for federal income tax purposes.(22) The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(23) RoseStar should satisfy these conditions. However, such conditions are applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

         An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(24)
Article 6.01





--------------------

(20)Treas. Reg. Section 301.7701-2(a).

(21)See Rev. Rul. 79-106, 1979-1 C.B. 448.

(22)See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January 31,
1992).

(23)1995-3 I.R.B. 20.

(24)Treas. Reg. Section 301.7701-2(b)(3).

of the Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members. Article 2 of the RoseStar Articles provides that the duration of RoseStar is until the close of business on December 31, 2015, or until its earlier dissolution in accordance with the provisions of the Act or the Regulations. Article 10.2 of the RoseStar Regulations provides, in part, that RoseStar shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of RoseStar is continued by the consent of all the remaining members within ninety days. Accordingly, RoseStar will lack the corporate characteristic of continuity of life.

         An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(25) Article 4.05 of the Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned. Article 4.07 of the Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.3 of the RoseStar Regulations provides, in part, that no member shall have the right to substitute in its place a transferee unless consent is given by the Managers and a majority of the other members, which consent may be withheld in the discretion of the Managers or the other members. Accordingly, RoseStar will lack the corporate characteristic of free transferability of interests. Because RoseStar will lack the corporate characteristics of continuity of life and free transferability of interests, in our opinion it will be treated as partnership for federal income tax purposes.

         D.      Incidental Personal Property

         As noted above, in order for the rent under the Lease to be treated as "rents from real property," the rents attributable to the Operating Partnership's personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable year as (i) the





--------------------

(25)Treas. Reg. Section 301.7701-2(e).

average of the adjusted bases of the personal property leased under or in connection with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(26) The Operating Partnership has represented that the adjusted tax basis of the personal property leased under or in connection with the Lease will not represent more than 15 percent of the aggregate adjusted tax basis of the Denver Marriott at any time. Moreover, in Article 36.2 of the Lease, the parties agreed that the adjusted tax basis of the personal property leased under or in connection with the Lease will not represent more than 15 percent of the aggregate adjusted tax basis of the Denver Marriott at any time.

         E.      Provision of Services by the Operating Partnership

                 1.       Income Derived under the Terms of the Lease

         Although the Operating Partnership may treat charges for services customarily furnished or rendered in connection with the rental of the Denver Marriott as "rents from real property," any services rendered to the occupants of the Denver Marriott must be furnished or rendered by an independent contractor from whom the Company does not derive or receive any income.(27) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of the Denver Marriott, the cost of such services must not be borne by the Operating Partnership.(28) Under the terms of the Lease, the Operating Partnership will not be required to provide any services, customary or noncustomary, in connection with the rental of the Denver
Marriott.   Instead, all services relating to the operation of the Denver
Marriott will be provided by Marriott to RoseStar under the terms of the Management Agreement. The Operating Partnership will not bear the cost of any of the services provided by Marriott to RoseStar. Instead, such costs will be borne by RoseStar pursuant to its assumption of the Operating Partnership's obligations under the Management Agreement.

         Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of the Denver Marriott by Marriott will have no effect on the qualification of the income derived from the Denver Marriott as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day-to-day operations of the hotels.(29) Our conclusion is not altered by the





--------------------

(26)Section 856(d)(1)(C).

(27)Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(28)Treas. Reg. Section 1.856-4(b)(5).

(29)See, P.L.R. 8117036 (January 27, 1981).

fact that the Operating Partnership will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by the Tenant. The Operating Partnership should not be treated as bearing the cost of the services provided by Marriott merely because it will be liable for RoseStar's obligations under the Management Agreement. The Operating Partnership will not be retaining this liability in an attempt to provide services to RoseStar. Instead, it will be retaining this liability only as an accommodation, in order to gain Marriott's consent to its purchase of the
Denver Marriott.   Moreover, the Operating Partnership believes that it is
highly unlikely that it will ever be required to reimburse Marriott for the costs and expenses of operating the Denver Marriott because of a default by RoseStar under the Management Agreement. This is because (i) the Denver Marriott is projected to generate enough gross income to cover the payments to Marriott under the Management Agreement, (ii) in connection with Section 7.7 of the Lease, RoseStar represents that it has a net worth of at least $200,000,
(iii) in connection with Section 7.9 of the Lease, RoseStar covenants that it will retain all of the income it earns from the Denver Marriott and shall not distribute any earnings to its beneficial owners, except as needed for federal and state income taxes payable on taxable income from the Denver Marriott, until it has accumulated and is holding in reserve funds which are sufficient to pay at least one monthly payment of Base Rent under the Lease, plus at least one monthly payment of Base Rent under all other leases between it and the Operating Partnership, and (iv) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume RoseStar's obligations under the Lease.

         2.      Income Derived in the Case of a Default under the Lease

         If the Operating Partnership were required to reimburse Marriott for the costs of operating the Denver Marriott because of a default by RoseStar under the terms of the Management Agreement, we have concluded that the income derived by the Operating Partnership from the Denver Marriott would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests, assuming that such default does not occur before May 1, 1996. This is because, if the Operating Partnership were required to reimburse Marriott for the cost of operating the Denver Marriott, this would constitute an event of default under Article 16.1 of the Lease, allowing the Operating Partnership to terminate RoseStar's leasehold interest in the Denver Marriott. As a result of such a termination of the Lease, any income derived by the Operating Partnership from the Denver Marriott after the default would be treated as income from foreclosure property.

         The Operating Partnership would be able to continue to operate the Denver Marriott after any default under the Lease, without affecting its status as foreclosure property, assuming that any such default does not occur before May 1, 1996. This is because Marriott will provide all services relating to the operation of the Denver Marriott and starting on May 1, 1996, Marriott will qualify as an independent contractor from whom the Company will not derive any income . As noted above, a REIT can use foreclosure property in the conduct of an active trade or business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(30)

         As noted above, real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(31) This is not the case in the present situation because (i) the Denver Marriott is projected to generate enough gross income to produce a profit for RoseStar, (ii) in connection with Section 7.7 of the Lease, RoseStar will represent that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, RoseStar covenants that it will retain all of the income it earns from the Denver Marriott and shall not distribute any earnings to its beneficial owners, except as needed for federal and state income taxes payable on taxable income from the Denver Marriott, until it has accumulated and is holding in reserve funds which are sufficient to pay at least one monthly payment of Base Rent under the Lease, plus at least one monthly payment of Base Rent under all other leases between it and the Operating Partnership, and (iv) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume RoseStar's obligations under the Lease.

         The Denver Marriott would in any event qualify as foreclosure property only for a period of up to two years, beginning on the date of its acquisition by the Operating Partnership, unless the Operating Partnership obtains an extension of the grace period from the IRS.(32) Therefore, in the event the Operating Partnership takes possession of the Denver Marriott as a result of a default under the lease, presumably the Operating Partnership will sell the Denver Marriott or within two years rent it to another tenant under a lease that will produce "rents from real property."

         Prior to May 1, 1996, Crescent may be treated as deriving income from Marriott, because on April 24, 1995 the Operating Partnership received a payment of $600,000 and a note in the principal amount of $1,800,000 from Marriott in connection with its sale of certain contract rights and investments rights to Marriott. The principal balance of the note and all accrued interest thereon are to be paid by Marriott in a single payment on April 30, 1996. As a consequence, prior to May 1, 1996 the Operating Partnership will be treated as deriving interest income and capital





--------------------

(30)Section 856(e)(4)(C). The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third party managers. P.L.R. 9420013 (2/15/94).

(31)Treas. Reg. Section 1.856-6(b)(3).

(32)Section 856(e)(2).

gains income from Marriott. Therefore, during the period prior to May 1, 1996, Marriott will not qualify as an independent contractor from whom the Company does not derive any income.(33)

V.       CONCLUSION

         Based on the assumptions stated above, it is our opinion that (i) all of the income that the Operating Partnership derives from the Denver Marriott will be treated as "qualifying income" for purposes of the 95 percent test and
(ii) all of the income the Operating Partnership derives from the Denver Marriott, will be treated as "qualifying income" for purposes of the 75 percent test.





--------------------

(33)The fact that the Operating Partnership will derive income from Marriott at a time prior to any default under the Lease should not have any affect on the treatment of any income that the Operating Partnership derives from the Denver Marriott after any default under the Lease. See, Tax Management Memorandum, p. 7 (November 7, 1975), as cited in Allen and Fisher, 107-5th T.M., Real Estate Investment Trusts , p. A-77 (the IRS has ruled privately that an entity should be treated as an independent contractor from whom a REIT derived no income for the period such entity managed the REIT's rental properties, despite the fact that the entity purchased foreclosure property from the REIT immediately after the termination of its management contract).

                               September 27, 1996

Crescent Real Estate Equities, Inc.
900 Third Avenue, Suite 1800
New York New York  10022

Ladies and Gentlemen:

         On June 30, 1995 we provided you with a memorandum analyzing the impact of the purchase of the Denver Marriott City Center (the "Hotel Property") by Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") would have on the ability of Crescent Real Estate Equities, Inc. (the "Company") to continue to qualify as a real estate investment trust (a "REIT") under section 856(c).(1) That memorandum concluded that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership derived from the Hotel Property would be treated as "qualifying income" for purposes of the 95 percent gross income test for REIT qualification under section 856(c)(2) (the "95 percent test") and (ii) all of the income that the Operating Partnership derived from the Hotel Property would be treated as "qualifying income" for purposes of the 75 percent gross income test for REIT qualification under section 856(c)(3) (the "75 percent test"). The June 30, 1995 memorandum was based upon, among other items, our review of an Amended and Restated Lease Agreement between dated June 30, 1995 between the Operating Partnership, as lessor, and RoseStar Management, LLC ("RoseStar"), as lessee (the "Lease"). The ownership of RoseStar remains the same as described in our June 30, 1995 memorandum.

         This letter is intended to update the opinions expressed in our June 30, 1995 memorandum. The opinions set forth herein are based upon the existing provisions of the Code, and the reported interpretations thereof by the IRS and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.





--------------------

(1) All section references are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

Crescent Real Estate Equities, Inc.
September 27, 1996
Page 2


    I.    Documents and Representations

          For the purpose of rendering this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following: (1) the Lease; (2) the Limited Guaranty Agreement by Gerald Haddock, John Goff and Sanjay Varma, as guarantors in favor of the Operating Partnership (the "Guaranty); (3) the Articles of Organization of RoseStar Management, LLC (the "RoseStar Articles"), (4) the Regulations of RoseStar Management, LLC (the "RoseStar Regulations"), (5) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"); and (6) such other documents or information as we have deemed necessary for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

          For the purpose of rendering these opinions, we have also assumed that all statements of facts and assumptions described in our June 30, 1995 memorandum remain correct, unless otherwise noted.

    II.   Opinions

          Based on the foregoing, it is our opinion that (i) the Lease will be treated as a lease for federal income tax purposes, (ii) all of the income that the Operating Partnership derives from the Hotel Property will be treated as "qualifying income" for purposes of the 95 percent test, and (iii) all of the income that Operating Partnership derives from the Hotel Property will be treated as "qualifying income" for purposes of the 75 percent test.

          In giving these opinions, we note that Marriott International, Inc. ("Marriott") which operates the Hotel Property as successor to Marriott Corporation under the terms of the agreement between the Original Owner and Marriott Corporation dated January 10, 1979, as amended on January 10, 1979, February 16, 1979, May 11, 1979, July 27, 1979, March 25, 1980, December 18,
1980, July 15, 1981, January 4, 1982, and November 19, 1993 (the "Management Agreement") is currently subleasing space from Gaskins Real Estate Brokerage, Inc. ("Gaskins"), a tenant at 301 Congress Avenue, a property in which the Operating Partnership owns an indirect interest. Under the terms of Gaskins' prime lease, Gaskins is required make a payment to the lessor (an "excess rent payment") equal to the amount by which any rents under a sublease exceed the amount that Gaskins is required to pay to the lessor under the terms of the lease. Gaskins' sublease to Marriott was entered into before the Operating Partnership acquired its interest in 301 Congress Avenue and it is scheduled to

Crescent Real Estate Equities, Inc.
September 27, 1996
Page 3

expire at the end of February 1997. Marriott has already vacated the premises sublet from Gaskins at 301 Congress Avenue and the Operating Partnership will use its best efforts to prevent any extension or renewal of this sublease. We do not believe that the existence of the sublease of space in 301 Congress Avenue by Gaskins to Marriott will affect the opinion expressed in our June 30, 1995 memorandum regarding the treatment of amounts derived from the Hotel Property in the event of a default under the Lease, to the extent any such default occurs after the termination of the sublease to Marriott. In our June 30, 1995 memorandum we indicated that amounts derived from the Hotel Property in the event of a default under the Lease would qualify as income from foreclosure property, if, among other things, at the time of the default, Marriott qualifed as an independent contractor from whom the Company did not derive any income. We do not believe that the Company will be treated as indirectly deriving income from Marriott as a result of accruing any Excess Rent Payments under the terms of Gaskins' lease at 301 Congress, and in any event, even if the Company is treated as indirectly deriving income from Marriott, it will cease to be treated as derivng such income from Marriott after the end of February 1996, if Marriott's sublease terminates at that time.

    III.  Additional Limitations

          The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter.


                                        Very truly yours,


                                        SHAW, PITTMAN, POTTS & TROWBRIDGE

                                        By: /s/ CHARLES B. TEMKIN
                                            --------------------------------
                                                Charles B. Temkin, P.C.

                                   MEMORANDUM

TO:              David Dean

FROM:            Charles B. Temkin
                 Michael A. Jacobs

DATE:            December 19, 1995

RE:              Characterization of Income Derived from the Hyatt Regency
                 Albuquerque Plaza


I.       OVERVIEW

         Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") purchased the Hyatt Regency Albuquerque Plaza (the "Albuquerque Hyatt") from Albuquerque Plaza Partners (the "Prior Owner"), on December 19, 1995. Crescent Real Estate Equities, Inc. (the "Company") is currently the sole shareholder of two corporations, one of which is the sole general partner of and one of which is a limited partner of the Operating Partnership. These two corporations constitute qualified REIT subsidiaries within the meaning of section 856(i).(1)

         This memorandum analyzes the impact that the purchase of the Albuquerque Hyatt will have on the ability of the Company to continue to qualify as a real estate investment trust (a "REIT") under section 856(c).
More specifically, it analyzes whether the income the Operating Partnership derives from the Albuquerque Hyatt is "qualifying income" for purposes of the 75 percent and 95 percent gross income tests for REIT qualification. This memorandum concludes that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership derives from the Albuquerque Hyatt will be treated as "qualifying income" for purposes of the 95 percent test and (ii) all of the income the Operating Partnership derives from the Albuquerque Hyatt will be treated as "qualifying income" for purposes of the 75 percent test.





--------------------

(1) All section references herein are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

II.      FACTS AND ASSUMPTIONS

         The Prior Owner contracted with Hyatt Corporation ("Hyatt") to operate the Albuquerque Hyatt. Under the terms of the agreement between the Prior Owner and Hyatt dated October 11, 1988, as amended on February 14, 1990, and August 30, 1994 (the "Management Agreement"), Hyatt is obligated to provide all services in relation to the operation of the Albuquerque Hyatt and collect all hotel receipts. In exchange for these services, Hyatt is to be reimbursed for the costs of operating the Albuquerque Hyatt and paid a management fee. This fee is paid out of hotel receipts; it is based on the profits, if any, from operation of the Albuquerque Hyatt. Article 15.2 of the Management Agreement requires that all assignments of the Management Agreement be approved by Hyatt and that any assignees expressly assume the obligations of the owner under the Management Agreement. Therefore, in connection with its purchase of the Albuquerque Hyatt, the Operating Partnership assumed all of the obligations of the Prior Owner under the Management Agreement.

         When the Operating Partnership purchased the Albuquerque Hyatt, it immediately leased it to RoseStar Management, LLC ("RoseStar") pursuant to a Lease Agreement dated December 19, 1995 (the "Lease"). Pursuant to Article 2 of the Lease, the Operating Partnership assigned its interest in the Management Agreement to RoseStar; and pursuant to Article 15.2 of the Management Agreement, RoseStar assumed all of the Operating Partnership's obligations thereunder. However, as a condition of its approval of the Lease, Hyatt required that the Operating Partnership remain liable for all obligations of the Operating Partnership under the Management Agreement that was assumed by RoseStar.

         Currently, Sanjay Varma owns a 91 percent interest in the assets and net profits of RoseStar, while Gerald W. Haddock and John C. Goff, the managers of RoseStar, each own a 4.5 percent interest in its assets and net profits. RoseStar currently leases another hotel, located in Denver, Colorado (the "Denver Marriott"), from the Operating Partnership. We have provided you with a memorandum dated June 30, 1995 regarding the characterization of income derived by the Operating Partnership from the lease of the Denver Marriott to RoseStar.

         For purposes of this memorandum, we have examined and relied upon (1) the Management Agreement, (2) the Lease, (3) the Articles of Organization of RoseStar Management, LLC (the "RoseStar Articles"), (4) the Regulations of RoseStar Management, LLC (the "RoseStar Regulations"), (5) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"), and (6) such other documents or information as we deemed necessary for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         This memorandum is based upon existing provisions of the Code, Treasury regulations, and the reported interpretations thereof by the Internal Revenue Service ("IRS") and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this memorandum. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

         In addition, this memorandum is based on various assumptions and is conditioned upon certain representations made by the Operating Partnership and its sole general partner, Crescent Real Estate Equities, Ltd., as to factual and other matters as set forth in the attached letter.

III.     LEGAL BACKGROUND

         A.      75 Percent and 95 Percent Tests

         In order to qualify as a REIT for tax purposes, the Company must satisfy certain tests with respect to the composition of its gross income on an annual basis. First, at least 75 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must consist of temporary investment income or of certain defined categories of income derived directly or indirectly from investments relating to real property or mortgages on real property. These categories include, subject to various limitations, rents from real property, interest on mortgages on real property, gains from the sale or other disposition of real property (including interests in real property and mortgages on real property) not primarily held for sale to customers in the ordinary course of business, income from foreclosure property, and amounts received as consideration for entering into either loans secured by real property or purchases or leases of real property.(2) Second, at least 95 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must be derived from income qualifying under the 75 percent test and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.(3)

         In applying these income tests, REITs that are partners in a partnership are required to include in their gross income their proportionate share of the partnership's gross income. In addition, such REITs are to treat this partnership gross income as retaining the same character as the items of gross income of the partnership for purposes of section 856.(4) Thus, the character of any





--------------------

(2)Section 856(c)(3).

(3)Section 856(c)(2).

(4)Treas. Reg. Section 1.856-3(g).

income derived by the Operating Partnership from the Albuquerque Hyatt will affect the ability of the Company to qualify as a REIT.

         B.      Rents from Real Property

         Rents from real property satisfy both the 75 percent and 95 percent tests for REIT qualification only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.(5) Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10 percent or more of the REIT, directly or constructively, owns 10 percent or more of such tenant (a "Related Party Tenant").(6) Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15 percent of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."(7) Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. However, rents will be qualified as "rents from real property" if a REIT directly performs services in connection with the lease of the property, if those services are "usually or customarily rendered" in connection with the rental of space for occupancy, and such services are not considered to be rendered to the occupant of the property.(8)

         C.      Income from Foreclosure Property

         Income from foreclosure property is treated as "qualifying income" for purposes of the 75 percent and 95 percent tests (although any net income from foreclosure property is taxed at the maximum corporate rate). Foreclosure property is any real property, and any personal property incident to such real property, acquired by a REIT through default under a mortgage or a lease. A REIT may elect to treat such property as foreclosure property for a grace period of up to two years.(9) However, such property will cease to qualify as foreclosure property if it is used by the REIT in a trade or business more than 90 days after it is acquired and it is not operated through





--------------------

(5)Section 856(d)(2)(A).

(6)Section 856(d)(2)(B).

(7)Section 856(d)(1)(C).

(8)Sections 856(d)(1)(B), 856(d)(2)(C).

(9)Section 856(e).

an independent contractor from whom the REIT does not derive or receive any income.(10) Moreover, property is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(11)

IV.      DISCUSSION

         A.      Lease Will be Treated as a Lease for Federal Income Tax
                 Purposes

         In order for any income derived by the Operating Partnership from the Albuquerque Hyatt to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties,
(ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted as the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(12)

         In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant





--------------------

(10)Section 856(e)(4).

(11)Treas. Reg. Section 1.856-6(b)(3).

(12)See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div.
1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

services to entities unrelated to the service recipient and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(13)

         We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) the Operating Partnership and RoseStar intend their relationship to be that of lessor and lessee (as evidenced by the terms of the Lease), (ii) RoseStar will have the right to exclusive possession, use and quiet enjoyment of the Albuquerque Hyatt during the term of the Lease and the right to uninterrupted control in the operation of the business conducted at the Albuquerque Hyatt (subject to its assumption of the Management Agreement),
(iii) RoseStar will dictate how the Albuquerque Hyatt is maintained and improved, (iv) RoseStar will bear all the costs and expenses of operating the Albuquerque Hyatt other than the replacement of furniture, fixtures and equipment, (v) RoseStar will benefit from any savings in the costs of operating the Albuquerque Hyatt during the term of the Lease, (vi) in the event of damage or destruction to the Albuquerque Hyatt, RoseStar will be at economic risk because its obligation to make rental payments will not abate, (vii) RoseStar will indemnify the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Lease by reason of injury to persons or damage to property occurring at the Albuquerque Hyatt or RoseStar's use, management, maintenance or repair of the Albuquerque Hyatt, (viii) RoseStar is obligated to pay substantial fixed rent for the period of use of the Albuquerque Hyatt, regardless of whether its revenues exceed its costs and expenses, and (ix) RoseStar stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates the Albuquerque Hyatt.

         We do not believe that our conclusion that the Lease of the Albuquerque Hyatt will be treated as a lease for Federal income tax purposes is affected by the fact that RoseStar entered the Lease subject to its assumption of the Operating Partnership's obligations under the preexisting Management Agreement. The Management Agreement gives Hyatt control over the day-to-day operation of the Albuquerque Hyatt and allows Hyatt to share with RoseStar in the benefits of any increases in revenues or cost savings in the operation of the Albuquerque Hyatt. However, Hyatt's operation of the Albuquerque Hyatt will not be controlled by the Operating Partnership, and the Management Agreement does not affect the fact that RoseStar bears most of the risk of loss if the Albuquerque Hyatt is not successful. Moreover, the IRS has issued a private letter ruling in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the day-to-day





--------------------

(13)P.L.R. 8918012 (January 24, 1989).

operations of the hotels.(14) This ruling suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

         The Lease is structured in form so that the Operating Partnership retains ownership of all the personal property leased to RoseStar in connection with RoseStar's lease of the Albuquerque Hyatt (the "FF&E"). However, if the term of the Lease equals or exceeds the useful life of some or all of the FF&E, it is possible that the Lease could be treated for federal income tax purposes as a financing arrangement. In such a case, RoseStar would be treated as having acquired ownership of the FF&E for federal income tax purposes in exchange for an obligation to make future payments of principal and interest to the Operating Partnership. Nonetheless, we do not believe that the recharacterization of the Lease as a financing arrangement with respect to the FF&E would have a material effect on the ability of the Company to satisfy the requirements for taxation as a REIT. This is because, if a portion the of the payments made by RoseStar under the Lease were characterized as interest on indebtedness secured by the FF&E, rather than rents from real property, that portion would still satisfy the 95 percent gross income test (although it would not satisfy the 75% gross income test).(15)

         B.      Percentage Rent Provision is not Profit-Based

         Pursuant to the Lease, RoseStar will be obligated to pay the Operating Partnership base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(16)

         Under the terms of Article 4.2 of the Lease, RoseStar will pay percentage rent equal on an annual basis to the sum of (i) 17.5 percent of the excess of annual gross receipts from room rentals over $6,000,000 and (ii) 2.5 percent of the excess of annual gross receipts from the food and beverage facilities at the Albuquerque Hyatt over $2,000,000. This formula effectively rewards





--------------------

(14)See, P.L.R. 8117036 (January 27, 1981).

(15)If the Lease were recharacterized as a financing arrangement with respect to the FF&E, it also might result in some minor timing differences with respect to the Company's recognition of income. These differences would result from
(a) the recharacterization of a portion RoseStar's payments under the Lease as a return of principal and (b) the Company's loss of any depreciation deductions attributable to the FF&E.

(16)Treas. Reg. Section 1.866-4(b)(3).

RoseStar for any increases in gross receipts from rooms and from other sources over the threshold amounts. This type of formula does not base the percentage rent on RoseStar's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(17) Moreover, the Operating Partnership has represented that (i) the floor amounts used to compute the percentage rent under the Lease do not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and the Albuquerque Hyatt projections, the Lease appears to conform with normal business practice.

         C.      RoseStar is not a "Related Party Tenant"

         Rents received from RoseStar will not qualify as "rents from real property" if RoseStar is a "related party tenant." RoseStar will be a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of the assets or net profits of RoseStar.(18) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5). Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person.

         RoseStar will not be treated as a "related party tenant" because an individual, Sanjay Varma, currently owns a 91 percent interest in its assets and net profits. In reaching this conclusion, we recognize that Sanjay Varma owns certain Units of the Operating Partnership.(19) The Operating Partnership has represented that (i) Sanjay Varma does not own more than 10 percent of the value of the Company's stock, (ii) Sanjay Varma is not expected to own more than 10 percent of the value of the Company's stock in the future, and (iii) neither the Operating Partnership nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of RoseStar at any time in the future. Moreover, Article 7.8 of the Lease limits the ability of RoseStar and its members and managers to acquire, directly or constructively, a 6 percent stock interest in the Company, and
Section 6.4 of the First Amended and





--------------------

(17)See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

(18)Section 856(d)(2)(B)(ii).

(19)See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

Restated Articles of Incorporation of the Company prevents RoseStar and its members and managers from acquiring more than 8 percent of the Company's stock.

         In concluding that RoseStar will not be treated as a "related party tenant," we have applied the definition of related party tenant set forth in section 856(d)(2)(B)(ii), which applies to tenants which are not corporations. If RoseStar is not treated as a partnership for federal income tax purposes, but is instead treated as an association taxable as a corporation, then the applicable definition of related party tenant is the one set forth in section 856(d)(2)(B)(i), which looks to control over voting securities. If RoseStar were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff would likely be deemed to own all of its voting stock, because of the extensive powers that they are granted as managers under the RoseStar Regulations. If this were the case, it would be necessary to consider whether the ownership of such voting stock could possibly be attributed to the Company under the constructive ownership rules described above or otherwise.

         An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(20) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(21) The IRS has applied this four-factor test in determining whether limited liability companies formed under the Texas Limited Liability Company Act (the "Act") are partnerships for federal income tax purposes.(22) The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(23) RoseStar should satisfy these conditions. However, such conditions are applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

         An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(24)
Article 6.01





--------------------

(20)Treas. Reg. Section 301.7701-2(a).

(21)See Rev. Rul. 79-106, 1979-1 C.B. 448.

(22)See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January 31,
1992).

(23)1995-3 I.R.B. 20.

(24)Treas. Reg. Section 301.7701-2(b)(3).

of the Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members. Article 2 of the RoseStar Articles provides that the duration of RoseStar is until the close of business on December 31, 2015, or until its earlier dissolution in accordance with the provisions of the Act or the Regulations. Article 10.2 of the RoseStar Regulations provides, in part, that RoseStar shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of RoseStar is continued by the consent of all the remaining members within ninety days. Accordingly, RoseStar will lack the corporate characteristic of continuity of life.

         An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(25) Article 4.05 of the Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned.
Article 4.07 of the Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.3 of the RoseStar Regulations provides, in part, that no member shall have the right to substitute in its place a transferee unless consent is given by the Managers and a majority of the other members, which consent may be withheld in the discretion of the Managers or the other members. Accordingly, RoseStar will lack the corporate characteristic of free transferability of interests. Because RoseStar will lack the corporate characteristics of continuity of life and free transferability of interests, in our opinion it will be treated as partnership for federal income tax purposes.


         D.      Incidental Personal Property

         As noted above, the rents attributable to the Operating Partnership's personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable year as (i) the average of the adjusted bases of the personal property leased under or in connection





--------------------

(25) Treas. Reg. Section 301.7701-2(e).

with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(26) The Operating Partnership has represented that, assuming that the Lease is not characterized as a financing arrangement with respect to the FF&E, the adjusted tax basis of the FF&E will not represent more than 15 percent of the aggregate adjusted tax basis of the Albuquerque Hyatt at any time.

         E.      Provision of Services by the Operating Partnership

                 1.       Income Derived under the Terms of the Lease

         Although the Operating Partnership may treat charges for services customarily furnished or rendered in connection with the rental of the Albuquerque Hyatt as "rents from real property," any services rendered to the occupants of the Albuquerque Hyatt must be furnished or rendered by an independent contractor from whom the Company does not derive or receive any income.(27) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of the Albuquerque Hyatt, the cost of such services must not be borne by the Operating Partnership.(28) Under the terms of the Lease, the Operating Partnership will not be required to provide any services, customary or noncustomary, in connection with the rental of the
Albuquerque Hyatt.   Instead, all services relating to the operation of the
Albuquerque Hyatt will be provided by Hyatt to RoseStar under the terms of the Management Agreement. The Operating Partnership will not bear the cost of any of the services provided by Hyatt to RoseStar. Instead, such costs will be borne by RoseStar pursuant to its assumption of the Operating Partnership's obligations under the Management Agreement.

         Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of the Albuquerque Hyatt by Hyatt will have no effect on the qualification of the income derived from the Albuquerque Hyatt as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day-to-day operations of the hotels.(29) Our conclusion is not altered by the fact that the Operating Partnership will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by the Tenant. The Operating Partnership should not be treated as bearing the cost of the services provided by Hyatt merely because it will be liable for RoseStar's obligations under the Management Agreement. The Operating





--------------------

(26)Section 856(d)(1)(C).

(27)Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(28)Treas. Reg. Section 1.856-4(b)(5).

(29)See, P.L.R. 8117036 (January 27, 1981).

Partnership will not be retaining this liability in an attempt to provide services to RoseStar. Instead, it will be retaining this liability only as an accommodation, in order to gain Hyatt's consent to its purchase of the
Albuquerque Hyatt.   Moreover, the Operating Partnership believes that it is
highly unlikely that it will ever be required to reimburse Hyatt for the costs and expenses of operating the Albuquerque Hyatt because of a default by RoseStar under the Management Agreement. This is because (i) the Albuquerque Hyatt is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in the event that the Albuquerque Hyatt does not generate enough gross income to cover the payments to Hyatt under the Management Agreement, RoseStar may still be able to make such payments out of gross income generated by the Denver Marriott, (iii) in connection with the Lease, RoseStar has represented that it has a net worth of at least $200,000, (iv) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume RoseStar's obligations under the Lease, and (v) in connection with the Lease, RoseStar has agreed to limit distributions to its members to an amount necessary to pay federal and state income taxes on income from the Albuquerque Hyatt until RoseStar is holding sufficient reserves funds to enable it to pay at least one monthly payment of base rent under the Lease and all other leases between RoseStar and the Operating Partnership.

                2.       Income Derived in the Case of a Default under the Lease

         If the Operating Partnership were required to reimburse Hyatt for the costs of operating the Albuquerque Hyatt because of a default by RoseStar under the terms of the Management Agreement, we have concluded that the income derived by the Operating Partnership from the Albuquerque Hyatt would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests. This is because, if the Operating Partnership were required to reimburse Hyatt for the cost of operating the Albuquerque Hyatt, this would constitute an event of default under Article 16.1 of the Lease, allowing the Operating Partnership to terminate RoseStar's leasehold interest in the Albuquerque Hyatt. As a result of such a termination of the Lease, any income derived by the Operating Partnership from the Albuquerque Hyatt after the default would be treated as income from foreclosure property.

         The Operating Partnership would be able to continue to operate the Albuquerque Hyatt after any default under the Lease, without affecting its status as foreclosure property. This is because Hyatt, which will provide all services relating to the operation of the Albuquerque Hyatt, qualifies as an independent contractor from whom the Company does not derive any income. As noted above, a REIT can use foreclosure property in the conduct of an active trade or business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(30)





--------------------

(30)Section 856(e)(4)(C). The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel

                                               Footnote continued on next page

         As previously noted, real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(31) This is not the case in the present situation because (i) the Albuquerque Hyatt is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement,
(ii) in the event that the Albuquerque Hyatt does not generate enough gross income to cover the payments to Hyatt under the Management Agreement, RoseStar may still be able to make such payments out of gross income generated by the Denver Marriott, (iii) in connection with the Lease, RoseStar has represented that it has a net worth of at least $200,000, (iv) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume RoseStar's obligations under the Lease, and (v) in connection with the Lease, RoseStar has agreed to limit distributions to its members to an amount necessary to pay federal and state income taxes on income from the Albuquerque Hyatt until RoseStar is holding sufficient reserves funds to enable it to pay at least one monthly payment of base rent under the Lease and all other leases between RoseStar and the Operating Partnership.

         The Albuquerque Hyatt will in any event qualify as foreclosure property only for a period of up to two years, beginning on the date of its acquisition by the Operating Partnership, unless the Operating Partnership obtains an extension of the grace period from the IRS.(32) Therefore, in the event the Operating Partnership takes possession of the Albuquerque Hyatt as a result of a default under the lease, presumably the Operating Partnership will sell the Albuquerque Hyatt or within two years rent it to another tenant under a lease that will produce "rents from real property."

V.       CONCLUSION

         Based on the assumptions stated above, it is our opinion that (i) all of the income that the Operating Partnership derives from the Albuquerque Hyatt will be treated as "qualifying income" for purposes of the 95 percent test and
(ii) all of the income the Operating Partnership derives from the Albuquerque Hyatt will be treated as "qualifying income" for purposes of the 75 percent test.





--------------------

Footnote continued from previous page

properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third-party managers. P.L.R. 9420013 (2/15/94).

(31)Treas. Reg. Section 1.856-6(b)(3).

(32)Section 856(e)(2).

                                 April 1, 1996


Crescent Real Estate Equities, Inc.
900 Third Avenue, Suite 1800
New York New York  10022

Ladies and Gentlemen:

         On December 19, 1995 we provided you with a memorandum analyzing the impact that the purchase of the Hyatt Regency Albuquerque Plaza (the "Albuquerque Hyatt") by Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") would have on the ability of Crescent Real Estate Equities, Inc. (the "Company") to continue to qualify as a real estate investment trust (a "REIT") under section 856(c).(1) That memorandum concluded that, subject to certain assumptions, in our opinion (i) all of the income that the Operating Partnership derived from the Albuquerque Hyatt would be treated as "qualifying income" for purposes of the 95 percent gross income test for REIT qualification and (ii) all of the income that the Operating Partnership derived from the Albuquerque Hyatt would be treated as "qualifying income" for purposes of the 75 percent gross income test for REIT qualification. The December 19, 1995 memorandum was based upon, among other items, our review of a Lease Agreement between the Operating Partnership, as lessor, and RoseStar Management, LLC ("RoseStar"), as lessee, dated December 19, 1995 (the "Lease").

         On March 11, 1996, the Operating Partnership conveyed all of its interest as lessor under the Lease to Crescent Real Estate Funding II, L.P., a Delaware limited Partnership ("Funding II"). Funding II assumed all of the Operating Partnership's liabilities and obligations under the Original Lease.

         On March 29, 1996, pursuant to an Assignment and Assumption of Leasehold Estate, RoseStar sold and assigned all of its interest and estate as lessee under the Lease to RoseStar Southwest, LLC, a Delaware limited liability company ("Southwest"). RoseStar owns a 99 percent interest in Southwest, while the remaining one percent interest is owned by RSSW Corp., a Delaware corporation. The ownership of RoseStar is unchanged from December 19, 1995.





--------------------

(1) All section references are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 2

         On April 1, 1996, the Lease was amended to provide that, among other things, (1) at all times during the term of the Lease, Southwest and RoseStar would maintain a cumulative net worth equal to $200,000; and (2) Southwest would retain all of the income it earns from the Albuquerque Hyatt (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on such income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest and any such affiliated entities and Funding II or an affiliate of Funding II.

         This letter is intended to update the opinions expressed in our December 19, 1995 memorandum to reflect the changes in the Lease and the substitution of new parties as lessor and lessee of the Albuquerque Hyatt. The opinions set forth herein are based upon the existing provisions of the Code, and the reported interpretations thereof by the IRS and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. However, because our opinions are not binding upon the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

    I.    Documents and Representations

          For the purpose of rendering this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following: (1) the Lease; (2) the Assignment and Assumption of Leasehold Estate by and between RoseStar and Southwest dated March 29, 1996; (3) the First Amendment to the Lease dated April 1, 1996; (4) the Limited Guaranty Agreement by Gerald Haddock, John Goff and Sanjay Varma, as guarantors in favor of Funding II (the "Guaranty); (5) the Articles of Organization of RoseStar Management, LLC (the "RoseStar Articles"), (6) the Regulations of RoseStar Management, LLC (the "RoseStar Regulations"), (7) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"); and (8) such other documents or information as we have deemed necessary for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 3

          For the purpose of rendering this opinion, we have also assumed that all statements of facts and assumptions described in our December 19, 1995 memorandum remain correct, unless otherwise noted.

    II.   Opinions

          A.    Lease Will be Treated as a Lease for Federal Income Tax Purposes

          In order for any income derived by Funding II from the Albuquerque Hyatt to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted as the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(2)

          In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient and (vi) the total contract price does not substantially exceed the rental





--------------------

(2) See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div. 1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 4

value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(3)

          We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) Funding II and Southwest intend their relationship to be that of lessor and lessee (as evidenced by the terms of the Lease), (ii) Southwest has the right to exclusive possession, use and quiet enjoyment of the Albuquerque Hyatt during the term of the Lease and the right to uninterrupted control in the operation of and business conducted at the Albuquerque Hyatt (subject to its assumption of the Management Agreement), (iii) Southwest will bear the cost of, and be responsible for, capital expenditures, including maintenance and repair of the Albuquerque Hyatt, and will dictate how the Albuquerque Hyatt is maintained and improved (with the exception that Funding II, as lessor, is responsible for the cost of certain capital expenditures in situations where the funds available to Southwest are insufficient for such expenditures), (iv) Southwest will bear all the costs and expenses of operating the Albuquerque Hyatt (with the exception of the costs of replacing certain FF & E associated with the Albuquerque Hyatt, which are to be funded by Funding
II), (v) Southwest will benefit from any savings in the costs of operating the Albuquerque Hyatt during the term of the Lease, (vi) in the event of damage or destruction to the Albuquerque Hyatt, Southwest will be at economic risk because its obligation to make rental payments will not abate, (vii) Southwest will indemnify Funding II against all liabilities imposed on Funding II during the term of the Lease by reason of injury to persons or damage to property occurring at the Albuquerque Hyatt or Southwest's use, management, maintenance or repair of the Albuquerque Hyatt, (viii) Southwest is obligated to pay substantial fixed rent for the period of use of the Albuquerque Hyatt, regardless of whether its revenues exceed its costs and expenses, and (ix) Southwest stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates the Albuquerque Hyatt.

          We do not believe that our conclusion that the Lease of the Albuquerque Hyatt will be treated as a lease for Federal income tax purposes is affected by the fact that Southwest assumed RoseStar's rights and obligations as lessor under the Lease subject to its assumption of Funding II's obligations under the preexisting Management Agreement. The Management Agreement gives Hyatt control over the day-to-day operation of the Albuquerque Hyatt and will allow Hyatt to share with Southwest in the benefits of any increases in revenues or cost savings in the operation of the Albuquerque Hyatt. However, Hyatt's operation of the





--------------------

(3)  P.L.R. 8918012 (January 24, 1989).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 5

Albuquerque Hyatt is not controlled by Funding II, and the Management Agreement does not affect the fact that Southwest bears most of the risk of loss if the Albuquerque Hyatt is not successful. Moreover, the IRS has issued a private letter ruling in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the day-to-day operations of the hotels.(4) This ruling suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

          The Lease is structured in form so that Funding II retains ownership of all the personal property leased to Southwest in connection with Southwest's lease of the Albuquerque Hyatt (the "FF&E"). However, if the term of the Lease equals or exceeds the useful life of some or all of the FF&E, it is possible that the Lease could be treated for federal income tax purposes as a financing arrangement. In such a case, Southwest would be treated as having acquired ownership of the FF&E for federal income tax purposes in exchange for an obligation to make future payments of principal and interest to Funding II. Nonetheless, we do not believe that the recharacterization of the Lease as a financing arrangement with respect to the FF&E would have a material effect on the ability of the Company to satisfy the requirements for taxation as a REIT. This is because, if a portion the of the payments made by Southwest under the Lease were characterized as interest on indebtedness secured by the FF&E, rather than rents from real property, that portion would still satisfy the 95 percent gross income test (although it would not satisfy the 75% gross income test).(5)

          B.    Percentage Rent Provision is not Profit-Based

          Pursuant to the Lease, Southwest will be obligated to pay Funding II base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect





--------------------

(4)  See, P.L.R. 8117036 (January 27, 1981).

(5) If the Lease were recharacterized as a financing arrangement with respect to the FF&E, it also might result in some minor timing differences with respect to the Company's recognition of income. These differences would result from (a) the recharacterization of a portion Southwest's payments under the Lease as a return of principal and (b) the Company's loss of any depreciation deductions attributable to the FF&E.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 6

of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(6)

          Under the terms of Article 4.2 of the Lease, Southwest will pay percentage rent equal on an annual basis to the sum of (i) 17.5 percent of the excess of annual gross receipts from room rentals over $6,000,000 and (ii) 2.5 percent of the excess of annual gross receipts from the food and beverage facilities at the Albuquerque Hyatt over $2,000,000. It will effectively reward Southwest for any increases in gross receipts from rooms and from other sources over the threshold amounts. This type of formula does not base the percentage rent on Southwest's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(7) Moreover, Funding II has represented that (i) the floor amounts used to compute the percentage rent under the Lease do not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease has not been and will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and the Albuquerque Hyatt projections, the Lease appears to conform with normal business practice.

          C.    Southwest is not a "Related Party Tenant"

          Rents received from Southwest will not qualify as "rents from real property" if Southwest is a "related party tenant." Southwest will be a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of the assets or net profits of Southwest.(8) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5). Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person.

          Southwest will not be treated as a "related party tenant" because a 99 percent interest in Southwest's assets and net profits will be owned by RoseStar, with the remaining one





--------------------

(6)  Treas. Reg. Section 1.866-4(b)(3).

(7) See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

(8)  Section 856(d)(2)(B)(ii).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 7

percent interest owned by RSSW, Corp. An individual, Sanjay Varma, currently owns a 91 percent interest in the assets and net profits of RoseStar and RSSW, Corp. In reaching this conclusion, we recognize that Sanjay Varma owns certain
Units of the Operating Partnership.(9)   Funding II has represented that (i)
Sanjay Varma does not own more than 10 percent of the value of the Company's stock, (ii) Sanjay Varma is not expected to own more than 10 percent of the value of the Company's stock in the future, and (iii) neither Funding II nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of RoseStar at any time in the future. Moreover, Article 7.8 of the Lease limits the ability of Southwest or any person owning an interest in Southwest (including RoseStar) to acquire, directly or constructively, a 6 percent stock interest in the Company, and
Section 6.4 of the First Amended and Restated Articles of Incorporation of the Company prevents RoseStar and its members and managers from acquiring more than 8 percent of the Company's stock.

          The conclusion that Southwest will not be treated as a "related party tenant" is based on the assumption that its member RoseStar will be treated as a partnership for federal income tax purposes. If RoseStar is not treated as a partnership for federal income tax purposes, but is instead treated as an association taxable as a corporation, then it is possible that Southwest would be treated as a "related party tenant" and the rents derived under the terms of the Lease would not be treated as "rents from real property." This is because, if RoseStar were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff would likely be deemed to own all of its voting stock, because of the extensive powers that they are granted as managers under the RoseStar Regulations. If this were the case, the ownership of such voting stock (and ownership of Southwest) might be attributed to the Company under a literal reading of the constructive ownership rules described above.(10)





--------------------

(9) See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

(10) Richard Rainwater, Gerald Haddock and John Goff are each partners in FW-Irving Partners, Ltd. (and apparently they are partners in other partnerships as well). Richard Rainwater also owns more than 10 percent of the value of the stock of the Company. Thus, assuming that the ownership interests in RoseStar held by Gerald Haddock and John Goff constitute stock, such interests, along with Richard Rainwater's stock interest in the Company, will be attributed to FW-Irving Partners, Ltd. pursuant to section 318(a)(3)(A), which provides that stock owned, directly or indirectly, by or for a partners shall be considered as owned by the partnership. Then, FW-Irving Partners, Ltd.'s deemed interest in RoseStar would be attributed to the Company pursuant to section 318(a)(3)(C) (as modified by section 856(d)(5)), which provides that stock owned by any person that owns 10 percent or more of the value of the stock in a corporation shall be considered owned by the corporation. As you are aware, however, we have opined to you in a similar context that we do not believe that these attribution rules should be read literally.

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 8

          An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(11) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(12) The IRS has applied this four-factor test in determining whether limited liability companies formed under the Texas Limited Liability Company Act (the "Act") are partnerships for federal income tax purposes.(13) The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(14) RoseStar should satisfy these conditions. However, such conditions are applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

          An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(15)
Article 6.01 of the Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members. Article 2 of the RoseStar Articles provides that the duration of RoseStar is until the close of business on December 31, 2015, or until its earlier dissolution in accordance with the provisions of the Act or the Regulations. Article 10.2 of the RoseStar Regulations provides, in part, that RoseStar shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of RoseStar is continued by the consent of all the remaining members





--------------------

(11)  Treas. Reg. Section 301.7701-2(a).

(12)  See Rev. Rul. 79-106, 1979-1 C.B. 448.

(13)  See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January
      31, 1992).

(14)  1995-3 I.R.B. 20.

(15)  Treas. Reg. Section 301.7701-2(b)(3).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 9

within ninety days. Accordingly, RoseStar will lack the corporate characteristic of continuity of life.

          An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(16) Article 4.05 of the Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned. Article 4.07 of the Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.3 of the RoseStar Regulations provides, in part, that no member shall have the right to substitute in its place a transferee unless consent is given by the Managers and a majority of the other members, which consent may be withheld in the discretion of the Managers or the other members. Accordingly, RoseStar will lack the corporate characteristic of free transferability of interests. Because RoseStar will lack the corporate characteristics of continuity of life and free transferability of interests, in our opinion it will be treated as partnership for federal income tax purposes.

          D.    Incidental Personal Property

          As noted in the December 19, 1995 memorandum, in order for the rent under the Lease to be treated as "rents from real property," the rents attributable to personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable year as (i) the average of the adjusted bases of the personal property leased under or in connection with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(17) Funding II has represented that the adjusted tax basis of the personal property leased under or in connection with the Lease has not represented and will not represent more than 15 percent of the aggregate adjusted tax basis of the Albuquerque





--------------------

(16)  Treas. Reg. Section 301.7701-2(e).

(17)  Section 856(d)(1)(C).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 10

Hyatt at any time. Moreover, in Article 36.2 of the Lease, the parties agreed that the adjusted tax basis of the personal property leased under or in connection with the Lease will not represent more than 15 percent of the aggregate adjusted tax basis of the Albuquerque Hyatt at any time.

          E.    Provision of Services by the Funding II

          1.    Income Derived under the Terms of the Lease

          Although Funding II may treat charges for services customarily furnished or rendered in connection with the rental of the Albuquerque Hyatt as "rents from real property," any services rendered to the occupants of the Albuquerque Hyatt must be furnished or rendered by an independent contractor from whom the Company does not derive or receive any income.(18) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of the Albuquerque Hyatt, the cost of such services must not be borne by the Funding II.(19)

          Under the terms of the Lease, Funding II will not be required to provide any services, customary or noncustomary, in connection with the rental of the Albuquerque Hyatt. Instead, all services relating to the operation of the Albuquerque Hyatt will be provided by Hyatt under the terms of the Management Agreement. Funding II has represented that Hyatt is an independent contractor within the meaning of section 856(d)(3), from which the Company and Funding II will not derive or receive any income. Funding II will not bear the cost of any of the services provided by Hyatt. Instead, such costs are borne by Southwest, because it has assumed Funding II's obligations, as owner, under the Management Agreement.

          Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of the Albuquerque Hyatt by Hyatt will have no effect on the qualification of the income derived from the Albuquerque Hyatt as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day to day operations of the hotels.(20) Our conclusion is not altered by the fact that Funding II will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by Southwest. Funding II should not be treated as bearing the cost of the services provided by





--------------------

(18)  Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(19)  Treas. Reg. Section 1.856-4(b)(5).

(20)  See, P.L.R. 8117036 (January 27, 1981).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 11

Hyatt merely because it is liable for Southwest's obligations under the Management Agreement. Funding II is not retaining this liability in an attempt to provide services to Southwest. Instead, it is retaining this liability only
as an accommodation to Hyatt.   Moreover, Funding II believes that it is highly
unlikely that it will ever be required to reimburse Hyatt for the costs and expenses of operating the Albuquerque Hyatt. This is because (i) the Albuquerque Hyatt is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in connection with
Section 7.7 the Lease, as amended, Southwest has represented that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, as amended, Southwest has agreed to retain all of the income it earns from the Albuquerque Hyatt (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on such income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest and any such affiliated entities and Funding II or an affiliate of Funding II, (iv) pursuant to the Guaranty, RoseStar's individual members have guaranteed RoseStar's obligations under the Lease, and (v) in the view of Funding II, Southwest's capitalization is adequate to allow Southwest to assume its obligations as lessee under the Lease.

          2.    Income Derived in the Case of a Default under the Lease

          If Funding II were required to reimburse Hyatt for the costs of operating the Albuquerque Hyatt because of a default by Southwest under the terms of the Management Agreement, we have concluded that the income derived by Funding II from the Albuquerque Hyatt would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests. This is because, if Funding II were required to reimburse Hyatt for the cost of operating the Albuquerque Hyatt, this would constitute an event of default under Article 16.1(c) of the Lease, allowing Funding II to terminate Southwest's leasehold interest in the Albuquerque Hyatt. As a result of such a termination of the Lease, any income derived by Funding II from the Albuquerque Hyatt after the default would be treated as income from foreclosure property.

          Funding II would be able to continue to operate the Albuquerque Hyatt after any default under the Lease, without affecting its status as foreclosure property, because Hyatt, an independent contractor, from whom the Company will not derive any income, will provide all services relating to its operation. A REIT can use foreclosure property in the conduct of an

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 12

active trade or business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(21)

          Real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(22) This is not the case in the present situation because (i) the Albuquerque Hyatt is projected to generate enough gross income to cover the payments to Hyatt under the Management Agreement, (ii) in connection with
Section 7.7 the Lease, as amended, Southwest has represented that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, as amended, Southwest has agreed to retain all of the income it earns from the Albuquerque Hyatt (except distributions to its beneficial owners in an amount sufficient to pay their federal and state income taxes on such income) until such time as Southwest and any affiliate of Southwest (including RoseStar) which has entered into a long-term lease of a hotel with Funding II or any affiliate of Funding II (including the Operating Partnership) have accumulated and are holding in reserve funds in the aggregate which are sufficient to enable Southwest and any affiliated entities to pay at least one monthly payment of base rent under each lease between Southwest and any such affiliated entities and Funding II or an affiliate of Funding II, (iv) pursuant to the Guaranty, RoseStar's individual members have guaranteed RoseStar's obligations under the Lease, and (v) in the view of Funding II, Southwest's capitalization is adequate to allow Southwest to assume its obligations as lessee under the Lease.

          The Albuquerque Hyatt would in any event qualify as foreclosure property only for a period of up to two years, beginning of the date of its acquisition by Funding II, unless Funding II obtains an extension of the grace period from the IRS.(23) Therefore, in the event Funding II takes possession of the Albuquerque Hyatt as a result of a default under the Lease, presumably Funding II will sell the Albuquerque Hyatt or, within two years, rent it to another tenant under a lease that will produce "rents from real property."





--------------------

(21) Section 856(e)(4)(C). (The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third party managers. P.L.R.
      9420013 (2/15/94).)

(22)  Treas. Reg. Section 1.856-6(b)(3).

(23)  Section 856(e)(2).

Crescent Real Estate Equities, Inc.
April 1, 1996
Page 13

          F.    Conclusions

          Based on the assumptions and representations stated above, it is our opinion that (i) all of the income that Funding II derives from the Albuquerque Hyatt will be treated as "qualifying income" for purposes of the 95 percent test and (ii) all of the income that Funding II derives from the Albuquerque Hyatt, will be treated as "qualifying income" for purposes of the 75 percent test.

    III.  Additional Limitations

          The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter.

                                        Very truly yours,


                                        SHAW, PITTMAN, POTTS & TROWBRIDGE


                                        By: /s/ CHARLES B. TEMKIN
                                            ---------------------------------
                                                Charles B. Temkin, P.C.

                                 July 26, 1996


Crescent Real Estate Equities, Inc.
900 Third Avenue
Suite 1800
New York, New York 10022


     Re:   Canyon Ranch

Ladies and Gentlemen:

         You have requested certain opinions regarding the application of U.S. federal income tax laws to Crescent Real Estate Equities, Inc. (the "Company") and Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") in connection with the acquisition of Canyon Ranch, a health and fitness resort located in Tucson, Arizona from Canyon Ranch, Inc. ("CRI").

I.       TRANSACTION DOCUMENTS

         In rendering the opinions expressed below, we have examined and relied upon the following documents (collectively, the "Transaction Documents"):

         (i) the Contribution Agreement between CRI and the Operating Partnership, dated July 26, 1996 ("the Contribution Agreement");

        (ii) the Lease Agreement between CRI and Canyon Ranch Leasing, L.L.C. ("CRL"), dated July 26, 1996 (the "Lease");

       (iii) the Management Agreement between CRI and Canyon Ranch Management, L.L.C. ("CRM"), dated July 26, 1996 (the "Management Agreement");

        (iv) the Assignment and Assumption of Management Agreement between CRI and the Operating Partnership, dated July 26, 1996 (the "Assignment and Assumption Agreement");

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 2

         (v) the Assignment and Assumption of Master Lease between CRI and the Operating Partnership, dated July 26, 1996;

        (vi) the Assignment and Assumption of Contracts between CRI and the Operating Partnership, dated July 26, 1996;

       (vii) the Assignment and Assumption of Store Leases between CRI and the Operating Partnership, dated July 26, 1996;

      (viii) the Asset Purchase Agreement between CRL, CRI and the Operating Partnership, dated July 26, 1996 (the "FF & E Purchase Agreement");

        (ix) the Contract of Sale between CRI and CRL, dated July 26, 1996 (the "Life Share Contract");

         (x) the Promissory Note for $2,400,000 with CRL as maker and the Operating Partnership as payee bearing interest at the rate of 10.75 percent, dated July 26, 1996 (the "Crescent FF & E Note");

        (xi) the Promissory Note in the amount of $648,360 with CRL as maker and the Operating Partnership as payee bearing interest at the rate of 10.75 percent per annum, dated July 26, 1996 (the "Life Share Note");

       (xii) the Security Agreement between CRL and the Operating Partnership, dated July 26, 1996 (the "Security Agreement");

      (xiii) the Promissory Note in the amount of $162,090 with CRL as maker and RoseStar Management, L.L.C. ("RoseStar") as payee bearing interest at the rate of 10.75 percent per annum, dated July 26, 1996 ("RoseStar Life Share Note");

       (xiv) the Guaranty Agreement between RoseStar as GUARANTOR and the Operating Partnership, dated July 26, 1996 (the "Guaranty");

        (xv)      the Limited Guaranty Agreement between Gerald Haddock, John
                  C. Goff and Sanjay Varma, together, as guarantors and the Operating Partnership, dated July 26, 1996 (the "Limited Guaranty");

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 3

       (xvi) the Agreement Between CRI as Lessee and the Operating Partnership as Substitute Lessor, dated July 26, 1996;

      (xvii) the Option Agreement between Melvin Zuckerman ("Zuckerman") and RoseStar, dated July 26, 1996 (the "Zuckerman Option Agreement");

     (xviii) the Option Agreement between Jerry Cohen ("Cohen") and RSCR Arizona Corp., a Delaware Corporation ("RSCR"), dated July 26, 1996 (the "Cohen Option Agreement");

       (xix) the Option Agreement between CRL and the Operating Partnership, dated July 26, 1996 (the "Life Share Option Agreement");

        (xx)      the Articles of Organization of RoseStar (the "RoseStar
                  Articles");

       (xxi)      the Regulations of RoseStar (the "RoseStar Regulations");

      (xxii)      the Articles of Organization of CRL (the "CRL Articles");

     (xxiii)      the Regulations of CRL (the "CRL Regulations");

      (xxiv)      the Articles of Incorporation of RSCR;

       (xxv)      the Bylaws of RSCR;

      (xxvi) the First Amended and Restated Articles of Incorporation of Crescent Real Estate Equities, Inc. (the "Crescent Articles"); and

     (xxvii) such other documents or information as we deemed necessary for the opinions set forth below.

II.      BACKGROUND OF TRANSACTION

         A. The Management Agreement: Under the Management Agreement, CRI, as owner of Canyon Ranch, has contracted with CRM to manage and operate Canyon Ranch, to collect all Canyon Ranch receipts, and to manage certain related properties and time share programs (as described more fully below). In addition, CRM has also agreed to honor resort memberships issued to various persons by CRI. CRM was also granted the right to issue

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 4

additional memberships in the resort in the future. In exchange for these services, CRM is to be paid a profits-based management fee collected from the gross receipts of the resort.

         Under the Management Agreement, CRI, as owner, is obligated to establish a capital improvement reserve to be funded from gross receipts from the resort. CRM, as manager, is entitled to withdraw funds from this reserve to pay for capital improvements and additions to the furniture, fixtures and equipment used in connection with the resort.

         Section 15.2 of the Management Agreement requires that all assignments of the Management Agreement (other than certain assignments to permitted transferees) be approved by CRM and under Section 15.3 of the Management Agreement any assignees are bound by the obligations of the owner under the Management Agreement.

         B. The Lease: Under the terms of the Lease, CRL leased the following property (the "Leased Property") from CRI: (i) the land, buildings, fixtures and other improvements commonly known as Canyon Ranch; (ii) various contracts entitling persons to use the guest rooms and/or the resort facilities; (iii) various contracts (excluding employment contracts) relating to the operation of the resort; (iv) CRI's interest as owner under the Management Agreement (including the obligation to fund the capital improvement reserve); (v) CRI's interest under certain Individual Unit Management Agreements and a Common Element Management Agreement relating to the Canyon Ranch Casitas (described more fully below); (vi) CRI's interest under certain Individual Unit Management Agreements relating to the Canyon Ranch Estates (described more fully below); (vii) CRI's interest under all existing leases of the resort property; and (viii) certain personal property used in connection with the resort. The Leased Property does not include certain machinery, equipment, fixtures, furniture, vehicles, artwork, signage and other decorative items located in or used in connection with the operation of the resort (the "FF & E"), which was sold by CRI to CRL (as described more fully below).

         C. The Zuckerman and Cohen Option Agreements: Under the Zuckerman Option Agreement, Zuckerman granted to RoseStar, a Texas limited liability company, the exclusive option to purchase, on or after December 15, 1996, but not after December 31, 1996, his 99 percent interest in CRL, the Delaware limited liability company that is lessee under the Lease. In order to exercise this option, RoseStar must give notice to Zuckerman and pay him $1.00. In addition, under the Zuckerman Option Agreement, Zuckerman has the right to require RoseStar to purchase his 99 percent interest in CRL for $1.00 at any time on or after December 15, 1996, but not after December 31, 1996.

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 5

         Currently, Sanjay Varma owns a 91 percent interest in the assets and net profits of RoseStar, while Gerald W. Haddock and John C. Goff, the managers of RoseStar, each own a 4.5 percent interest in its assets and net profits.

         Under the Cohen Option Agreement, Cohen granted to RSCR the exclusive option to purchase, on or after December 15, 1996, but not after December 31, 1996, his one percent interest in CRL. In order to exercise this option, RSCR must give notice to Cohen and pay him $1.00. In addition, under the Cohen Option Agreement, Cohen has the right to require RSCR to purchase his one percent interest in CRL for $1.00 at any time on or afterDecember 15, 1996, but not after December 31, 1996.

         Sanjay Varma owns 91 percent of the stock of RSCR. Gerald W. Haddock and John C. Goff each own 4.5 percent of the stock of RSCR.

         D.      The Contribution Agreement and the Assignment and Assumption
Agreement: Under the Contribution Agreement, CRI contributed the land, buildings, fixtures and other improvements commonly known as Canyon Ranch, as well as certain personal property used in connection with the operation of the resort to the Operating Partnership, subject to the Lease and the Management Agreement, in exchange for Units in the Operating Partnership. Under the Contribution Agreement, the Operating Partnership also acquired CRI's interest as owner under the Management Agreement and as lessor under the Lease.

         Under the Assignment and Assumption Agreement, the Operating Partnership assumed and agreed to perform all obligations of CRI as owner under the Management Agreement to the extent that such obligations are not performed by CRL as lessee under the Lease.

         E. FF & E: As noted above, the Operating Partnership did not acquire any of the FF & E. Instead, CRL purchased the FF & E from CRI under the Asset Purchase Agreement with the proceeds of a loan. The loan, in the principal amount of $2,400,000, was made to CRL by the Operating Partnership, is evidenced by the Crescent FF & E Note, and is secured by the FF & E under the terms of the Security Agreement.

         F. Canyon Ranch Casitas: Adjacent to Canyon Ranch is the Canyon Ranch Casitas Subdivision, consisting of 47 platted lots. Immediately prior to the execution of the Contribution Agreement and the Life Share Property Contract, CRI owned interests in 19 of these lots. The interests owned by CRI consisted of: (a) the fee interest in 10 developed lots, which are used for accommodations just like other rooms contained in Canyon Ranch proper, (b) the fee interest in 6 unimproved lots, and (c) the fee interest in three improved lots (the

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 6

"Casitas Time Share Lots") dedicated to the Canyon Ranch Casitas time share program (described more fully below). Under the terms of the Contribution Agreement, CRI's fee interest in the 10 developed and 6 undeveloped lots in the Casitas Subdivision was contributed to the Operating Partnership subject to the Lease and the Management Agreement. As a consequence, CRM will be responsible for operating these lots for CRL. CRI sold its interest in the Casitas Time Share Lots to CRL under the terms of the Life Share Property Contract. CRL borrowed funds pursuant to the Life Share Note to acquire these lots.

         The other 28 lots in the Canyon Ranch Casitas subdivision are not owned by CRI (one is owned by Zuckerman and the other 27 are owned by third parties) and have not been contributed to the Operating Partnership. However, under the terms of the Management Agreement, CRM has assumed the obligation to manage approximately 20 of these lots under the terms of certain Individual
Unit Management Agreements between CRI and the owners of these lots.   CRM has
also assumed CRI's obligation to maintain certain common areas in the Canyon Ranch Casitas subdivision under the terms of a Common Element Management Agreement. Under prior agreements, CRI granted third parties using the Casitas units the right to use the resort facilities in exchange for an additional fee. Under the terms of the Management Agreement, CRM has assumed CRI's obligations under these prior agreements.

         G. Canyon Ranch Estates: Also adjacent to Canyon Ranch is the Canyon Ranch Estates Subdivision. Immediately prior to the execution of the Contribution Agreement, CRI owned interests in five units in the Canyon Ranch Estates Subdivision. The interests owned by CRI consisted of: (a) the fee interest in one house in the Canyon Ranch Estates Subdivision used for accommodations just like other rooms contained in Canyon Ranch proper, and (b) the fee interest in three improved lots (the "EstatesTime Share Lots") dedicated to the Canyon Ranch Hacienda time share program (described more fully below). Under the terms of the Contribution Agreement, CRI's fee interest in the house in the Canyon Ranch Estates subdivision was contributed to the Operating Partnership subject to the Lease and the Management Agreement. As a consequence, CRM will be responsible for operating this unit for CRL. CRI sold its interest in the Estates Time Share Lots to CRL under the terms of the Life Share Property Contract. CRL borrowed funds pursuant to the Life Share Note to acquire these lots.

         The other units in the Canyon Ranch Estates Subdivision were not contributed to the Operating Partnership.

         H. Time Share Arrangements: Time share arrangements exist with respect to the Casitas Time Share Lots and the Estates Time Share Lots. Purchasers of time share interests

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 7

in these properties ("Interval Owners") entered into agreements with CRI that allow the Interval Owners to (i) become members of Canyon Ranch, (ii) use the time share accommodations for a certain period of time each year, and (iii) receive certain personal health benefits. However, an Interval Owner must pay to CRI additional fees for use of the spa, for meals and any special services utilized. Interval Owners must also pay an annual maintenance fee to their life share association (described more fully below). Under the Management Agreement, CRM has agreed to perform all duties of CRI, as owner, under these time share arrangements, to the extent such duties do not arise after the termination of the Management Agreement. CRM has also agreed not to sell any more time share interests under any of the above described programs.

III.     REQUESTED OPINIONS

         You have asked for our opinion concerning the impact that the purchase of Canyon Ranch will have on the ability of the Company to continue to qualify as a real estate investment trust (a "REIT") under section 856.(1) Specifically, you have requested that we render opinions addressing the following:

         1. whether the Lease will be treated as a lease for federal income tax purposes;

         2. whether the income that the Operating Partnership derives from the Lease will be treated as "qualifying income" for purposes of the 95 percent and 75 percent gross income tests for REIT qualification under section 856(c); and

         3. whether the income that the Operating Partnership derives from the Crescent FF & E Note and the Life Share Note will be treated as "qualifying income" for purposes of the 75 percent gross income test for REIT qualification under section 856(c)(3).

IV.      LEGAL BACKGROUND

         A.      75 Percent and 95 Percent Tests

         In order to qualify as a REIT for tax purposes, the Company must satisfy certain tests with respect to the composition of its gross income on an annual basis. First, at least 75 percent of the Company's gross income (excluding gross income from certain prohibited





--------------------

(1) All section references herein are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 8

transactions) for each taxable year must consist of temporary investment income or of certain defined categories of income derived directly or indirectly from investments relating to real property or mortgages on real property. These categories include, subject to various limitations, rents from real property, interest on mortgages on real property, gains from the sale or other disposition of real property (including interests in real property and mortgages on real property) not primarily held for sale to customers in the ordinary course of business, income from foreclosure property, and amounts received as consideration for entering into either loans secured by real property or purchases or leases of real property.(2) Second, at least 95 percent of the Company's gross income (excluding gross income from certain prohibited transactions) for each taxable year must be derived from income qualifying under the 75 percent test and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.(3)

         In applying these income tests, REITs that are partners in a partnership are required to include in their gross income their proportionate share of the partnership's gross income. In addition, such REITs are to treat this partnership gross income as retaining the same character as the items of gross income of the partnership for purposes of section 856.(4) Thus, the character of any income derived by the Operating Partnership from Canyon Ranch will affect the ability of the Company to qualify as a REIT.

         B.      Rents from Real Property

         Rents from real property satisfy both the 75 percent and 95 percent tests for REIT qualification only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.(5) Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10 percent or more of the REIT, directly or constructively, owns 10 percent or more of such tenant (a "Related Party Tenant").(6) Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15 percent of the total rent received under the lease, then the portion of rent attributable to such personal





--------------------

(2) Section 856(c)(3).

(3) Section 856(c)(2).

(4) Treas. Reg. Section 1.856-3(g).

(5) Section 856(d)(2)(A).

(6) Section 856(d)(2)(B).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 9

property will not qualify as "rents from real property."(7) Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. However, rents will be qualified as "rents from real property" if a REIT directly performs services in connection with the lease of the property, if those services are "usually or customarily rendered" in connection with the rental of space for occupancy, and such services are not considered to be rendered to the occupant of the property.(8)

         C.      Income from Foreclosure Property

         Income from foreclosure property is treated as "qualifying income" for purposes of the 75 percent and 95 percent tests (although any net income from foreclosure property is taxed at the maximum corporate rate). Foreclosure property is any real property, and any personal property incident to such real property, acquired by a REIT through default under a mortgage or a lease. A REIT may elect to treat such property as foreclosure property for a grace period of up to two years.(9) However, such property will cease to qualify as foreclosure property if it is used by the REIT in a trade or business more than 90 days after it is acquired and it is not operated through an independent contractor from whom the REIT does not derive or receive any income.(10) Moreover, property is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(11)

V.       OPINIONS

         A.      Lease Will be Treated as a Lease for Federal Income Tax
                 Purposes

         In order for any income derived by the Operating Partnership from Canyon Ranch to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax





--------------------

(7)  Section 856(d)(1)(C).

(8)  Sections 856(d)(1)(B), 856(d)(2)(C).

(9)  Section 856(e).

(10) Section 856(e)(4).

(11) Treas. Reg. Section 1.856-6(b)(3).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 10

purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted at the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(12)

         In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(13)

         We have concluded that the Lease will be treated as a lease for Federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) the Operating Partnership and CRL intend their relationship to be that of lessor and lessee (as evidenced by the terms of the





--------------------

(12) See, e.g., Xerox Corp. v. U.S., 80-2 USTC Paragraph 9530 (Ct. Cl. Tr. Div. 1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

(13) P.L.R. 8918012 (January 24, 1989).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 11

Lease), (ii) CRL, as tenant under the Lease, will have the right to exclusive possession, use and quiet enjoyment of Canyon Ranch during the term of the Lease and the right to uninterrupted control in the operation of the business conducted at Canyon Ranch (subject to its assumption of the Management Agreement), (iii) CRL will dictate how Canyon Ranch is maintained and improved,
(iv) CRL will bear all the costs and expenses of operating Canyon Ranch, (v) CRL will benefit from any savings in the costs of operating Canyon Ranch during the term of the Lease, (vi) in the event of damage or destruction to Canyon Ranch, CRL will be at economic risk because its obligation to make rental payments will not abate, (vii) CRL will indemnify the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Lease by reason of injury to persons or damage to property occurring at Canyon Ranch or CRL's use, management, maintenance or repair of Canyon Ranch,
(viii) CRL is obligated to pay substantial fixed rent for the period of use of Canyon Ranch, regardless of whether its revenues exceed its costs and expenses, and (ix) CRL stands to incur substantial losses (or derive substantial profits) depending on how successfully it operates Canyon Ranch.

         We do not believe that our conclusion that the Lease of Canyon Ranch will be treated as a lease for Federal income tax purposes is affected by the fact that CRL entered the Lease subject to its assumption of CRI's obligations under the preexisting Management Agreement. The Management Agreement gives CRM control over the day-to-day operation of Canyon Ranch and allows CRM to share with CRL in the benefits of any increases in revenues or cost savings in the operation of Canyon Ranch. However, CRM's operation of Canyon Ranch will not be controlled by the Operating Partnership, and the Management Agreement does not affect the fact that CRL bears most of the risk of loss if Canyon Ranch is not successful. Moreover, the IRS has issued a private letter ruling in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the day-to-day operations of the hotels.(14) This ruling suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

         B.      Percentage Rent Provision is not Profit-Based

         Pursuant to the Lease, CRL will be obligated to pay the Operating Partnership base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the





--------------------

(14) See, P.L.R. 8117036 (January 27, 1981).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 12

percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(15)

         Under the terms of Article 4.2 of the Lease, the Lessee will pay percentage rent during the first seven years of the Lease on an annual basis equal to the sum of (i) 15 percent of the amount by which gross receipts from the Leased Property exceed $29,000,000 (with such amount not exceeding $4,000,000), (ii) 11 percent of the amount by which gross receipts from the Leased Property exceed $33,000,000 (with such amount not exceeding $7,000,000), and (iii) 8.5 percent of the amount by which gross receipts from the Leased Property exceed $40,000,000. During years eight through ten of the Lease the Lessee will pay percentage rent equal to the sum of (i) 20 percent of the amount by which gross receipts from the Leased Property exceed $29,000,000 (with such amount not exceeding $4,000,000), (ii) 16 percent of the amount by which the gross receipts from the Leased Property exceed $33,000,000 (with such amounts not exceeding $7,000,000) and (iii) 15 percent of the amount by which gross receipts from the Leased Property exceed $40,000,000. This formula effectively rewards the tenant for any increases in gross receipts over the threshold amounts. This type of formula does not base the percentage rent on the tenant's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(16) Moreover, the Operating Partnership has represented that (i) the floor amounts used to compute the percentage rent under the Lease do not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and certain projections regarding Canyon Ranch's expected future performance, the Lease appears to conform with normal business practice.

         C.      CRL is not a "Related Party Tenant"

         Rents derived under the Lease will not qualify as "rents from real property" if CRL is treated as a "related party tenant." CRL will be treated as a "related party tenant" if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns





--------------------

(15) Treas. Reg. Section 1.866-4(b)(3).

(16) See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26, 1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 13

10 percent or more of the entity's assets or net profits.(17) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5). Those rules generally provide that if 10 percent or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person. In determining whether CRL is a "related party tenant" it is necessary to consider not only CRL's current ownership, but also its potential ownership after the exercise of the Zuckerman and Cohen Options. This is because, for federal income tax purposes, the Zuckerman and Cohen Options are likely to be treated as currently exercised. These options are likely to be treated as currently exercised, because each is composed of a matching put and call option for CRL stock with a nominal exercise price.

                 1.       CRL's Current Ownership

         CRL will not be treated as a "related party tenant" under its current ownership because two individuals, Zuckerman and Cohen, collectively own a 100 percent interest in CRL's assets and net profits. In reaching this conclusion, we recognize that Zuckerman and Cohen each own certain Units of the Operating Partnership as a result of the Acquisition Transaction.(18) We also recognize that the Operating Partnership has an option to acquire a 30 percent interest in a management company that will also be owned by Zuckerman. The Operating Partnership has represented that (i) Zuckerman and Cohen do not individually, or as a group, own more than 10 percent of the value of the Company's stock,
(ii) in the future Zuckerman and Cohen are not expected to own more than 10 percent of the value of the Company's stock individually, or as a group, and
(iii) neither the Operating Partnership nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of CRL at any time in the future. Moreover, Article 7.8 of the Lease will prevent CRL and its members and managers from acquiring, directly or constructively, a greater than six percent stock interest in the Company without the Operating Partnership's prior written consent, and Section 6.4 of the First Amended and Restated Articles of Incorporation of the Company prevents CRL and its members and managers from acquiring more than 8 percent of the Company's stock.



--------------------

(17) Section 856(d)(2)(B)(ii).

(18) See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 14

                 2. CRL's Ownership-Treating the Zuckerman and Cohen Options as Exercised

         CRL will not be treated as a "related party tenant" if the Zuckerman and Cohen Options are treated as exercised because after exercise of these options a 99 percent interest in CRL's assets and net profits will be owned by RoseStar, with the remaining one percent interest owned by RSCR. An individual, Sanjay Varma, currently owns a 91 percent interest in the assets and net profits of RoseStar and 91 percent of the stock of RSCR. In reaching this conclusion, we recognize that Sanjay Varma owns certain Units of the Operating Partnership.(19) The Operating Partnership has represented that (i) Sanjay Varma does not own more than 10 percent of the value of the Company's stock, (ii) Sanjay Varma is not expected to own more than 10 percent of the value of the Company's stock in the future, and (iii) neither the Operating Partnership nor the Company intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of RoseStar at any time in the future. In concluding that CRL will not be treated as a "related party tenant" if the Zuckerman and Cohen Options are treated as exercised, we have applied the definition of related party tenant set forth in section 856(d)(2)(B)(ii), which applies to tenants which are not corporations. If CRL is not treated as a partnership for federal income tax purposes, but is instead treated as an association taxable as a corporation, then the applicable definition of related party tenant is the one set forth in section 856(d)(2)(B)(i), which looks to control over voting securities. If CRL were treated as a corporation for federal income tax purposes, Gerald W. Haddock and John C. Goff could possibly be deemed to control all of its voting stock, because of the extensive powers that they are granted as managers of RoseStar under the RoseStar Regulations. If this were the case, it would be necessary to consider whether the ownership of such voting stock could possibly be attributed to the Company under the constructive ownership rules described above or otherwise.

         An entity which has associates and an objective to carry on a business for joint profit will be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management; (iii) limited liability; and (iv) free transferability of interests.(20) The entity must also have no other characteristics which are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics.(21) The IRS has applied this four-factor test in determining whether





--------------------

(19) See Rev. Rul. 73-194, 1973-1 C.B. 355 (described above).

(20) Treas. Reg. Section 301.7701-2(a).

(21) See Rev. Rul. 79-106, 1979-1 C.B. 448.

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 15

limited liability companies formed under the ArizonaLimited Liability Company Act (Ariz. Rev. Stat. Ann., Title 29, Chapter 4, sections 29-601 through 29-857
(1992), referred to herein as the "Act") are partnerships for federal income tax purposes.(22) The IRS has issued Rev. Proc. 95-10, which specifies conditions which must be satisfied for a limited liability company to receive a favorable advanced ruling that it will be classified as a partnership for federal income tax purposes.(23) CRL should satisfy these conditions.
However, such conditions are applicable only in determining whether rulings will be issued and are not intended as substantive rules for determination of partnership status.

         An organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time.(24)
Section 29-781.A of the Act provides that an LLC organized under the Act is dissolved on the occurrence of the first of the following: (1) at the time or on the happening of the events specified for dissolution in the articles of organization or an operating agreement; (2) the written consent to dissolve by all members; (3) an event of withdrawal of a member under section 29-733 of the Act, unless the business of the LLC is continued by one or more managers or members pursuant to a right to continue stated in an operating agreement or, if an operating agreement does not provide a right to continue, by agreement or consent of all of the remaining members within 90 days after the event of withdrawal; (4) entry of a judgment of dissolution under section 29-785 of the Act; or (5) acquisition by a single person of all outstanding interests in the LLC. Section 29-733 of the Act provides that, except as approved by the written consent of all members at the time, a person ceases to be a member of an LLC on the occurrence of any of the following events of withdrawal: (1) the member withdraws from the LLC as provided in section 29-734; (2) on assignment of all the member's interest and admission of one or more of the assignees as a member; (3) the member is expelled as a member pursuant to the articles of organization or a operating agreement; (4) unless otherwise provided in an operating agreement, the member does any of the following: (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudicated as bankrupt or insolvent, (d) files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or rule, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in a bankruptcy, insolvency, reorganization or similar proceeding, (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the member or of all or any substantial part of the





--------------------

(22) See, e.g., Rev. Rul. 93-93, 1993-42 I.R.B. 13; and P.L.R. 9321047
(February 25, 1993).

(23) 1995-3 I.R.B. 20.

(24) Treas. Reg. Section 301.7701-2(b)(3).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 16

member's property; or (5) if a member is a natural person, the member's death, or the entry of an order or judgment by a court of competent jurisdiction adjudicating the member incompetent to manage the member's person or the member's estate. Section 7.1.1 of the CRL Articles provides that CRL shall be dissolved upon any withdrawal event, as defined in Section 29-733 of the Act, unless a majority in interest of the remaining members consent to continue CRL (and CRL has a least two remaining members). Accordingly, CRL will lack the corporate characteristic of continuity of life.An organization will be treated as possessing the corporate characteristic of free transferability of interests if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization.(25) Section 29-732.A of the Act provides that an interest in an LLC is personal property and, is assignable in whole or in part; an assignment of an interest in an LLC does not dissolve the LLC or entitle the assignee to participate in the management of the business and affairs of the LLC or to become a member or to exercise the rights of a member, unless the assignee is admitted as a member as provided in section 29-731 of the Act. Section 29-731.B.2 of the Act provides that after an LLC's initial articles of organization are filed, a person who is an assignee of all or part of a member's interest in an LLC may become a member on the approval or consent of all members or of any one or more members who have the right under an operating agreement to admit additional members. Section 29-731.B.3 provides that if the person is an assignee of an interest in the LLC of a member who has the power under an operating agreement to grant the assignee the right to become a member, the assignee may become a member on the exercise of the power in compliance with all conditions limiting the member's exercise of the power. Article 5 of the CRL Articles provides, in part, that no member shall have the right to substitute in its place a transferee. Accordingly, CRL will lack the corporate characteristic of free transferability of interests.

         An organization will be treated as lacking the corporate characteristic of centralization of management if management decisions are made by a vote of the majority of beneficial owners.(26) Section 3.1 of the CRL Articles provides that CRL's management is vested in its members. Accordingly, CRL will lack the corporate characteristic of centralization of management. Because CRL will lack the corporate characteristics of continuity of life , free transferability of interests and centralization of management, in our opinion it will be treated as partnership for federal income tax purposes.





--------------------

(25) Treas. Reg. Section 301.7701-2(e).

(26) Treas. Reg. Section 301.7701-2(g), Ex. (7).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 17

         D.      Incidental Personal Property

                 1. Rents Attributable to Personal Property Will Be Treated as "Rents from Real Property"

         As noted above, the rents attributable to the Operating Partnership's personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable year as (i) the average of the adjusted bases of the personal property leased under or in connection with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(27)
Section 36.2 of the Lease provides that the average of the adjusted bases of the personal property leased to the lessee under the Lease at the beginning and end of any calendar year shall not exceed 15 percent of the average of the adjusted tax bases of the Leased Property at the beginning and at the end of each such calendar year. In addition, the Operating Partnership has represented that the adjusted tax basis of the personal property leased under or in connection with the Lease will not represent more than 15 percent of the aggregate adjusted tax basis of Canyon Ranch at any time.

         2. Payments Attributable to RoseStar's Acquisition of Certain Personal Property Will Not Be Treated as "Rents from Real Property"

         Pursuant to Article I of the Contribution Agreement, the conveyance to the Operating Partnership did not include the FF & E. Instead, the FF & E was sold by CRI to CRL in exchange for the proceeds of loans from the Operating Partnership. Under the terms of Article 7.5 of the Lease, however, the lessee is obligated to transfer and assign the FF & E upon termination of the Lease to a person designated by the lessor at a price equal to the then existing fair market value of the FF & E.

         The Operating Partnership will not be treated as the tax owner of the FF & E. The FF & E is owned by CRL. The payments that the Operating Partnership will receive under the Crescent FF & E Note will not qualify as "rents from real property." Instead, such payments will be treated for federal income tax purposes as payments of principal and interest resulting from the Operating Partnership's financing of CRL's purchase of the FF & E. The payments pursuant to this financing, to the extent they constitute interest, will be "qualifying income" for





--------------------

(27) Section 856(d)(1)(C).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 18

purposes of the 75 percent test. However, because the financing will be secured by personal property under the terms of the Security Agreement, rather than real property, such interest will not be "qualifying income" for purposes of the 95 percent test. Similarly , interest accruing under the Life Share Note, which is also secured by the FF & E under the terms of the Security Agreement, will also be treated as "qualifying income" for purposes of the 75 percent test, but not for purposes of the 95 percent test.

         E.      Provision of Services by the Operating Partnership

                 1.       Income Derived under the Terms of the Lease

         Although the Operating Partnership may treat charges for services customarily furnished or rendered in connection with the rental of Canyon Ranch as "rents from real property," any services rendered to the occupants of Canyon Ranch must be furnished or rendered by an independent contractor from whom the Company does not derive or receive any income.(28) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of Canyon Ranch, the cost of such services must not be borne by the Operating Partnership.(29) Under the terms of the Lease, the Operating Partnership will not be required to provide any services, customary or noncustomary, in
connection with the rental of Canyon Ranch.   Instead, all services relating to
the operation of Canyon Ranch will be provided by CRM under the terms of the Management Agreement. The Operating Partnership will not bear the cost of any of the services provided by CRM. Instead, such costs will be borne by CRL, which as lessee under the Lease has assumed the obligations of the owner under the Management Agreement.

         Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of Canyon Ranch by CRM will have no effect on the qualification of the income derived from Canyon Ranch as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day-to-day operations of the hotels.(30) Our conclusion is not altered by the fact that the Operating Partnership will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by CRL, as lessee under the Lease. The Operating Partnership should not be treated as bearing the cost of the services provided by CRM merely because it could possibly be held liable for CRL's obligations under




--------------------

(28) Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

(29) Treas. Reg. Section 1.856-4(b)(5).

(30) See, P.L.R. 8117036 (January 27, 1981).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 19

the Management Agreement. The Operating Partnership is not retaining this liability in an attempt to provide services to CRL. Instead, it is retaining this liability only as an accommodation, in order to gain CRM's consent to its purchase of Canyon Ranch. Moreover, the Operating Partnership believes that it is highly unlikely that it will ever be required to reimburse CRM for the costs and expenses of operating Canyon Ranch because of a default by CRL in its obligations as owner under the Management Agreement. This is because (i) Canyon Ranch is projected to generate enough gross income to cover the payments to CRM under the Management Agreement, (ii) in connection with Section 7.7 of the Lease, CRL represents that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, CRL covenants that it will retain all income generated by the Leased Property and shall not distribute any earnings to its beneficial owners, except as needed for federal and state income taxes payable on taxable income from the Leased Property, until the tenant has accumulated and is holding in reserve funds which are sufficient to pay at least one monthly payment of Base Rent under the Lease, plus at least one monthly payment of Base Rent under all other leases between lessor and lessee, (iv) RoseStar has guaranteed CRL's obligations under the Lease and its individual members have guaranteed CRL's obligations under the Lease (as well as the Crescent FF & E Note and the Life Share Note) up to $200,000, and (v) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume its obligations as guarantor under the Guaranty.

                2.       Income Derived in the Case of a Default under the Lease

         If the Operating Partnership were required to reimburse CRM for the costs of operating Canyon Ranch because of a default by the Tenant under the terms of the Management Agreement, we have concluded that the income derived by the Operating Partnership from Canyon Ranch would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests. This is because, if the Operating Partnership were required to reimburse CRM for the cost of operating Canyon Ranch, this would constitute an event of default under Article 16.1(c) of the Lease, allowing the Operating Partnership to terminate the lessee's leasehold interest in Canyon Ranch. As a result of such a termination of the Lease, any income derived by the Operating Partnership from Canyon Ranch after the default would be treated as income from foreclosure property.

         The Operating Partnership would be able to continue to operate Canyon Ranch after any default under the Lease, without affecting its status as foreclosure property. This is because CRM will provide all services relating to the operation of Canyon Ranch and CRM will qualify as an independent contractor from whom the Company will not derive any income. As noted above, a REIT can use foreclosure property in the conduct of an active trade or

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 20

business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(31)

         As noted above, real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(32) This is not the case in the present situation because (i) Canyon Ranch is projected to generate enough gross income to produce a profit for CRL, (ii) in connection with Section 7.7 of the Lease, the Tenant represents that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, the tenant covenants that it will retain all income generated by the Leased Property and shall not distribute any earnings to its beneficial owners, except as needed for federal and state income taxes payable on taxable income from the Leased Property, until the tenant has accumulated and is holding in reserve funds which are sufficient to pay at least one monthly payment of Base Rent under the Lease, plus at least one monthly payment of Base Rent under all other leases between lessor and lessee, (iv) RoseStar has guaranteed CRL's obligations under the Lease and its individual members have guaranteed CRL's obligations under the Lease (as well as the Crescent FF & E Note and the Life Share Note) up to $200,000, and (v) in the view of the Operating Partnership, RoseStar's capitalization is adequate to allow RoseStar to assume its obligations as guarantor under the Guaranty.

         Canyon Ranch would qualify as foreclosure property only for a period of up to two years, beginning on the date of its acquisition by the Operating Partnership, unless the Operating Partnership obtains an extension of the grace period from the IRS.(33) Therefore, in the event the Operating Partnership takes possession of Canyon Ranch as a result of a default under the Lease, presumably the Operating Partnership will sell Canyon Ranch or within two years rent it to another tenant under a lease that will produce "rents from real property."

VI.      ASSUMPTIONS AND REPRESENTATIONS

         In providing these opinions, we have with your permission assumed the following: (i) the due authorization, execution and delivery by all parties thereto of the Transaction





--------------------

(31) Section 856(e)(4)(C). The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third party managers. P.L.R. 9420013 (2/15/94).

(32) Treas. Reg. Section 1.856-6(b)(3).

(33) Section 856(e)(2).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 21

Documents, (ii) the authenticity of the originals of the Transaction Documents and the genuineness of all signatures; (iii) the conformity to the original of all documents submitted to us as copies; (iv) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions;
(v) that each party to the Transaction Documents has the power and authority to enter into and perform all of its obligations thereunder; (vi) that each of the Transaction Documents is a legal, valid and binding obligation, enforceable in accordance with its terms; and (vii) that each legal entity that is a party to the Transaction Documents validly existing and in good standing under the laws of the United States of America or one of the States thereof or the District of Columbia. As to questions of fact material to such opinions, we have with your permission, when relevant facts were not independently established. relied upon, and assumed the truth, accuracy and completeness of, written and oral statements and representations made by or on behalf of the parties to the Transaction Documents by their respective officers or agents. With your permission, we have further assumed that each of the parties to each of the Transaction Documents fully complies with its obligations thereunder.

         In addition, these opinions are conditioned upon certain representations made by the Company and the Operating Partnership as to factual and other matters as set forth in the attached letter. Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the representations made by the Company and the Operating Partnership. We are not, however, aware of any facts or circumstances contrary to or inconsistent with the representations. To the extent the representations are with respect to matters set forth in the Code or Treasury Regulations, we have reviewed with the individuals making such representations the relevant provisions of the Code, the Treasury Regulations and published administrative interpretations.

         Our opinions contained herein are based in part upon our conclusion that the U.S. federal income tax treatment of the transactions contemplated by the Transaction Documents will be determined based on their economic substance. Although there can be no assurance that the IRS will not take one or more contrary positions, it is our opinion that none of those positions, if asserted by the IRS, would prevail. However, because our opinions are not binding on the IRS or the courts, there can be no assurance that contrary positions may not be successfully asserted by the IRS. Our opinions are based upon the present provisions of the Code, the regulations promulgated thereunder, administrative rulings, judicial decisions, and any other applicable authorities published and in effect on the date hereof (all of which are subject to change, both prospectively and retroactively).

Crescent Real Estate Equities, Inc.
July 26, 1996
Page 22


         This letter and the opinions contained herein are based solely upon our knowledge of the relevant facts. In this opinion, the words "our knowledge" or words to similar effect signify that, in the course of our representation of the Company or the Operating Partnership, in matters with respect to which we have been engaged as counsel by such entity, no information has come to the attention of those attorneys in our firm having detailed knowledge of this transaction and the substance of this opinion that gives such attorneys current, actual knowledge that any such opinions are not accurate.
In rendering this opinion, we have undertaken no investigation with respect to such matters and we have not undertaken to communicate the details of this transaction to all members or employees of our firm who may have performed, and are currently performing, services for the Company or the Operating Partnership, or any other person or entity.

         The opinions contained herein are issued, and our opinions herein are expressed, as of the date hereof. These opinions and this letter are limited to the matters expressly set forth herein, and no statements or opinions may be inferred beyond such matters. We do not assume any responsibility to update these opinions or advise you of changes resulting from events (whether or note they come to our attention) that may occur after the date hereof, including, without limitation, future transactions or other actions under the Transaction Documents, or any inaccuracy in any of the representations or warranties upon which we have relied in rendering these opinions.

VII.     CONCLUSION

         Based on the assumptions stated above, it is our opinion that (i) the Lease will be treated as a lease for federal income tax purposes, (ii) all of the income that the Operating Partnership derives under the Lease will be treated as "qualifying income" for purposes of the 95 percent test, and (iii) all of the income the Operating Partnership derives under the Crescent FF & E Note and the Life Share Note will be treated as "qualifying income" for purposes of the 75 percent test.

                                            Very Truly Yours,

                                            SHAW, PITTMAN, POTTS & TROWBRIDGE


                                            By: /s/ CHARLES B. TEMKIN
                                               ------------------------------
                                                    Charles B. Temkin, P.C.

                              December 11, 1996



Crescent Real Estate Equities Company
777 Main Street
Suite 2100
Fort Worth, Texas 76102


Re:      Canyon Ranch Lenox

Ladies and Gentlemen:

         You have requested certain opinions regarding the application of U.S. federal income tax laws to Crescent Real Estate Equities Company ("Crescent Equities") and Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") in connection with the acquisition by Crescent Real Estate Funding VI, L.P. ("Funding VI") of Canyon Ranch, a health and fitness resort located in Lenox, Massachusetts from Canyon Ranch - Bellefontaine Associates, L.P. ("CRBA").

I.       Transaction Documents

         In rendering the opinions expressed below, we have examined and relied upon the following documents (collectively, the "Transaction Documents"):

         (i) the Purchase Agreement between CRBA and the Operating Partnership, ("the Contribution Agreement") dated October 12, 1996;

         (ii) the Lease Agreement between CRBA and Vintage Resorts, L.L.C. ("Vintage"), dated December 11, 1996 (the "Lease");

         (iii) the Management Agreement between CRBA and Canyon Ranch Management, L.L.C. ("CRM"), dated December 11, 1996 (the "Management Agreement");

         (iv) the Assignment and Assumption of Purchase Agreement between the Operating Partnership and Funding VI, dated December 5, 1996;

Crescent Real Estate Equities Company
December 11, 1996
Page 2


         (v) the Assignment and Assumption of Management Agreement between CRBA and Funding VI, dated December 11, 1996;

         (vi) the Assignment and Assumption of Master Lease between CRBA and Funding VI, dated December 11, 1996;

         (vii) the Assignment and Assumption of Contracts between CRBA and Funding VI, dated December 11, 1996;

         (viii) the Assignment and Assumption of Store Leases between CRBA and Funding VI, dated December 11, 1996;

         (ix) the Limited Guaranty Agreement between Gerald Haddock, John C. Goff and Harry H. Frampton, together, as guarantors and Funding VI, dated December 5, 1996 (the "Limited Guaranty");

         (x) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding VI, L.P. dated December 11, 1996 (the "Funding VI Agreement");

         (xi) the Certificate of Limited Partnership of Crescent Real Estate Funding VI, L.P.;

         (xii)   the Articles of Incorporation of CRE Management VI Corp;

         (xiii)  the Bylaws of CRE Management VI Corp.;

         (xiv) the Restated Declaration of Trust of Crescent Real Estate Equities Company, and

         (xv) such other documents or information as we deemed necessary for the opinions set forth below.

II.      Background of Transaction

         A.      The Management Agreement

         Under the Management Agreement, CRBA, as owner of Canyon Ranch, has contracted with CRM to manage and operate Canyon Ranch and to collect all Canyon Ranch

Crescent Real Estate Equities Company
December 11, 1996
Page 3


receipts. In addition, CRM has also agreed to honor resort memberships issued to various persons by CRBA. CRM was also granted the right to issue additional memberships in the resort in the future. In exchange for these services, CRM is to be paid a profits-based management fee collected from the gross receipts of the resort.

         Under the Management Agreement, CRBA, as owner, is obligated to establish a capital improvement reserve to be funded from gross receipts from the resort. CRM, as manager, is entitled to withdraw funds from this reserve to pay for capital improvements and additions to the furniture, fixtures and equipment used in connection with the resort. Section 15.2 of the Management Agreement requires that all assignments of the Management Agreement (other than certain assignments to permitted transferees) be approved by CRM; and under
Section 15.3 of the Management Agreement any assignees are bound by the obligations of the owner under the Management Agreement.

         B.      The Lease

         Under the terms of the Lease, Vintage leased the following property (the "Leased Property") from CRBA and assumed the related obligations: (i) the land, buildings, fixtures and other improvements commonly known as "Canyon Ranch in the Berkshires;" (ii) all personal property, tangible or intangible, owned by CRBA and used in connection with the operation of Canyon Ranch; (iii) various contracts entitling persons to use the guest rooms and/or the resort facilities; (iv) various contracts (excluding employment contracts) relating to the operation of the resort; and (v) CRBA's interest as owner under the Management Agreement.

         C.      The Purchase Agreement and the Assignment and Assumption
                 Agreements

         Under the Purchase Agreement, the Operating Partnership agreed to purchase and CRBA agreed to sell the land, buildings, fixtures and other improvements commonly known as Canyon Ranch, as well as certain personal property used in connection with the operation of the resort to the Operating Partnership, subject to the Lease and the Management Agreement. Under the Purchase Agreement, the Operating Partnership also acquired CRBA's interest as owner under the Management Agreement and as lessor under the Lease.

         Under the Assignment and Assumption of Purchase Agreement, the Operating Partnership transferred to Funding VI, a partnership in which the Operating Partnership holds a 99 percent limited partnership interest, its right and obligation to purchase Canyon Ranch from CRBA.

Crescent Real Estate Equities Company
December 11, 1996
Page 4



         Under the subsequent Assignment and Assumption of Management Agreement, Funding VI assumed and agreed to perform all obligations of CRBA as owner under the Management Agreement to the extent that such obligations are not performed by Vintage as lessee under the Lease.

III.     Requested Opinions

         You have asked for our opinion concerning the impact that the purchase of Canyon Ranch will have on the ability of Crescent Equities to continue to qualify as a real estate investment trust (a "REIT") under section 856.(1) Specifically, you have requested that we render an opinions addressing (i) whether the Lease will be treated as a lease for federal income tax purposes and (ii) whether the income that the Operating Partnership derives from the lease will be treated as "qualifying income" for purposes of the 95 percent and 75 percent gross income tests for REIT qualification under section 856(c).

IV.      Legal Background

         A.      75 Percent and 95 Percent Tests

         In order to qualify as a REIT for tax purposes, Crescent Equities must satisfy certain tests with respect to the composition of its gross income on an annual basis. First, at least 75 percent of Crescent Equities' gross income (excluding gross income from certain prohibited transactions) for each taxable year must consist of temporary investment income or of certain defined categories of income derived directly or indirectly from investments relating to real property or mortgages on real property. These categories include, subject to various limitations, rents from real property, interest on mortgages on real property, gains from the sale or other disposition of real property (including interests in real property and mortgages on real property) not primarily held for sale to customers in the ordinary course of business, income from foreclosure property, and amounts received as consideration for entering into either loans secured by real property or purchases or leases of real property.(2) Second, at least 95 percent of Crescent Equities' gross income (excluding gross income from certain prohibited transactions) for each taxable year must be derived from income qualifying under the 75 percent test and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.(3)


---------------
(1) All section references herein are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations issued thereunder, unless otherwise noted.

(2)      Section 856(c)(3).

(3)      Section 856(c)(2).

Crescent Real Estate Equities Company
December 11, 1996
Page 5


         In applying these income tests, REITs that are partners in a partnership are required to include in their gross income their proportionate share of the partnership's gross income. In addition, such REITs are to treat this partnership gross income as retaining the same character as the items of gross income of the partnership for purposes of section 856.(4) Thus, the character of any income derived by the Operating Partnership, through its partnership interest in Funding VI, from Canyon Ranch will affect the ability of Crescent Equities to qualify as a REIT.

         B.      Rents from Real Property

         Rents from real property satisfy both the 75 percent and 95 percent tests for REIT qualification only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.(5) Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10 percent or more of the REIT, directly or constructively, owns 10 percent or more of such tenant (a "Related Party Tenant").(6) Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15 percent of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."(7) Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. However, rents will be qualified as "rents from real property" if a REIT directly performs services in connection with the lease of the property, if those services are "usually or customarily rendered" in connection with the rental of space for occupancy, and if such services are not considered to be rendered to the occupant of the property.(8)




---------------
(4)     Treas. Reg. Section 1.856-3(g).

(5)     Section 856(d)(2)(A).

(6)     Section 856(d)(2)(B).

(7)     Section 856(d)(1)(C).

(8)     Sections 856(d)(1)(B), 856(d)(2)(C).

Crescent Real Estate Equities Company
December 11, 1996
Page 6


         C.      Income from Foreclosure Property

         Income from foreclosure property is treated as "qualifying income" for purposes of the 75 percent and 95 percent tests (although any net income from foreclosure property is taxed at the maximum corporate rate). Foreclosure property is any real property, and any personal property incident to such real property, acquired by a REIT through default under a mortgage or a lease. A REIT may elect to treat such property as foreclosure property for a grace period of up to two years.(9) However, such property will cease to qualify as foreclosure property if it is used by the REIT in a trade or business more than 90 days after it is acquired and it is not operated through an independent contractor from whom the REIT does not derive or receive any income.(10) Moreover, property is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(11)

V.       Opinions

         A.      Lease Will be Treated as a Lease for Federal Income Tax
                 Purposes

         In order for any income derived by the Operating Partnership, through its partnership interest in Funding VI, from Canyon Ranch to constitute either "rents from real property," or in the case of a default under the Lease, "gross income from foreclosure property," the Lease must be treated as a lease for federal income tax purposes and not be treated as a service contract, management contract or other type of arrangement. This determination depends on an analysis of all of the surrounding facts and circumstances. In making this determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the business conducted at the property that is provided to the lessee (e.g., whether the lessee has substantial rights of control over the operation of the property and its business), (iv) the extent to which the lessee has the risk of loss from operations of the business conducted at the property (e.g., whether the lessee bears the risk of increases in operating expenses and of decreases in revenues), and (v) the extent to which the lessee has the opportunity to benefit from operations of the business conducted at the property (e.g., whether the lessee benefits from decreased operating expenses or increased revenues).(12)



---------------
(9)     Section 856(e).

(10)    Section 856(e)(4).

(11)    Treas. Reg. Section 1.856-6(b)(3).

(12)    See, e.g., Xerox Corp. v. U.S., 80-2 USTC  9530 (Ct. Cl. Tr. Div.
        1980), aff'd per curiam, 656 F.2d 659 (Ct. Cl. 1981).

Crescent Real Estate Equities Company
December 11, 1996
Page 7


         In addition, section 7701(e) provides that a contract that purports to be a service contract, partnership agreement, or another type of arrangement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in any savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract, partnership agreement, or some other type of arrangement should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.(13)

         We have concluded that the Lease will be treated as a lease for federal income tax purposes, rather than a service contract, management contract or other type of arrangement. This conclusion is based, in part, on the following facts: (i) Funding VI and Vintage intend their relationship to be that of lessor and lessee (as evidenced by the terms of the Lease), (ii) Vintage, as tenant under the Lease, will have the right to exclusive possession, use and quiet enjoyment of Canyon Ranch during the term of the Lease and the right to uninterrupted control in the operation of the business conducted at Canyon Ranch (subject to its assumption of the Management Agreement), (iii) Vintage will dictate how Canyon Ranch is maintained and improved, (iv) Vintage will bear all the costs and expenses of operating Canyon Ranch, (v) Vintage will benefit from any savings in the costs of operating Canyon Ranch during the term of the Lease, (vi) in the event of damage or destruction to Canyon Ranch, Vintage will be at economic risk because its obligation to make rental payments will not abate, (vii) Vintage will indemnify Funding VI against all liabilities imposed on Funding VI during the term of the Lease by reason of injury to persons or damage to property occurring at Canyon Ranch or Vintage's use, management, maintenance or repair of Canyon Ranch,
(viii) Vintage is obligated to pay substantial fixed rent for the period of use of Canyon Ranch, regardless of whether its revenues exceed its costs and expenses, and (ix) Vintage stands to incur




---------------
(13)    P.L.R. 8918012 (January 24, 1989).

Crescent Real Estate Equities Company
December 11, 1996
Page 8


substantial losses (or derive substantial profits) depending on how successfully it operates Canyon Ranch.

         We do not believe that our conclusion that the Lease of Canyon Ranch will be treated as a lease for federal income tax purposes is affected by the fact that Vintage entered the Lease subject to its assumption of CRBA's obligations under the preexisting Management Agreement. The Management Agreement gives CRM control over the day-to-day operation of Canyon Ranch and allows CRM to share with Vintage in the benefits of any increases in revenues or cost savings in the operation of Canyon Ranch. CRM's operation of Canyon Ranch will not be controlled by the Operating Partnership, however, and the Management Agreement does not affect the fact that Vintage bears most of the risk of loss if Canyon Ranch is not successful. Moreover, the IRS has issued a private letter ruling in which it treated leases of several hotel properties as producing "rents from real property" in a situation where the lessees had contracted with a third party to conduct the day-to-day operations of the hotels.(14) This ruling suggests that the IRS will respect a lease of a hotel for federal income tax purposes even if the hotel is operated by an independent contractor rather than by the lessee.

         B.      Percentage Rent Provision is not Profit-Based

         Pursuant to the Lease, Vintage will be obligated to pay Funding VI base rent and percentage rent. Under the regulations, percentage rent based on a percentage of gross receipts or sales in excess of a floor amount, which is how the percentage rent is structured under the Lease, will not qualify as "rents from real property" unless (i) such floor amount does not depend in whole or in part on the income or profits of the lessee, (ii) the percentage and the floor amount are fixed at the time the lease is entered into, (iii) the percentage and the floor amount are not renegotiated during the term of the lease in a manner that has the effect of basing the percentage rent on income or profits, and (iv) the percentage and the floor amount conform with normal business practice.(15)

         Under the terms of Article 4.2 of the Lease, the Lessee will pay percentage rent on an annual basis equal to the sum of (i) 28 percent of the amount by which gross receipts from the Leased Property exceed $20,000,000 (with such amount not exceeding $7,000,000), (ii) 21 percent of the amount by which gross receipts from the Leased Property exceed $27,000,000 (with such amount not exceeding $8,000,000), and (iii) 15 percent of the amount by which gross receipts from the Leased Property exceed $35,000,000. This formula




---------------
(14)    See P.L.R. 8117036 (January 27, 1981).

(15)    Treas. Reg. Section 1.856-4(b)(3).

Crescent Real Estate Equities Company
December 11, 1996
Page 9


effectively rewards the tenant for any increases in gross receipts over the threshold amounts. This type of formula does not base the percentage rent on the tenant's income or profits, and similar formulas have been treated by the IRS as generating "rents from real property."(16) Moreover, the Operating Partnership has represented that (i) the floor amounts used to compute the percentage rent under the Lease do not depend in whole or in part on the income or profits of any person, (ii) the percentage rent provision of the Lease will not be renegotiated during the term of the Lease or at the expiration or earlier termination of the Lease in a manner that has the effect of basing the rent on income or profits, and (iii) the percentage rent provision of the Lease conforms with normal business practice. In addition, based on our experience and an examination of the Lease and certain projections regarding Canyon Ranch's expected future performance, the Lease appears to conform with normal business practice.

         C.      Vintage is not a "Related Party Tenant"

         Rents derived under the Lease will not qualify as "rents from real property" if Vintage is treated as a "related party tenant." Vintage will be treated as a "related party tenant" if Crescent Equities, or an owner of 10 percent or more of Crescent Equities, directly or constructively owns 10 percent or more of Vintage's assets or net profits.(17) Constructive ownership is determined for purposes of this test by applying the rules of section 318(a) as modified by section 856(d)(5). Those rules generally provide that if 10 percent or more in value of the stock of a company is owned, directly or indirectly, by or for any person, the company is considered as owning the stock owned, directly or indirectly, by or for such person. Vintage will not be treated as a "related party tenant" under its current ownership because three individuals, Frampton, Goff, and Haddock, collectively own a 100 percent interest in Vintage's assets and net profits; Frampton owns 91 percent, and Goff and Haddock each own 4.5 percent. In reaching this conclusion, we recognize that each individual owns certain Units of the Operating Partnership.(18) The Operating Partnership has represented that (i) Frampton, Goff, and Haddock do not individually, or as a group, own more than 10 percent of the value of Crescent Equities' stock, (ii) in the future Frampton, Goff, and Haddock are not expected to own more than 10 percent of the value of Crescent Equities' stock individually, or as a group, and (iii) neither the Operating Partnership nor Crescent





---------------
(16) See, e.g., P.L.R. 8803007 (September 23, 1987) (percentage rent based on gross revenues in excess of gross revenues for a base year treated as "rents from real property"); cf. P.L.R. 9104018 (October 26,
        1990) (interest based on gross revenues in excess of a floor amount treated as qualifying interest under section 856(f)).

(17)    Section 856(d)(2)(B)(ii).

(18) See Rev. Rul. 73-194, 1973-1 C.B. 355 (management company treated as an independent contractor with respect to a REIT, where an affiliate of the management company and the REIT were partners).

Crescent Real Estate Equities Company
December 11, 1996
Page 10


Equities intends to acquire, directly or constructively, an interest of 10 percent or more in the assets or net profits of Vintage at any time in the future. Moreover, Article 7.8 of the Lease will prevent Vintage and its members and managers from acquiring, directly or constructively, a greater than six percent stock interest in Crescent Equities without the Operating Partnership's prior written consent, and the Restated Declaration of Trust of Crescent Equities prevents Vintage and its members and managers from acquiring more than 8 percent of Crescent Equities' stock.

         D. Rents Attributable to Personal Property Will Be Treated as "Rents from Real Property"

         As noted above, the rents attributable to Funding VI's personal property leased under or in connection with the Lease must not be greater than 15 percent of the rents received under the Lease. The rent attributable to personal property leased under or in connection with a lease of real property is the amount that bears the same ratio to total rent for the taxable year as
(i) the average of the adjusted bases of the personal property leased under or in connection with a lease of real property at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of the real and personal property subject to the lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").(19) Section 36.2 of the Lease provides that the average of the adjusted bases of the personal property leased to the lessee under the Lease at the beginning and end of any calendar year shall not exceed 15 percent of the average of the adjusted tax bases of the Leased Property at the beginning and at the end of each such calendar year. In addition, Crescent Equities has represented that the adjusted tax basis of the personal property leased under or in connection with the Lease will not represent more than 15 percent of the aggregate adjusted tax basis of Canyon Ranch at any time.

         E.      Provision of Services by Funding VI

                 1.       Income Derived under the Terms of the Lease

         Although Funding VI may treat charges for services customarily furnished or rendered in connection with the rental of Canyon Ranch as "rents from real property," any services rendered to the occupants of Canyon Ranch must be furnished or rendered by an independent contractor from whom Crescent Equities does not derive or receive any income.(20) Moreover, to the extent that any independent contractors provide noncustomary services to the occupants of Canyon Ranch, the cost of such services must not be borne by




---------------
(19)    Section 856(d)(1)(C).

(20)    Sections 856(d)(1), 856(d)(2)(C); Treas. Reg. Section 1.512(b)-1(c)(5).

Crescent Real Estate Equities Company
December 11, 1996
Page 11


Funding VI.(21) Under the terms of the Lease, Funding VI will not be required to provide any services, customary or noncustomary, in connection with the rental of Canyon Ranch. Instead, all services relating to the operation of Canyon Ranch will be provided by CRM under the terms of the Management Agreement. Funding VI will not bear the cost of any of the services provided by CRM. Instead, such costs will be borne by Vintage, which as lessee under the Lease has assumed the obligations of the owner under the Management Agreement.

         Based on the foregoing, we believe that the provision of any noncustomary services to the occupants of Canyon Ranch by CRM will have no effect on the qualification of the income derived from Canyon Ranch as "rents from real property." In fact, the IRS has issued a private letter ruling in which it has treated the income derived from several leases of hotel properties as "rents from real property" in a situation where the lessees had contracted with a third-party to conduct the day-to-day operations of the hotels.(22) Our conclusion is not altered by the fact that Funding VI will remain liable for any obligations arising under the Management Agreement, to the extent that they are not satisfied by Vintage, as lessee under the Lease. Funding VI should not be treated as bearing the cost of the services provided by CRM merely because it could possibly be held liable for Vintage's obligations under the Management Agreement. Funding VI is not retaining this liability in an attempt to provide services to Vintage. Instead, it is retaining this liability only as an accommodation, in order to gain CRM's consent to its purchase of Canyon Ranch. Moreover, Funding VI believes that it is highly unlikely that it will ever be required to reimburse CRM for the costs and expenses of operating Canyon Ranch because of a default by Vintage in its obligations as owner under the Management Agreement. This is because (i) Canyon Ranch is projected to generate enough gross income to cover the payments to CRM under the Management Agreement, (ii) in connection with Section 7.7 of the Lease, Vintage represents that it has a net worth of at least $200,000, (iii) in connection with Section
7.9 of the Lease, Vintage covenants that it will retain all income generated by the Leased Property and shall not distribute any earnings to its beneficial owners, except as needed for federal and state income taxes payable on taxable income from the Leased Property, until the tenant has accumulated and is holding in reserve funds which are sufficient to pay at least one monthly payment of Base Rent under the Lease, plus at least one monthly payment of Base Rent under all other leases between lessor and lessee, and (iv) Gerald W. Haddock, John C. Goff and Harry H. Frampton have guaranteed Vintage's obligations under the Lease.





---------------
(21)    Treas. Reg. Section 1.856-4(b)(5).

(22)    See P.L.R. 8117036 (January 27, 1981).

Crescent Real Estate Equities Company
December 11, 1996
Page 12


                2.       Income Derived in the Case of a Default under the Lease

         If Funding VI were required to reimburse CRM for the costs of operating Canyon Ranch because of a default by the Tenant under the terms of the Management Agreement, we have concluded that the income derived by Funding VI from Canyon Ranch would be treated as "qualifying income" for purposes of the 75 percent and 95 percent tests. This is because, if Funding VI were required to reimburse CRM for the cost of operating Canyon Ranch, this would constitute an event of default under Article 16.1(c) of the Lease, allowing Funding VI to terminate the lessee's leasehold interest in Canyon Ranch. As a result of such a termination of the Lease, any income derived by Funding VI from Canyon Ranch after the default would be treated as income from foreclosure property.

         Funding VI would be able to continue to operate Canyon Ranch after any default under the Lease, without affecting its status as foreclosure property. This is because CRM will provide all services relating to the operation of Canyon Ranch and CRM will qualify as an independent contractor from whom the Company will not derive any income. As noted above, a REIT can use foreclosure property in the conduct of an active trade or business, as long as this is done through the use of an independent contractor, from whom the REIT does not derive or receive any income.(23)

         As noted above, real property acquired upon default under a lease is not eligible to be treated as foreclosure property if the lease is entered into with an intent to evict or foreclose, or if the REIT knows or has reason to know that default would occur.(24) This is not the case in the present situation because (i) Canyon Ranch is projected to generate enough gross income to produce a profit for Vintage, (ii) in connection with Section 7.7 of the Lease, the Tenant represents that it has a net worth of at least $200,000, (iii) in connection with Section 7.9 of the Lease, the tenant covenants that it will retain all income generated by the Leased Property and shall not distribute any earnings to its beneficial owners, except as needed for federal and state income taxes payable on taxable income from the Leased Property, until the tenant has accumulated and is holding in reserve funds which are sufficient to pay at least one monthly payment of Base Rent under the Lease, plus at least one monthly payment of Base




---------------
(23) Section 856(e)(4)(C). The IRS clearly intended for REITs to be able to treat hotels operated by independent contractors as foreclosure property. For instance, the Treasury regulations defining foreclosure property refer to hotel properties twice. See, Treas. Reg. Sections 1.856-6(b)(2), 1.856-6(d)(2). In addition, the IRS has also recently issued a private letter ruling in which it treated income received from hotels acquired pursuant to a bankruptcy petition as income from foreclosure property, where the hotels were operated by third party managers. P.L.R. 9420013 (February 15, 1994).

(24)    Treas. Reg. Section 1.856-6(b)(3).

Crescent Real Estate Equities Company
December 11, 1996
Page 13


Rent under all other leases between lessor and lessee, and (iv) Gerald W. Haddock, John C. Goff, and Harry H. Frampton have guaranteed Vintage's obligations under the Lease up to $200,000. Canyon Ranch would qualify as foreclosure property only for a period of up to two years, beginning on the date of its acquisition by Funding VI, unless Funding VI obtains an extension of the grace period from the IRS.(25) Therefore, in the event Funding VI takes possession of Canyon Ranch as a result of a default under the Lease, presumably Funding VI will sell Canyon Ranch or within two years rent it to another tenant under a lease that will produce "rents from real property."

VI.      Assumptions and Representations

         In providing these opinions, we have with your permission assumed the following: (i) the due authorization, execution and delivery by all parties thereto of the Transaction Documents, (ii) the authenticity of the originals of the Transaction Documents and the genuineness of all signatures; (iii) the conformity to the original of all documents submitted to us as copies; (iv) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions; (v) that each party to the Transaction Documents has the power and authority to enter into and perform all of its obligations thereunder; (vi) that each of the Transaction Documents is a legal, valid and binding obligation, enforceable in accordance with its terms; and (vii) that each legal entity that is a party to the Transaction Documents validly existing and in good standing under the laws of the United States of America or one of the States thereof or the District of Columbia. As to questions of fact material to such opinions, we have with your permission, when relevant facts were not independently established. relied upon, and assumed the truth, accuracy and completeness of, written and oral statements and representations made by or on behalf of the parties to the Transaction Documents by their respective officers or agents. With your permission, we have further assumed that each of the parties to each of the Transaction Documents fully complies with its obligations thereunder.

         In addition, these opinions are conditioned upon certain representations made by the Company and the Operating Partnership as to factual and other matters as set forth in the attached letter. Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the representations made by Crescent Equities and the Operating Partnership. We are





---------------
(25)    Section 856(e)(2).

Crescent Real Estate Equities Company
December 11, 1996
Page 14


not, however, aware of any facts or circumstances contrary to or inconsistent with the representations. To the extent the representations are with respect to matters set forth in the Code or Treasury Regulations, we have reviewed with the individuals making such representations the relevant provisions of the Code, the Treasury Regulations and published administrative interpretations.

         Our opinions contained herein are based in part upon our conclusion that the U.S. federal income tax treatment of the transactions contemplated by the Transaction Documents will be determined based on their economic substance. Although there can be no assurance that the IRS will not take one or more contrary positions, it is our opinion that none of those positions, if asserted by the IRS, would prevail. Because our opinions are not binding on the IRS or the courts, however, there can be no assurance that contrary positions may not be successfully asserted by the IRS. Our opinions are based upon the present provisions of the Code, the regulations promulgated thereunder, administrative rulings, judicial decisions, and any other applicable authorities published and in effect on the date hereof (all of which are subject to change, both prospectively and retroactively).

         This letter and the opinions contained herein are based solely upon our knowledge of the relevant facts. In this opinion, the words "our knowledge" or words to similar effect signify that, in the course of our representation of Crescent Equities or the Operating Partnership, in matters with respect to which we have been engaged as counsel by such entity, no information has come to the attention of those attorneys in our firm having detailed knowledge of this transaction and the substance of this opinion that gives such attorneys current, actual knowledge that any such opinions are not accurate. In rendering this opinion, we have undertaken no investigation with respect to such matters and we have not undertaken to communicate the details of this transaction to all members or employees of our firm who may have performed, and are currently performing, services for Crescent Equities or the Operating Partnership, or any other person or entity.

         The opinions contained herein are issued, and our opinions herein are expressed, as of the date hereof. These opinions and this letter are limited to the matters expressly set forth herein, and no statements or opinions may be inferred beyond such matters. We do not assume any responsibility to update these opinions or advise you of changes resulting from events (whether or note they come to our attention) that may occur after the date hereof, including, without limitation, future transactions or other actions under the Transaction Documents, or any inaccuracy in any of the representations or warranties upon which we have relied in rendering these opinions.

Crescent Real Estate Equities Company
December 11, 1996
Page 15


VII.     Conclusion

         Based on the assumptions stated above, it is our opinion that (i) the Lease will be treated as a lease for federal income tax purposes and (ii) all of the income that the Operating Partnership derives under the Lease through its partnership interest in Funding VI will be treated as "qualifying income" for purposes of the 95 percent test.

                                        Very Truly Yours,



                                        SHAW, PITTMAN, POTTS & TROWBRIDGE


                                        /s/  CHARLES B. TEMKIN, P.C.
                                        -------------------------------------

                                        By:  Charles B. Temkin, P.C.